UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 26, 1999


RIFKIN ACQUISITION PARTNERS, L.L.L.P.
RIFKIN ACQUISITION CAPITAL CORP.
(Exact name of registrants as specified in their charter)


	Colorado
	Colorado
	333-3084
	333-3084
	84-1317717
	84-1341424
	(State or other jurisdiction
	of incorporation)
	(Commission
	File Number)
	(I.R.S. Employer
	Identification No.)


360 South Monroe Street, Suite 600, Denver, Colorado
80209
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code:  (303) 333-1215






	No Change
	(Former name or former address, if changed since last report.)

Item 5.  Other Events.
Effective April 26, 1999, Rifkin Acquisition Partners, L.L.L.P.., a Colorado registered limited liability limited partnership ( "RAP"), Charter Communications, Inc., a Delaware corporation ("Charter") and the holders (the "RAP Sellers") of approximately 72.5% of the partnership interests in RAP (the "RAP Interests") entered into a Purchase and Sale Agreement (the "RAP Agreement"), pursuant to which Charter agreed to purchase all of the RAP Interests owned by the Sellers. Also on such date, pursuant to an additional Purchase and Sale Agreement by and among Charter, InterLink Communications Partners, LLLP, a Colorado registered limited liability limited partnership ("InterLink") and the holders (the "InterLink Sellers") of the partnership interests of InterLink (the "InterLink Interests"), Charter agreed to purchase all of the InterLink Interests, either (i) directly from certain holders or (ii) indirectly by purchasing all of the issued and outstanding stock of certain corporations that own the remaining InterLink Interests. By agreeing to acquire InterLink, Charter also agreed to indirectly acquire the remaining approximately 27.5% of the outstanding partnership interests in RAP, which is currently held directly by Greenwich Street (RAP) Partners I, L.P. ("Greenwich"), an indirect wholly-owned subsidiary of InterLink.

The Agreements set forth the terms and conditions of the proposed acquisition of the RAP Interests and the InterLink Interests by Charter and both Agreements are subject to certain customary conditions, including, without limitation, regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. A copy of each of the two Agreements is included herein as Exhibit 2.1 and 2.2. Such documents are incorporated by reference into this Item 5, and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

Item 7.	Financial Statements and Exhibits.
	(a)	Not applicable
	(b)	Not applicable.
        (c)     Exhibits.
2.1 Purchase and Sale Agreement dated April 26, 1999 by and among Rifkin Acquisition Partners, L.L.L.P. ("RAP"), Charter Communications, Inc., a Delaware corporation ("Charter") and the holders of certain partnership interests in RAP.
2.2 Purchase and Sale Agreement dated April 26, 1999 by and among InterLink Communications Partners, LLLP ("InterLink"), Charter and the holders of the partnership interests in InterLink.

 	SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						RIFKIN ACQUISITION PARTNERS, L.L.L.P.

     By:  /s/Dale D. Wagner                               May 7, 1999
     Dale D. Wagner
     Its:  Vice President, Secretary &
     Assistant Treasurer (Principal
     Financial and Accounting Officer)

EXHIBIT INDEX


Exhibit No.
Exhibit Description
Page
2.1
Purchase and Sale Agreement dated April 26, 1999 by and among Rifkin Acquisition Partners, L.L.L.P. ("RAP"), Charter Communications, Inc., a Delaware corporation ("Charter") and the holders of certain partnership interests in RAP.

2.2
Purchase and Sale Agreement dated April 26, 1999 by and among InterLink Communications Partners, LLLP ("InterLink"), Charter and the holders of the partnership interests in InterLink.

Exhibit 2.1

Certain information herein (which is indicated by inclusion of blank spaces) has been omitted and the Company has filed with the Securities and Exchange Commission pursuant to a confidential treatment request under the Freedom of Information Act.

PURCHASE AND SALE AGREEMENT
by and among
THE SELLERS LISTED ON
THE SIGNATURE PAGES HERETO,
RIFKIN ACQUISITION PARTNERS, L.L.L.P.

and

CHARTER COMMUNICATIONS, INC.
Dated as of April 26, 1999

ARTICLE I DEFINITIONS	1
ARTICLE II PURCHASE AND SALE OF PURCHASED INTERESTS	10
2.1	PURCHASE AND SALE OF PURCHASED INTERESTS.	10
2.2	PURCHASE PRICE.	10
2.3	PAYMENT OF PURCHASE PRICE.	10
2.4	ADJUSTMENTS AND PRORATIONS.	11
2.5	INDEMNITY ESCROW.	14
ARTICLE III CLOSING	14
3.1	CLOSING DATE.	14
3.2	DEFAULT; SPECIFIC PERFORMANCE.	15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS	15
4.1	TITLE TO PURCHASED INTERESTS.	15
4.2	ENFORCEABILITY OF AGREEMENT.	15
4.3	NO CONFLICT; REQUIRED FILINGS AND CONSENTS.	16
4.4	BROKERS' FEES.	16
4.5	ORGANIZATION AND QUALIFICATION.	16
4.6	AUTHORITY RELATIVE TO THIS AGREEMENT.	17
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY	17
5.1	ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.	17
5.2	ORGANIZATIONAL DOCUMENTS.	17
5.3	EFFECT OF AGREEMENT.	18
5.4	CAPITALIZATION.	18
5.5	AUTHORITY RELATIVE TO THIS AGREEMENT.	19
5.6	FINANCIAL STATEMENTS.	19
5.7	UNDISCLOSED LIABILITIES.	20
5.8	TAX RETURNS AND AUDITS.	20
5.9	FRANCHISES AND NECESSARY CONTRACTS.	21
5.10	MATERIAL AGREEMENTS AND OBLIGATIONS.	22
5.11	SYSTEMS' CAPACITY, CUSTOMERS AND RATES.	23
5.12	EMPLOYEES.	24
5.13	ABSENCE OF CERTAIN DEVELOPMENTS.	25
5.14	REAL PROPERTY.	26
5.15	TITLE TO ASSETS; PERSONAL PROPERTY.	26
5.16	COMPLIANCE WITH LAWS.	27
5.17	TRANSACTIONS.	29
5.18	LITIGATION AND LEGAL PROCEEDINGS.	29
5.19	BROKERS' FEES.	29
5.20	PLANS; ERISA.	29
5.21	INSURANCE, SURETY BONDS, DAMAGES.	31
5.22	ENVIRONMENTAL LAWS.	32
5.23	NO OTHER COMMITMENT TO SELL.	32
5.24	YEAR 2000.	32
5.25	TRADEMARKS, PATENTS AND COPYRIGHTS.	33
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER	33
6.1	ORGANIZATION.	33
6.2	AUTHORITY RELATIVE TO THIS AGREEMENT.	33
6.3	NO CONFLICT; REQUIRED FILINGS AND CONSENTS.	34
6.4	FINANCIAL CAPABILITY.	34
6.5	LITIGATION.	34
6.6	NO VIOLATION OF FCC CROSS OWNERSHIP RULES.	35
6.7	INVESTMENT INTENT; SOPHISTICATED BUYER.	35
6.8	FINDERS' AND BROKERS' FEES.	35
ARTICLE VII COVENANTS	35
7.1	ACCESS.	35
7.2	ENVIRONMENTAL ASSESSMENT.	36
7.3	INTERIM PERIOD OPERATIONS.	36
7.4	DELIVERY OF DOCUMENTS TO BUYER.	38
7.5	NO IMPAIRMENT OF TITLE.	39
7.6	NO AMENDMENT TO ORGANIZATIONAL DOCUMENTS.	39
7.7	FRANCHISE RENEWALS; REQUIRED CONSENTS; HSR FILINGS.	39
7.8	NOTIFICATION.	41
7.9	REASONABLE EFFORTS; ADDITIONAL ACTIONS.	41
7.10	TAX MATTERS.	42
7.11	RESTRUCTURING.	44
7.12	YEAR 2000 REMEDIATION PROGRAM.	45
7.13	EXCULPATION AND INDEMNIFICATION.	45
7.14	CREDIT FACILITY; SENIOR SUBORDINATED NOTES.	46
7.15	ADMISSION OF BUYER AS A SUBSTITUTE LIMITED PARTNER.	46
7.16	PUBLICITY.	46
7.17	SERVICES PROVIDED BY AND TO ALLIANCE.	46
ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL
PARTIES	46
8.1	ORDERS PROHIBITING CONSUMMATION OF TRANSACTIONS.	47
8.2	HSR ACT.	47
ARTICLE IX CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS	47
9.1	COMPLIANCE WITH AGREEMENT.	47
9.2	CORRECTNESS OF REPRESENTATIONS AND WARRANTIES.	47
9.3	NO ADVERSE CHANGE IN BUSINESS OR PROPERTIES.	47
9.4	CERTIFICATE OF OFFICER.	48
9.5	PROCEEDINGS AND DOCUMENTS.	48
9.6	OPINION OF COUNSEL.	48
9.7	OPINION OF FCC COUNSEL.	48
9.8	CONSENTS.	48
9.9	PURCHASE OF INTERESTS UNDER INTERLINK AGREEMENT.	48
9.10	SERVICES AGREEMENT.	48
ARTICLE X CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS	49
10.1	CORRECTNESS OF REPRESENTATIONS AND WARRANTIES.	49
10.2	COMPLIANCE WITH AGREEMENT.	49
10.3	CERTIFICATE OF OFFICER.	49
10.4	PROCEEDINGS AND DOCUMENTS.	49
10.5	OPINION OF COUNSEL.	49
10.6	SALE OF INTERESTS UNDER INTERLINK AGREEMENT.	49
10.7	SERVICES AGREEMENT.	50
ARTICLE XI RIGHTS TO TERMINATE; BREACH	50
11.1	TERMINATION.	50
ARTICLE XII [INTENTIONALLY OMITTED]	51
ARTICLE XIII MISCELLANEOUS	51
13.1	SELLER LIABILITY SEVERAL AND NOT JOINT.	51
13.2	APPOINTMENT OF SELLERS' REPRESENTATIVE.	51
13.3	EXPENSES.	51
13.4	KNOWLEDGE.	52
13.5	ASSIGNMENT.	52
13.6	SUCCESSORS.	52
13.7	ENTIRE AGREEMENT.	52
13.8	THIRD PARTIES.	52
13.9	AMENDMENTS IN WRITING.	52
13.10	GOVERNING LAW.
	53
13.11	INTERPRETATION.
	53
13.12	CERTAIN PROVISIONS RELATING TO R&A MANAGEMENT LLC'S 401(K) PLAN.
	53
13.13	NOTICES.
	54
13.14	SEVERABILITY.
	55
13.15	COUNTERPARTS.
	55


THIS PURCHASE AND SALE AGREEMENT is made and entered
into as of April 26, 1999 by and among the sellers listed on the signature pages hereto as of the date hereof (collectively, "Sellers"), and Rifkin Acquisition Partners, L.L.L.P., a Colorado registered limited liability limited partnership (the "Company"), and Charter Communications, Inc., a Delaware corporation ("Buyer").
WHEREAS,  Sellers collectively own all of the
outstanding partnership interests in the Company, with the exception of a limited partnership interest owned by Greenwich Street (RAP) Partners I, L.P., a Subsidiary of InterLink Communications Partners, LLLP ("InterLink"), which interest Buyer will be indirectly purchasing pursuant to a Purchase and Sale Agreement dated as of the date hereof (the "InterLink Agreement") among InterLink, the general and limited partners of InterLink, and Buyer;
WHEREAS, the Company and its subsidiaries own and
operate cable television systems and businesses in respect thereof serving customers in various areas in the States of Georgia, Illinois, and Tennessee (which areas of service are hereinafter collectively referred to as the "Service Areas"); WHEREAS, Sellers, severally and not jointly, in reliance upon the representations and warranties of Buyer, desire to sell to Buyer, and Buyer, in reliance upon the representations and warranties of Sellers and the Company, desires to purchase from Sellers, all of the outstanding partnership interests of the Company owned by Sellers, on the terms and subject to the conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall
have the following meanings:
1.1 "1992 Act" means the Cable Television Consumer
Protection and Competition Act of 1992, as amended.
1.2 "Accrued Vacation Pay" means the obligation of the Company to its employees for accrued vacation pay through the Closing Date.
1.3 "Additional Financial Statements" means (i) as to
monthly statements, the Company's unaudited Statement of Operations for each monthly period after the period ended December 31, 1998, and (ii) as to quarterly statements, the Company's unaudited Balance Sheet and related Statements of Operations and Statements of Changes in Financial Position for each quarterly period after the period ended December 31, 1998.
1.4 "Affiliate" has the meaning given to such term in
the Securities Exchange Act of 1934, as amended.
1.5 "Assets" means collectively all of the Company's business, assets, properties and rights used or useful by the Company in conducting its Business.
1.6 "Audited Financial Statements" has the meaning set
forth in Section 5.6.
1.7 "Basic Customers" means (i) all bona fide Non-
Delinquent CATV customers of the Systems (i.e., the first connections) that have paid in full, on a nondiscounted basis (other than senior citizen discounts and seasonal customer discounts), for at least one Monthly Billing Period for the services ordered by the respective customer, and to whom the respective System is rendering its basic (or expanded basic, as the case may be) CATV service (whether or not in conjunction with any tiered or premium services) at that System's then applicable monthly rate therefor, plus (ii) all Basic Customer Equivalents.
1.8 "Basic Customer Equivalents" means equivalent bona
fide Non-Delinquent CATV customers of the Systems that are commercial establishments and multi-dwelling units (e.g., bars, taverns, apartment buildings, dormitories, hospitals, etc.) that are billed on a bulk basis for basic (or expanded basic) service, which have paid in full the charges for at least one Monthly Billing Period. The number of Basic Customer Equivalents shall be deemed to be equal to the quotient that is derived from dividing: (a) the gross basic (or, if applicable, expanded basic) billings to all such commercial establishments, multi-dwelling units, or other customers that are billed on a bulk basis for basic (or expanded basic) service (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, any fees or charges for any outlet or connection other than the first outlet or connection in any single family household or (with respect to a bulk account, in any residential unit, e.g., an individual apartment or rental unit), pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment, multi-dwelling unit or other customer during the most recent Monthly Billing Period ended prior to the date of calculation (but excluding billings in excess of a single Monthly Billing Period's charge) by (b) the rate charged by the respective System to individual homes as of December 31, 1998, for basic service (or, (i) if the respective commercial establishment, multi-dwelling unit or other customer also takes expanded basic service, then by the rate charged by that System to individual homes as of December 31, 1998, for basic and expanded basic service and (ii) if the respective commercial establishment, multi-dwelling unit or other customer takes services which are neither expanded basic or basic services, then by a rate which is an equivalent retail rate for such service), exclusive of any charges for the additional services, franchise fees, taxes, etc. which are excluded from the calculation of gross basic (or, if applicable, expanded basic) billings set forth in clause (a) above, such rate to be not less than the respective System's standard rate for such service.
1.9 "Basic Customer Threshold" has the meaning set
forth in Section 2.4(a).
1.10 "Basic Services" means the lowest tier of CATV programming sold to customers of the Systems for which such customers pay a fixed monthly fee, excluding Expanded Basic Services, a la carte tiers, premium services, pay-per-view television and any charges for additional outlets and installation fees and any revenues derived from the rental of converters, remote control devices and other like charges for equipment.
1.11 "Business" means the provision of CATV and related ancillary services by the Company Group through the Systems in and around the Service Areas.
1.12 "Buyer" has the meaning set forth in the first
paragraph of this Agreement.
1.13 "Buyer Confidentiality Agreement" means the Confidentiality Agreement between Buyer and the Company dated as of January 18, 1999.
1.14 "CARS" means CATV relay service.
1.15 "CATV" means cable television.
1.16 "Charter Plan" has the meaning set forth in Section
13.12.
1.17 "Charter Transfer Plan" has the meaning set forth
in Section 13.12(c).
1.18 "Closing" has the meaning set forth in Section 3.1.
1.19 "Closing Adjustment Certificate" means the
certificate to be delivered by the Company to Buyer, not less than five business days prior to the Closing Date, pursuant to Section 2.4(c).
1.20 "Closing Date" has the meaning set forth in Section
3.1.
1.21 "Closing Escrow Agreement" means an indemnification escrow agreement substantially in the form of Exhibit 2.5 hereto.
1.22  "Communications Act" means the Communications Act
of 1934, as amended.
1.23 "Company Group" means the Company and each of its
Subsidiaries.
1.24 "Company's 401(k) Plan" has the meaning set forth
in Section 13.12.
1.25 "Computer Systems" means any hardware or software embedded systems, equipment and cable plant, or headend, building and other facilities used in connection with the Business, including any firmware, application programs, billing systems, operating systems, user interfaces, files and databases, that are date dependent or which process date related data, and that might be adversely affected by the advent or changeover to the year 2000 or by the advent or changeover to any leap year.
1.26 "Contract" means any contract, mortgage, deed of
trust, bond, indenture, lease, license, permit, note, Franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.
1.27 "Continuing Employees" has the meaning set forth in
Section 13.12.
1.28 "Credit Facility" means loans to the Company in the maximum principal amount of $145 million pursuant to an Amended and Restated Credit Agreement dated as of March 1, 1996 among the Company, First Union National Bank of North Carolina, as Administrative Agent, Bankers Trust Company, as Syndication Agent and the lenders party thereto.
1.29 "DeMinimis Agreements" means (i) the Company
Group's written or verbal agreements with customers (other than bulk customers) entered into in the ordinary course of business for the provision of CATV service at the standard rates charged by the respective System for such service, and
(ii) Contracts that are not Material Agreements because those Contracts involve payments of less than $25,000 individually over the life of such Contracts and less than $250,000 in the aggregate for all such Contracts over the life of such Contracts.
1.30 "Disbursement Agent" means R&A Management, LLC, a Colorado limited liability company.
1.31 "Effective Time" means the time on which the
Closing has been consummated on the Closing Date.
1.32 "Encumbrances" means, collectively, all debts,
claims, liabilities, obligations, taxes, liens, mortgages, security interests and other encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of the Company).
1.33 "Environmental Law" means any applicable federal,
state, or local law, statute, standard, ordinance, rule, regulation, code, license, permit, authorization, approval, and any consent order, administrative or judicial order, judgment, decree, injunction, or settlement agreement between any member of the Company Group and a governmental entity relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, land, plant and animal life or any other natural resource).
1.34 "Environmental Permit" means any permit, license, approval, consent or other authorization required by any applicable Environmental Law.
1.35 "Escrow Agent" means U.S. Bank, National
Association.
1.36 "Expanded Basic Services" means an optional tier of video services offered by any member of the Company Group to its customers under various different names, as such term is commonly used in the CATV industry.
1.37 "FAA" means the Federal Aviation Administration.
1.38 "FCC" means the Federal Communications Commission.
1.39 "FCC Licenses" means all licenses, permits, earth station registrations and other authorizations issued by the FCC and used in conjunction with the operation of any System or the Business.
1.40 "Final Closing Certificate" means the certificate
to be delivered by Buyer to Disbursement Agent within ninety
(90) days after the Closing Date pursuant to Section 2.4(d).
1.41 "Franchise" means, with respect to any System, the respective franchise agreement (or, in lieu thereof, the respective license, consent, permit, approval or authorization) entered into, issued or otherwise granted by any state or local (e.g., city, county, parish, town or village) governmental body, for the construction, installation or operation of that System, together with all relevant instruments, resolutions and franchise-related statutes and ordinances.
1.42 "GAAP" means generally accepted accounting
principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
1.43 "Governmental Authority" has the meaning set forth
in Section 4.3(b).
1.44 "Hazardous Substance" means any substance or
material, whether solid, liquid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity; Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam installation, lead and polychlorinated biphenyl classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law.
1.45 "Homes Passed" means all single family homes, and
all residential units in multi-dwelling units, capable of being serviced by any System without further trunk or feeder line construction.
1.46 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
1.47 "Improvements" means all buildings, structures,
CATV towers and fixtures, and other improvements now or hereafter actually or constructively attached to the Real Estate, and all modifications, additions, restorations or replacements of the whole or any part thereof.
1.48 "Indemnifiable Damages" means any and all
liabilities in respect of losses, suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses) incurred in the investigation, defense or settlement of any claims covered by the indemnification set forth in this Agreement, other than special, incidental, punitive or consequential damages. For avoidance of doubt, "Indemnifiable Damages" does not include any liability that has been fully accrued, accounted for and satisfied by means of the Final Closing Certificate described in Section 2.4(d).
1.49 "Indemnification Provisions" has the meaning set
forth in Section 7.13.
1.50 "Indemnity Fund" means the sum of
Dollars ($              ) to be deposited by Buyer or
guaranteed by the Letter(s) of Credit at the Closing with the Escrow Agent pursuant to the Closing Escrow Agreement, plus accrued interest thereon, in order to fund the indemnification obligations of the Sellers and the InterLink Sellers under the RAP Indemnity Agreement. Such $
amount shall be deposited by Buyer with the Escrow Agent, and shall be comprised of (a) a portion of the purchase price under the InterLink Agreement reflecting the InterLink Sellers' pro rata portion of the RAP Equity Value, and (b) a portion of the Purchase Price hereunder (and Letter(s) of Credit) reflecting the Sellers' pro rata interest in the RAP Equity Value.
1.51 "Indenture" means the Indenture, dated as of
January 15, 1996, by and among the Company and Rifkin Acquisition Capital Corp., as Issuers, certain subsidiary guarantors and Marine Midland Bank, as Trustee.
1.52 "InterLink" means InterLink Communications
Partners, LLLP, a Colorado registered limited liability
limited partnership.
1.53 "InterLink Agreement" has the meaning set forth in
the Recitals.
1.54 "InterLink Sellers" has the meaning given the term "Sellers" in the InterLink Agreement.
1.55 "Legal Proceedings" has the meaning set forth in
Section 5.18.
1.56 "Letter(s) of Credit" means one or more letter(s)
of credit delivered to the Escrow Agent at the Closing, in form and substance reasonably satisfactory to Buyer (such that Buyer is in substantially the same position as if cash had been deposited by Buyer into the Indemnity Fund), guaranteeing one or more Sellers' payment of their aggregate pro rata allocation of the Indemnity Fund.
1.57 "License" means that certain License Agreement
between the Disbursement Agent and an Affiliate of Buyer,
dated the Closing Date.
1.58 "Material Adverse Effect" means any effect that is
or is reasonably likely to be materially adverse to the Assets, the Business or the results of operations or financial condition of the Company Group, taken as a whole, except for effects due to general economic conditions or changes in regulatory and competitive conditions affecting the CATV industry generally.
1.59 "Material Agreement" means any Contract of any
nature (other than one required to be listed by Section 5.9) to which any member of the Company Group is a party, or by which any member of the Company Group or any of their properties is bound, which (i) by its terms obligates the Company Group to pay more than $25,000, (ii) in the aggregate with all such Contracts obligates the Company Group to pay more than $250,000, (iii) provides for the provision of internet access or internet services to the Company Group's customers, or (iv) restricts or prohibits a member of the Company Group or any Affiliate of the Company Group from engaging in any business anywhere in the world.
1.60 "Monthly Billing Period" means the respective
monthly period (whether such period is a calendar month or, as in the case of any System that engages in cycle billing, any other monthly period) to which any System-generated customer bill for CATV services relates.
1.61 "Necessary Contract" means any Contract to which
any member of the Company Group is a party and which is necessary for any member of the Company Group's (i) use of any tower, office or headend site, (ii) pole attachments,
(iii) rights-of-way, (iv) service to any residential development or any commercial or residential dwelling unit,
(v) material licenses and easements, or (vi) operation of the Business or the Systems.
1.62 "Neutral Accounting Firm" shall mean KPMG Peat
Marwick.
1.63 "Non-Delinquent" means a customer who does not have
a past due balance of more than two (2) Monthly Billing Periods (except as otherwise set forth on Schedule 1.1(A) with respect to the bulk accounts itemized thereon) from the first day of the initial Monthly Billing Period to which a bill relates (except for past due amounts representing late fees and other minimal ancillary charges) totaling $5.00 or less.
1.64 "Outside Date" has the meaning set forth in Section
11.1(a)(ii).
1.65 "Partnership Agreement" means the Second Amended
and Restated Agreement of Limited Partnership of the Company, dated August 31, 1995, as amended.
1.66 "Permitted Encumbrances" means (a) materialmen's, mechanic's, carriers', or other like liens arising in the ordinary course of business, or deposits to obtain the release of such liens, securing obligations aggregating less than $250,000, (b) liens for current taxes not yet due and payable; (c) imperfections of title that do not interfere with the use or detract from the value of such property; (d) liens to be released at or prior to Closing; and (e) in the case of the Real Estate owned or real property leased by any member of the Company Group, (i) such leases for real property, (ii) municipal and zoning ordinances, (iii) such rights of way as do not interfere with the use or detract from the value of the property, (iv) standard (printed) title insurance exceptions and (v) easements for public utilities, recorded building and use restrictions and covenants which do not materially interfere with the present use of or materially detract from the value of the property, and other minor encumbrances.
1.67 "Person" means an individual, corporation, limited liability company, partnership, sole proprietorship, association, joint venture, joint stock company, trust, incorporated organization, or governmental agency or other entity.
1.68 "Premium Customer" means a Basic Customer who
subscribes to and has been (or is to be) charged for any optional single channel or a la carte service for which there is a specified charge.
1.69 "Purchase Price" has the meaning set forth in
Section 2.2.
1.70 "Purchase Price Adjustment Holdback" means the sum
of                  Dollars ($                 ) to be paid
by Buyer to Disbursement Agent at the Closing and retained by Disbursement Agent as described in Section 2.3. Such $
shall be paid by Buyer to Disbursement Agent, and shall be comprised of (a) a portion of the purchase price under the InterLink Agreement reflecting the pro rata portion of the aggregate percentage interest in the RAP Equity Value indirectly owned by the InterLink Sellers, and (b) a portion of the Purchase Price hereunder reflecting the Sellers' pro rata interest in the RAP Equity Value.
1.71 "Purchase Price Allocation Schedule" means a
schedule, to be delivered by the Company (on behalf of the Sellers) to Buyer at least five (5) days prior to the Closing, containing (a) each Seller's pro rata percentage interest in the RAP Equity Value, (b) the portion of the Purchase Price, expressed in dollars, to be delivered to each Seller at the Closing and (c) the pro rata percentage interest of each InterLink Seller in the RAP Equity Value.
1.72 "Purchased Interests" means, collectively, the partnership interests of the Company owned by Sellers, to be purchased by Buyer pursuant to this Agreement.
1.73 "RAM" means Rifkin Acquisition Management, L.P., a Colorado limited partnership, the general partner of the Company.
1.74 "RAP Equity Value" has the meaning set forth in
Section 2.2.
1.75 "RAP Indemnity Agreement" means the RAP Indemnity Agreement attached hereto as Exhibit 1.75 hereto, providing for certain indemnities of the parties hereunder and under the InterLink Agreement.
1.76 "Real Estate" means each parcel of real property
owned by a member of the Company Group at the date hereof together with any other parcels of real property acquired by a member of the Company Group between the date hereof and the Closing Date.
1.77 "Required Consents" means those approvals and
consents set forth on Schedule 5.3 separately designated as consents required for Closing.
1.78 "Rifkin Transfer Plan" has the meaning set forth in
Section 13.12(c).
1.79 "RT" means RT Investments Corp., a Colorado
corporation, the general partner of RAM.
1.80  "Sellers" has the meaning set forth in the first
paragraph of this Agreement.
1.81 "Senior Subordinated Notes" means $125 million of
senior subordinated notes issued by the Company and Rifkin Acquisition Capital Corp. pursuant to the Indenture, together with a $3.0 million promissory note containing equivalent rights issued by the Company to Monroe M. Rifkin.
1.82 "Service Areas" has the meaning set forth in the
third paragraph of this Agreement.
1.83 "Services Agreement" has the meaning set forth in
Section 7.17.
1.84 "Signals" has the meaning set forth in Section
5.16(b).
1.85 "Subsidiaries" means, with respect to any Person,
any Affiliate directly or indirectly controlled by such
Person.
1.86 "System" means all of the assets, property and
business constituting any CATV system of the Company Group, each of which Systems (together with the respective Service Areas served thereby) is described in Schedule 1.1(B) hereto.
1.87 "Tax" and "Taxes" means all federal, state, local, foreign or other taxing authority gross income, gross receipts, gains, profits, net income, franchise, sales, use, ad valorem, property, value added, recording, business license, possessory interest, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.
1.88 "Tax Return" means any return, report, statement, information statement and the like required to be filed with any Governmental Authority with respect to Taxes.
1.89 "Third Party" means any Person other than the
Company, Buyer, Sellers or any Affiliate of Buyer.
1.90 "Third Party Systems" means Computer Systems of any supplier, distributor, partner, customer or technology infrastructure provider used in connection with the Business, including, without limitation, such Computer Systems of electric utilities, telephone companies and offsite data processors with whom any member of the Company Group has an ongoing or anticipated contractual or commercial relationship.
1.91 "Unaudited Financial Statements" has the meaning
set forth in Section 5.6.
1.92 "Vehicles" means the vehicles utilized by the
Company in the operation of the Business as set forth on
Schedule 1.1(C).
1.93 "Year 2000 Ready" or "Year 2000 Readiness" means
that the Computer Systems are designed to be used prior to, during and after the calendar year 2000 A.D., and that such item can successfully manipulate, interpret, accept, generate or otherwise process date-dependent or date-related data without generating incorrect or abnormal results, or experiencing a loss or disruption of functionality due to an inability to correctly handle dates in, or relating to, the 21st century, including, without limitation, correctly calculating leap years.
1.94 "Year 2000 Remediation Program" means an
enterprise-wide program implemented by the Company and affecting all members of the Company Group, to make Year 2000 Ready Computer Systems and other items related to Business. Such Year 2000 Remediation Program must (i) include a plan for implementing solutions recommended by vendors, distributors and manufacturers of the Computer Systems, and
(ii) be conducted by Persons with qualifications or experience related to Year 2000 Readiness and such Persons must have organized an enterprise wide program management office that reports to, or an enterprise wide program management structure with oversight by, executive level management.
1.95 "Year Disbursement Amount" has the meaning set
forth in Section 2.5.
The plural of any term defined in the singular, and the singular of any term defined in the plural, shall have a meaning correlative to such defined term.
ARTICLE II
PURCHASE AND SALE OF PURCHASED INTERESTS
2.1 Purchase and Sale of Purchased Interests.
On the terms and subject to the conditions set forth in
this Agreement, each Seller hereby severally and not jointly agrees to sell to Buyer, and Buyer hereby agrees to purchase from each Seller, the Purchased Interests owned by such Seller, as listed opposite the name of such Seller on
Schedule 2.1 hereof.
2.2 Purchase Price.
The aggregate purchase price payable by Buyer for the Purchased Interests (the "Purchase Price") shall be equal to the product of (x)
Dollars ($                       ), as adjusted pursuant to
Sections 2.4(a) and (b), minus the aggregate principal amount of the Company's outstanding indebtedness on the Closing Date pursuant to the Credit Facility and the Senior Subordinated Notes (the "RAP Equity Value"), times (y) the aggregate percentage interest in the RAP Equity Value represented by the Purchased Interests set forth on the Purchase Price Allocation Schedule, expressed as a decimal.
2.3 Payment of Purchase Price.
The Purchase Price, less (i) the Sellers' pro rata
portion of the Indemnity Fund (excluding amounts guaranteed by the Letter(s) of Credit) and (ii) the Sellers' pro rata portion of the Purchase Price Adjustment Holdback, will be paid at the Closing to Sellers (by federal wire transfer of immediately available funds to accounts of Sellers designated in writing to Buyer by the Company (on behalf of Sellers) at least five (5) business days prior to the Closing) in accordance with the Purchase Price Allocation Schedule. Concurrently with such payment, (i) Buyer shall deposit the Purchase Price Adjustment Holdback with the Disbursement Agent for use and disbursement in accordance with Sections 2.4(f) and 2.4(g) and (ii) Buyer and those Sellers delivering the Letter(s) of Credit shall deposit the Indemnity Fund and deliver the Letter(s) of Credit pursuant to Section 2.5. Buyer shall be entitled to rely exclusively on the Purchase Price Allocation Schedule and shall have no responsibility to determine whether the Purchase Price Allocation Schedule was properly prepared. The aggregate (i) consideration to Sellers in connection with the transactions contemplated hereby, (ii) consideration to the InterLink Sellers pursuant to clause (y) of Section 2.2 of the InterLink Agreement, and
(iii) any continuing liabilities of the Company, shall be allocated between the tangible assets and Franchises of the Company by allocating an amount to the tangible assets of the Company equal to the adjusted basis for federal income tax purposes of such tangible assets, and the remainder to the stock of Subsidiaries and Franchises. The parties shall not take any tax position inconsistent with such allocation.
2.4 Adjustments and Prorations.
The RAP Equity Value shall be adjusted as follows (with
a corresponding adjustment to be made to the Purchase Price hereunder and under the InterLink Agreement), with all such adjustments being effective as of the Effective Time:
(a) The RAP Equity Value shall be reduced if the number
of Basic Customers is less than                  (as adjusted
below, the "Basic Customer Threshold"), by an amount equal to
$       for each Basic Customer less than the Basic Customer
Threshold. Notwithstanding anything herein to the contrary, in the event that any commercial establishments or multi-dwelling units that are served pursuant to a right of entry agreement on December 31, 1998 are subsequently served pursuant to a bulk agreement, the Basic Customer Threshold shall be reduced by the number of individual retail customers served pursuant to such right of entry agreement on the date of conversion to a bulk agreement, and shall be increased by the number of Basic Customer Equivalents represented by such bulk agreement.
(b) The RAP Equity Value shall be increased at Closing
if, as of the Effective Time, the current assets of the Company Group exceed the current liabilities of the Company Group by the amount by which such current assets exceed current liabilities. The RAP Equity Value shall be decreased at Closing, if, as of the Effective Time, the current liabilities of the Company Group exceed the current assets of the Company Group by the amount by which such current liabilities exceed current assets. Except as otherwise specified herein, current assets and current liabilities shall be determined in accordance with GAAP, with all normal year end adjustments for GAAP purposes having been completed or posted as of the Effective Time. Notwithstanding anything else contained herein, for purposes of making the calculations hereunder:
(i) Without limiting the applicability of GAAP
with respect to other items, current assets shall include (a) cash and cash equivalents, (b) marketable securities, (c) customer and advertising accounts receivable determined pursuant to subsection (iii) below, (d) non-customer deposits and advance payments, (e) prepaid expenses and (f) other current assets; provided, however, that current assets shall not include inventory.
(ii) Customer accounts receivable of the Company
Group shall be included as current assets in an amount for the Company's customer accounts receivable for services rendered on or prior to the Closing Date by the Company Group, equal to 99% of the face amount of the receivables which, as of the Effective Time, are sixty (60) days or less past due from the first day of the respective Monthly Billing Period to which a bill relates. Payments for any advertising accounts receivable of a member of the Company Group as current assets shall include only an amount for any Company Group member's advertising accounts receivable for advertising run on or prior to the Closing Date, equal to 95% of all advertising receivables that are less than 90 days past due from the date of the applicable invoice;
(iii) Without limiting the applicability of GAAP
with respect to other items, current liabilities shall include (a) the amount of customer deposits (and any interest thereon that a member of the Company Group is required to refund or credit its customers) and customer prepayments; (b) Accrued Vacation Pay for those employees who are employees on the Closing Date; (c) deferred revenue; (d) accruals for franchise fees, pole rental fees, other rental or similar charges or payments payable in respect of any Company Group Contracts not being terminated pursuant hereto, payrolls, payroll taxes, insurance premiums to the extent that such insurance is not being terminated pursuant hereto, sales and use taxes payable in respect of CATV service and equipment furnished in connection with the operation of the Systems, power and utility charges, real and personal property taxes and rentals, applicable copyright or other fees, sales and service charges, taxes and similar items, in each case relating to periods on or prior to the Closing Date; and (e) other current liabilities; provided, however, that current liabilities shall not include (i) the current portion of any long-term debt, (ii) deferred taxes, and (iii) any obligations to pay access fees in connection with right of entry agreements or bulk agreements that the Company becomes obligated to pay after the date hereof, but only to the extent that Buyer has been informed of such obligations and has granted its consent in writing to the payment of such access fees.
(iv) Cash flow of the Company Group on the Closing
Date shall be allocated one-half prior to the Effective Time and one-half after the Effective Time.
(c) The Company shall deliver to Buyer, not less than
five (5) business days prior to the Closing Date, a certificate (the "Closing Adjustment Certificate") signed by an executive officer of RT, which shall set forth the Company's reasonable good faith estimates of the respective amounts of the adjustments set forth in Sections 2.4(a) and
(b) above, as of the Effective Time. The Closing Adjustment Certificate shall be in form and substance reasonably acceptable to Buyer, and the Company shall therewith deliver to Buyer a copy of such supporting evidence as shall be appropriate hereunder and as Buyer may reasonably request.
At the Closing, there will be a settlement between Buyer and Disbursement Agent with respect to the adjustments set forth in Sections 2.4(a) and (b) above, with all such adjustments made or estimated by Disbursement Agent and Buyer and the amounts determined by Buyer and Disbursement Agent pursuant to the provisions of this Section 2.4 shall be paid to Buyer or Sellers, as appropriate, by an increase or decrease in the RAP Equity Value, as appropriate, on the Closing Date, with a final settlement within ninety (90) days after the Closing Date (as provided in Section 2.4(d) below).
(d) Within ninety (90) days after the Closing Date,
Buyer shall deliver to Disbursement Agent a certificate (the "Final Closing Certificate") to be signed by an executive officer of Buyer setting forth any changes to the adjustments made as of the Closing pursuant to Sections 2.4(a) and (b), together with a copy of such supporting evidence as shall be appropriate hereunder and as Disbursement Agent may reasonably request. If Disbursement Agent shall conclude that the Final Closing Certificate does not accurately reflect the changes to be made to the closing adjustments pursuant to this Section 2.4, Disbursement Agent shall, within thirty (30) days after its receipt of the Final Closing Certificate, provide to Buyer its written statement (together with any supporting documentation as Buyer may reasonably request) of any discrepancy or discrepancies believed to exist. Disbursement Agent's representatives shall be permitted reasonable access by Buyer to all personnel, books, records, billing service reports and other documents reasonably deemed necessary or appropriate by Disbursement Agent for the determination of the adjustments and pro rations. Buyer's representatives shall be permitted reasonable access by Disbursement Agent, RAM and RT to all personnel, books, records, billing service reports and other documents reasonably deemed necessary or appropriate by Buyer for the determination of the adjustments and pro rations.
(e) Buyer and Disbursement Agent shall attempt jointly
to resolve any discrepancies within thirty (30) days after receipt of Disbursement Agent's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If Buyer and Disbursement Agent cannot resolve the discrepancies to their mutual satisfaction within such thirty (30) day period, Buyer and Disbursement Agent shall, within the following ten (10) days, jointly designate the Neutral Accounting Firm to review the Final Closing Certificate together with Disbursement Agent's discrepancy statement and any other relevant documents. The cost of retaining the Neutral Accounting Firm shall be borne 50% by the Disbursement Agent (on behalf of the Sellers and InterLink Sellers) and 50% by Buyer. The Neutral Accounting Firm shall report its conclusions in writing to Buyer and Disbursement Agent and such conclusions as to adjustments pursuant to this
Section 2.4 shall be conclusive on all parties to this Agreement and not subject to dispute or review.
(f) The Disbursement Agent will hold the Purchase Price Adjustment Holdback in a segregated, interest bearing account until the adjustments required by Sections 2.4(a) and (b) have been determined, and will disburse the Purchase Price Adjustment Holdback in accordance with Section 2.4(g).
(g) If, after such adjustments, (i) the aggregate RAP
Equity Value is increased from that delivered at the Closing (treating the cash amounts in the Indemnity Fund and the Purchase Price Adjustment Holdback as having been delivered at the Closing to Sellers and the InterLink Sellers), then Buyer shall pay the Disbursement Agent (for the benefit of Sellers and the InterLink Sellers) such increase in the RAP Equity Value in immediately available funds within three (3) business days of such determination and the Disbursement Agent shall pay the amount delivered by Buyer, together with the Purchase Price Adjustment Holdback, to Sellers and the InterLink Sellers in accordance with the percentages set forth on the Purchase Price Allocation Schedule, (ii) the aggregate RAP Equity Value is reduced from that delivered at the Closing (treating the cash amounts in the Indemnity Fund and the Purchase Price Adjustment Holdback as having been delivered at the Closing to Sellers and the InterLink Sellers) by an amount that is less than or equal to the Purchase Price Adjustment Holdback, then the Disbursement Agent shall pay to Buyer, out of the Purchase Price Adjustment Holdback, the reduction in the RAP Equity Value, in immediately available funds within three (3) business days of such determination, and shall pay any remaining portion of the Purchase Price Adjustment Holdback to Sellers and the InterLink Sellers pro rata in accordance with the percentages set forth on the Purchase Price Allocation Schedule, or (iii) the aggregate RAP Equity Value is reduced from that delivered at the Closing (treating the cash amounts in the Indemnity Fund and the Purchase Price Adjustment Holdback as having been delivered at the Closing to Sellers and the InterLink Sellers) by an amount that is in excess of the Purchase Price Adjustment Holdback, then each Seller and each InterLink Seller will pay to the Disbursement Agent its pro rata share of such excess, based on the percentages indicated on the Purchase Price Allocation Schedule, and the Disbursement Agent shall pay such excess amount, together with the Purchase Price Adjustment Holdback, to Buyer in immediately available funds within five (5) business days of such determination.
2.5 Indemnity Escrow.
At the Closing, Buyer shall deposit with the Escrow
Agent the Indemnity Fund pursuant to the Closing Escrow Agreement. All amounts in the Indemnity Fund in excess of
the sum of (a) $                      , and (b) the amount of
all pending claims made by Buyer for indemnification pursuant to Section 2.1 of the RAP Indemnity Agreement, shall be paid to Disbursement Agent (for the benefit of the Sellers and the InterLink Sellers) at the close of business on the first business day after the date which is six months after the Closing Date. The remainder of the Indemnity Fund, if any, less the amount of all pending claims made by Buyer for indemnification pursuant to Section 2.1 of the RAP Indemnity Agreement (the "Year Disbursement Amount"), shall be paid to Disbursement Agent (for the benefit of the Sellers and the InterLink Sellers) at the close of business on the first business day after the date which is one year after the Closing Date. The Disbursement Agent shall disburse to Sellers and the InterLink Sellers, in accordance with the percentages set forth on the Purchase Price Allocation Schedule, any amount of the Indemnity Fund released pursuant to this Section 2.5. Except as to claims arising from breaches of Sections 5.4, 5.8 and (to the extent set forth in Section 2.1(b) of the RAP Indemnity Agreement) 5.22, release of any amounts from the Indemnity Fund shall relieve Sellers and the InterLink Sellers of obligations under Section 2.1 of the RAP Indemnity Agreement to the extent of the amounts so released. Sellers expressly agree that any post-Closing Date adjustments under Section 2.4 shall be paid in the manner provided in Section 2.4(g) and, unless Buyer so elects (in its sole and absolute discretion), any amounts owed by Sellers and the InterLink Sellers under such sections shall not be paid from the Indemnity Fund. Any one or more Sellers may elect to deliver at the Closing the Letter(s) of Credit, in which case (1) such Sellers' allocable share of the Indemnity Fund shall be released to them at Closing, and (2) any amount to be paid from the Indemnity Fund pursuant to
Article XII shall be paid proportionately (based on the relative aggregate percentage interests of the Sellers delivering the Letter(s) of Credit) from the cash portion of the Indemnity Fund and from draws upon the Letter(s) of Credit.
ARTICLE III
CLOSING
3.1 Closing Date.
Subject to the satisfaction of the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall occur at 10:00 a.m., Mountain Time, at the offices of Baker & Hostetler LLP in Denver, Colorado, on September 2, 1999, or, if later, as soon as practicable (and in any event within five (5) business days) following the satisfaction or waiver of the parties' conditions to the Closing, or such other date as may be mutually agreeable to the Company and Buyer (the "Closing Date"). At any time after September 2, 1999, Buyer may demand a Closing upon five (5) days' written notice waiving all of Buyer's conditions to Closing provided that the conditions to Closing set forth in Articles VIII and X have been satisfied or waived (other than conditions to be satisfied at the Closing).
3.2 Default; Specific Performance.
If Sellers or the Company shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Date in breach of this Agreement, or otherwise breach any other material obligation hereunder, then, in addition to any other remedies available to Buyer, Buyer may, at its option, invoke any equitable remedies it may have to enforce the sale of the Purchased Interests hereunder or such other material provision, including, without limitation, an action or suit for specific performance. Each Seller acknowledges that in the event of such Seller's breach of its obligations hereunder, Buyer will suffer irreparable harm and such Seller hereby irrevocably waives the defense that Buyer has an adequate remedy at law. If Buyer shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Date in breach of this Agreement, or otherwise breach any other material obligation hereunder, then, in addition to any other remedies available to Sellers, any Seller may, at its option, invoke any equitable remedies it may have to enforce the purchase of the Purchased Interests hereunder, including, without limitation, an action or suit for specific performance. Buyer acknowledges that in the event of Buyer's breach of its obligations hereunder, Sellers will suffer irreparable harm and Buyer hereby irrevocably waives the defense that Sellers have an adequate remedy at law.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF
SELLERS
Each Seller hereby, severally and not jointly, represents and warrants (as of the date of this Agreement, except where a prior or future date is indicated) as follows, and acknowledges that Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:
4.1 Title to Purchased Interests.
Such Seller owns, beneficially and of record, all of the Purchased Interests identified opposite such Seller's name on
Schedule 2.1, free and clear of all liens and encumbrances other than, (i) liens securing obligations under the Credit Facility, and (ii) if applicable, any liens or encumbrances that will be terminated or otherwise released prior to the Closing. Upon the Closing, Buyer will have valid title to all of the Purchased Interests identified opposite such Seller's name on Schedule 2.1, free and clear of all liens and encumbrances, other than any liens or encumbrances created by Buyer or arising through Buyer, and other than pledges required by the Credit Facility (which the lenders are required to release in accordance with the terms of the Credit Facility and associated pledge documents).
4.2 Enforceability of Agreement.
This Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
4.3 No Conflict; Required Filings and Consents.
(a) Except as set forth on Schedule 4.3 hereto (and assuming compliance with the HSR Act), the execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of its obligations under this Agreement will not, (i) conflict with or violate the operating agreement, agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or equivalent organizational documents of such Seller, (ii) assuming receipt of consents described in Schedule 4.3 or 5.3 hereto, and except as set forth in
Section 4.3(b)(i), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Seller or by which any property or asset of such Seller is bound or affected or (iii) result in any breach or violation of, or constitute any default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any Contract to which such Seller is a party or by which such Seller or any property or asset of such Seller is bound, except as would not impair such Seller's ability to perform its obligations under this Agreement.
(b) The execution and delivery of this Agreement by such Seller does not, and the performance of this Agreement by such Seller will not, require such Seller to obtain or make any consent, approval, authorization or permit of, filing with, or notification to, any governmental or regulatory authority, domestic or foreign, including, without limitation, any governmental administrative agency or franchising authority (each a "Governmental Authority"), except for the matters disclosed in Schedule 4.3 hereto or except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act, and (C) state and local Governmental Authorities, including Franchise authorities listed on
Schedule 5.3 hereto, and (ii) as required under the HSR Act.
4.4 Brokers' Fees.
Neither such Seller nor anyone authorized to act on his or its behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.
4.5 Organization and Qualification.
Such Seller, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not materially interfere with such Seller's ability to enter into this Agreement and perform its obligations hereunder.
4.6 Authority Relative to this Agreement.
Such Seller, if not a natural person, has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary individual or entity action and no other individual or entity action on the part of such Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants (as of the date of this Agreement, except where a prior or future date is indicated) to Buyer as follows:
5.1 Organization and Qualification; Subsidiaries.
(a) Each member of the Company Group is a partnership, limited liability company or corporation duly organized, validly existing and/or in good standing under the laws of the jurisdiction of its incorporation or organization. Each member of the Company Group has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted except for those which would not, in the aggregate, be material. Each member of the Company Group is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for failures which, in the aggregate would not be material.
(b) A complete and correct list of the members of the Company Group, which list sets forth the amount of capital stock of or other equity interests in such member owned by the Company, directly or indirectly, together with holdings of all other equity holders (if applicable), is set forth on
Schedule 5.1(B).
5.2 Organizational Documents.
The Company has heretofore delivered to Buyer a complete and correct copy of each of the agreement of limited partnership, operating agreement, limited liability company certificate, certificate of limited partnership, certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date, of each member of the Company Group. Such organizational documents are in full force and effect and constitute all of the organizational documents relating to the members of the Company Group. No member of the Company Group is in violation of any provision of its agreement of limited partnership, certificate of limited partnership, operating agreement, certificate of incorporation, bylaws or equivalent organizational documents, as applicable.
5.3 Effect of Agreement.
(a) All approvals and consents required under (i) any of the Company Group's Franchises, FCC Licenses, Necessary Contracts or Material Agreements, and (ii) any applicable government regulations, in any such case, in order for the consummation of the sale of the Purchased Interests to Buyer pursuant to this Agreement are listed in Schedule 5.3 hereto, with Franchise and FCC approvals identified as such. Other than as set forth on Schedule 5.3, the execution and delivery of this Agreement by Sellers and the Company does not, and the performance of this Agreement by Sellers and the Company will not, require any member of the Company Group to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of federal or state securities or "blue sky" laws, and (ii) as required under the HSR Act.
(b) Subject to obtaining the requisite approvals and consents listed in Schedule 5.3 hereto, neither the execution, delivery and performance by Sellers and the Company of this Agreement nor the consummation of the transactions contemplated hereby, alone or in conjunction with any other event (such as a voluntary or involuntary termination of employment), will (i) conflict with, or result in a breach of the terms of, or constitute a default under, or a violation of, or give rise to any termination right under, amendment or extension of, or a loss of any benefit under, any Material Agreements, Franchises and Necessary Contracts, (ii) result in the violation of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect or having applicability to a member of the Company Group (except to the extent of violations which, individually or in the aggregate would not be material), (iii) conflict with or violate the certificate of incorporation, by-laws, operating agreement or partnership agreement of any member of the Company Group, or (iv) result in any payment becoming due to any employee, former employee, officer, director, or consultant, or any of their dependents (other than (1) the signing bonuses or stay put bonuses permitted pursuant to Section 7.3(e) hereof, or (2) any benefits under the severance plans listed on Schedule 5.20, of each Company Group member or any ERISA Affiliates); (v) increase any benefits otherwise payable under any Plan; or
(vi) result in the acceleration of the time of payment or vesting of any benefits under any Plan except as disclosed on
Schedule 5.20. Subject to obtaining such approvals and consents, such execution, delivery, performance or consummation will not give to others any rights of termination, acceleration or cancellation in or with respect to, or a loss of any material benefit under, any Material Agreement of (or relating to the Business of) the Company Group.
5.4 Capitalization.
The Purchased Interests to be sold to Buyer pursuant to this Agreement, as identified on Schedule 2.1 hereto, constitute all outstanding partnership interests of the Company, with the exception of the limited partnership interest owned by Greenwich Street (RAP) Partners I, L.P., a Subsidiary of InterLink. The Company owns, directly or through one or more Subsidiaries, free and clear of all liens and encumbrances, and free and clear of any other limitation or restriction (other than liens securing obligations under the Credit Facility), all of the outstanding general partner interests, limited partner interests, and all other outstanding equity interests of each Subsidiary of the Company. Other than as included in the Purchased Interests or as otherwise allocated from the Purchase Price on the Purchase Price Allocation Schedule, there are no (i) options, warrants or other rights or Contracts obligating any member of the Company Group to issue or sell any shares of capital stock of, or other equity interests in, any member of the Company Group or to pay cash in lieu thereof, (ii) equity equivalents, stock appreciation rights, performance shares, interests in the ownership or earnings of any member of the Company Group or other similar rights issued by a Company Group member or (iii) outstanding obligations of any member of the Company Group to purchase, redeem or otherwise acquire any equity interest therein.
5.5 Authority Relative to this Agreement.
The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action and no other partnership proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
5.6 Financial Statements.
Attached hereto as Schedule 5.6 are copies of (i) the Company's Balance Sheet at December 31, 1998 and related Statement of Operations and Statement of Changes in Financial Position of the Company for its fiscal year then ended, which have been audited by the Company's independent certified public accountant (the "Audited Financial Statements") and
(ii) all completed monthly unaudited statements of operations, together with month-end balance sheets, for the months of January and February, 1999 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements (i) were prepared in conformity with GAAP consistently applied, and (ii) present fairly the financial position of the Company at the dates indicated and the results of operations of the Company and changes in financial position for the periods indicated, subject to normal quarterly and year-end audit adjustments (none of which are expected to be material in amount) and footnotes. The Additional Financial Statements to be delivered pursuant to Section 7.4(ii) that are for quarterly periods will (i) be prepared in conformity with GAAP applied consistently with the Audited Financial Statements, and (ii) present fairly the financial position of the Company at the dates indicated and the results of operations of the Company and changes in financial position for the periods indicated, subject to normal year-end and quarter-end audit adjustments (none of which are expected to be material in amount) and footnotes. The Additional Financial Statements to be delivered pursuant to Section 7.4(ii) that are for monthly periods will (i) be prepared in conformity with generally accepted accounting principles applied consistently with the Audited Financial Statements, and (ii) present fairly the results of operations of the Company for the periods indicated, subject to normal year-end and quarter-end audit adjustments (none of which are expected to be material in amount) and footnotes. Whenever references are made throughout this Agreement to Audited Financial Statements, it will be understood that all notes and exhibits are included therein, except as herein otherwise expressly provided.
5.7 Undisclosed Liabilities.
No member of the Company Group has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and the Company does not know of any basis for any claim against any member of the Company Group for any such liabilities or obligations, except (i) to the extent set forth in this Agreement or in the Schedules hereto, including the Audited Financial Statements attached hereto, (ii) liabilities under the DeMinimis Agreements, or (iii) liabilities, debts or obligations incurred in the ordinary course of business of the Company since December 31, 1998, none of which individually or in the aggregate will have a Material Adverse Effect.
5.8 Tax Returns and Audits.
(a) Each member of the Company Group has timely filed all material federal, state, local and foreign Tax Returns required to be filed by it through the date hereof and shall timely file all Tax Returns required to be filed at or before the Closing. Such reports and returns are and will be true, correct and complete in all material respects. Each member of the Company Group has paid and discharged all Taxes due from it, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of such entity dated December 31, 1998. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of any member of the Company Group, threatening to assert against any member of the Company Group any material deficiency or material claim for additional Taxes. Moreover, no member of the Company Group has knowledge of any facts on the basis of which taxing authorities could assert material deficiencies or material claims described in the preceding sentence. Each member of the Company Group has withheld or collected and paid over to the appropriate Governmental Authorities or is properly holding for such payment all Taxes required by law to be withheld or collected. No member of the Company Group has any liability for the Taxes of any Person (other than a member of the Company Group) pursuant to
Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated or combined Tax Return. There are no liens for Taxes upon the assets of any member of the Company Group other than (i) liens for current Taxes not yet due and payable, (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and
(iii) other liens which, in the aggregate, are not material.
(b) Each member of the Company Group has had and will continue to have through the Closing Date the federal tax status (i.e., partnership or C corporation) such entity reported on its December 31, 1997 federal Tax Returns, except as results from any actions taken pursuant to this Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, any member of the Company Group.
(c) Except as set forth on Schedule 5.8, no Member of the Company Group is involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes (a "Tax Partnership"), except for a Tax Partnership which is a Subsidiary.
(d) No consent to the application of section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by any member of the Company Group.
(e) Except as set forth on Schedule 5.8, there are no tax sharing agreements or similar arrangements with respect to or involving any member of the Company Group.
(f) Except as set forth in Schedule 5.8, no member of the Company Group was included or is includable in any consolidated or unitary Tax Return with any entity other than a Tax Return filed that includes only members of the Company Group.
(g) No member of the Company Group has agreed to or is required to make any material adjustment under section 481(a) of the Code.
(h) Except as set forth in Schedule 5.8, no member of the Company Group has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to
Section 4999 of the Code.
5.9 Franchises and Necessary Contracts.
Each member of the Company Group has validly and legally obtained and duly holds the Franchises, the FCC Licenses and the Necessary Contracts. Attached hereto as Schedule 5.9(A) is a true and accurate list of each Franchise held by the Company Group (including the member of the Company Group holding each Franchise, the Franchising Authority which granted each Franchise, the stated expiration date of each Franchise, and the System to which the Franchise applies), each pending application relating to any Franchise, and a list of any System or portion thereof which does not, for the reason set forth on such Schedule, require a franchise authorizing the installation, construction, development, ownership or operation of the same, which list is true, correct and complete. No member of the Company Group is providing CATV service in any area other than as set forth on
Schedule 5.9(A). Attached hereto as Schedule 5.9(B) is a true and accurate list of each FCC License (including the expiration date thereof) and each Necessary Contract. The Company Group is in compliance (and the operations of the Systems and the Assets are being conducted in compliance) in all material respects with the provisions of all Franchises, FCC Licenses and the Necessary Contracts, all of the Franchises, the FCC Licenses and Necessary Contracts are in full force and effect, and there are no pending (or to Company's knowledge, threatened) modifications, amendments (other than extensions of the term) or revocations by the issuers of the Franchises, the FCC Licenses or any other third parties with respect to the Necessary Contracts. The Company does not have any knowledge of any material breach of any Franchise or Necessary Contract by any other parties thereto. Except as disclosed in Schedule 5.9(C) or as specifically contained in the Franchises, the Necessary Contracts, or other Material Agreements, no promises or commitments which are to be fulfilled after the Closing Date have been made with respect to capital improvements relating to the Systems. Except as described on Schedule 5.9(C), the Company Group holds all of the Franchises and material FCC Licenses necessary to operate the Business in the manner in which it is currently being operated. The Company Group has received no notice, either formal or informal, that any Franchise or FCC License would not be renewed in the ordinary course and is aware of no basis for the denial, revocation or modification of any Franchise or FCC License. Pursuant to subsections (a) through (g) of Section 626 of the Cable Communications Policy Act of 1984, as amended, the Company Group has timely submitted proposals for renewal of all Franchises having a remaining term of thirty-six (36) months or less as of the date hereof, and has provided Buyer with copies of all proposals for renewal, preliminary assessments and franchisor determinations described in subsection (c) of said Section 626.
5.10 Material Agreements and Obligations.
(a) Schedule 5.10(A) hereto lists the Material
Agreements. Except for those contracts listed on the Schedules hereto, the DeMinimis Agreements, the Credit Facility, and the Senior Subordinated Notes, no member of the Company Group is a party to any written or oral contract with respect to the Systems that is not cancelable without penalty upon thirty (30) days' notice or less, including any:
(i) bonus, incentive, pension, profit sharing, retirement, hospitalization, insurance, or other plan providing for deferred or other compensation to employees, or any other employee benefit or "fringe benefit" plan, including, without limitation, vacation, sick leave, medical or other insurance plans or any union collective bargaining or any other contract with any labor union;
(ii) employment contract for any Person on a full-time, part-time, consulting or other basis;
(iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any asset or group of assets of any member of the Company Group;
(iv) guarantee of any obligation;
(v) lease or agreement under which it is lessee or lessor, or holds or operates any property, real or personal, owned by any other party, except for any lease under which the aggregate annual rental payments do not exceed $25,000;
(vi) Contract or group of related Contracts with the same party or any group of affiliated parties which requires or may in the future require aggregate consideration by or to any member of the Company Group in excess of $25,000;
(vii) Contract in effect between any member of the Company Group and any Seller (or an Affiliate thereof) or any of the officers, directors or Affiliates of any member of the Company Group;
(viii) obligations of any member of the Company Group to make payments to any Seller (or an Affiliate thereof) or any Affiliate of any member of the Company Group;
(ix) loans by any member of the Company Group to any Seller (or any Affiliate thereof) or any of the officers, directors or Affiliates of each member of the Company Group.
(b) Each member of the Company Group has, in all material respects, performed all obligations required to be performed by it and is not in material default under, or in material breach of, or in receipt of any claim of material default under, any Material Agreement; and the Company does not have any knowledge of any material breach by the other parties to any Material Agreement.
(c) There is no term or provision of any Contract not included on the Schedules hereto to which any member of the Company Group is a party or by which it or any of its properties is bound that would have a Material Adverse Effect. There is no term or provision of any federal or state judgment, decree or order applicable to or binding upon any member of the Company Group, the enforcement of which would have a Material Adverse Effect.
5.11 Systems' Capacity, Customers and Rates.
(a) Schedule 5.11(A) hereto lists, as of December 31,
1998 (or as of the respective date therein specified), (i) the system bandwidth for each System, (ii) programming offered, (iii) approximate linear miles of aerial and underground plant (i.e., main trunk and distribution or feeder cable); provided, that for purposes of this subsection
(iii), the term "approximate" shall allow a variance of plus or minus 10% from the number of linear miles of aerial and underground plant set forth on Schedule 5.11(A), (iv) the approximate number of Homes Passed, (v) the total number of retail and bulk equivalent basic customers (including an approximate breakdown of the number of retail customers among Franchises) as reported by Cable Data, (vi) the aggregate number of premium units subscribed to by the Company Group's Premium Subscribers, (vii) subscriber rates for all services including basic and premium services, tier services, additional outlets and converter rental charges in and for each of the Service Areas, (viii) the community unit identification number ("CUID Number") for each franchise community; (ix) a list of all free, discount or other promotional service obligations (other than those free, discount or other promotional service obligations which are regularly offered or arise in the ordinary course of business); and (x) the Signals carried by each System and the channel position of each such Signal and, with respect to TV station signals, whether carried pursuant to must-carry requirements or retransmission consent, which information is true and correct, in all material respects. Except where specifically indicated on Schedule 5.11(A), each of the respective channel lineups set forth in Schedule 5.11(A) is capable of being viewed in its entirety by each Subscriber in the applicable System (subject to ordinary course service interruptions).
(b) Except as set forth in Schedule 5.11(B), all reports or other documents, payments (including, without limitation, all franchise fees and FCC regulatory fees) or submissions required to be filed by the Company Group with respect to any Franchise or the Business have, in all material respects, been duly and timely filed and/or paid with the appropriate authority and were correct in all material respects when filed.
5.12 Employees.
(a) The Company is not aware that any officer, executive employee or any group of employees of the Company Group has or have any plans to terminate his, her or their employment with the Company Group. Each member of the Company Group has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and except as set forth in Schedule
5.12 hereto, no member of the Company Group has received any notice of any claim at the date of this Agreement and during the preceding three years that it has not complied in any material respect with any laws relating to the employment of employees or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any laws. No member of the Company Group has written policies and/or employee handbooks or manuals except those set forth in
Schedule 5.12.
(b) Except as set forth in Schedule 5.12 hereto, no member of the Company Group is, and during the 12 months prior to the date of this Agreement no member of the Company Group has been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees. Except as set forth in Schedule 5.12 hereto, no member of the Company Group is a party to any collective bargaining agreement and there are no unfair labor practice or arbitration proceedings pending with respect to any member of the Company Group or, to the knowledge that the Company, threatened and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such a claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company Group or any of the employees performing work for the Company but provided by an outside employment agency, if any. Within the last 12 months, there has been no work stoppage, strike or other consorted activity by any employees of the Company Group.
(c) Except as set forth in the Schedule 5.12 and as to those employees (if any) represented by a labor organization, all employees of the Company Group are employed at-will. Except as set forth in Schedule 5.12, completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from any member of the Company Group to any officer, director, or employee of, or consultant to, a member of the Company Group.
(d) No member of the Company is a party to any agreement for the provision of labor from any outside agency except as set forth in Schedule 5.12. To the knowledge of the Company, at the date of this Agreement and during the preceding three years, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company Group, and no claims by any governmental agency with regard to such employees except as set forth in Schedule 5.12.
5.13 Absence of Certain Developments.
Except as set forth on Schedule 5.13 hereto, and except for the transactions contemplated by this Agreement, no Company Group member has, insofar as the Systems or the Assets are concerned, since December 31, 1998:
(i) except for borrowings under the Credit
Facility in the ordinary course of business, borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except Permitted Encumbrances and liens securing indebtedness under the Credit Facility;
(iii) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims (other than unpaid subscriber debts and claims in the ordinary course of business);
(iv) suffered any substantial losses other than consistent with recent operating history;
(v) except in the ordinary course of business, waived or released any material right or claim;
(vi) made any changes in employee compensation or personnel policies, including the establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option, stock purchase or other Plan (as defined below), declared, paid or committed to pay a bonus or additional salary or compensation to any Person (other than the stay put bonuses or signing bonuses permitted pursuant to Section 7.3(e) hereof), or made any other increase in the compensation payable to or to become payable to any executive officers of any member of the Company Group, except in the ordinary course of business and consistent with past practices;
(vii) entered into any other transaction other than in the ordinary course of business;
(viii) amended or terminated any Contract listed in any Schedule hereto, except in the ordinary course of business and except for Contracts that have expired by their own terms;
(ix) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or
(x) has suffered a Material Adverse Effect, or has had any event or events occur that, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect;
(xi) materially changed any of its accounting principles or practices, or revalued such Assets or Systems for financial reporting, property tax or other purposes;
(xii) entered into any Contract or understanding to do any of the foregoing.
5.14 Real Property.
Schedule 5.14 hereto contains a legal description of each parcel of Real Estate owned by the Company Group together with a description of the type of use of each such parcel. The Company has furnished to Buyer a copy of any title insurance policy or other evidence of title issued with respect to each owned parcel of Real Estate owned by the Company Group in the possession of the Company Group. Except for any Permitted Encumbrances, the Company or a Subsidiary thereof is the sole owner (both legal and equitable) of, and has good and marketable title in fee simple absolute to, each parcel of Real Estate listed on Schedule 5.14 and all buildings, structures and improvements thereon, and the unfettered right to occupy the leased property free and clear of any options to lease or purchase. The location and use (i.e., headend, tower or office site) of each real property leased by the Company Group is identified on Schedule 5.9(B). All of the Real Estate, and all of the real property leased by the Company Group, utilized as a headend, office or tower site has unfettered access to public roads or streets and all utilities and services necessary for the proper conduct and operation of the Systems. The Real Estate and all of the real property leased by the Company Group complies and is operated in material compliance with all applicable laws. There are no defects in the physical condition of the Real Estate or the improvements located on the Real Estate which could impair or prevent the current or proposed use thereof by the Company Group. No member of the Company Group has received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Real Estate or the improvements located on the Real Estate or (b) giving notice of any material governmental actions pending. There is no action, proceeding or litigation pending (or, to the best knowledge of the Company, contemplated or threatened):
(i) to take all or any portion of the Real Estate, or any interest therein, by eminent domain; or (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Estate or the use or development thereof in any manner which could impair or prevent the current or proposed use thereof by the Company Group. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Real Estate.
5.15 Title to Assets; Personal Property.
A member of the Company Group is the sole owner (both legal and equitable) of and has good and marketable title to the Assets constituting personal property, tangible and intangible, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind other than with respect to the liens securing the Company Group's indebtedness and the Permitted Encumbrances. The material items of machinery, equipment and other tangible assets included in the Assets are in satisfactory operating condition, reasonable wear and tear excepted, and conform, in all material respects, to all applicable ordinances, rules, regulations and technical standards, including the rules, regulations and technical standards of the FCC and the local franchise authorities, and all applicable building, zoning and other laws. As of the Closing, the amount of Assets constituting inventory of set-top cable boxes will be adequate to cover usage projected by the budget provided to Buyer for thirty days after the Closing Date for each of the following types of boxes: (i) standard analog, (ii) advanced analog, and (iii) digital.
5.16 Compliance with Laws.
(a) The operations of the Systems have been, and are being, conducted in material compliance with all applicable laws, rules, regulations and other requirements of all federal, state, county or local governmental authorities or agencies.
(b) (i) The Company Group is permitted under all applicable Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Systems make available to customers of the Systems (the "Signals") presently being carried to such customers and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed to operate all the facilities required by law to be licensed, including without limitation, any business radio and any CARS system being operated as part of the Systems; and (ii) other than requests for network nonduplication and syndex protection and sports league (e.g., NBA, NHL, MLB) blackout requests, no written requests or orders have been received by any member of the Company Group during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office, any local or other television station or system or from any other Person (x) challenging or questioning the legal right of a member of the Company Group to distribute the Signals, own or operate any System or to own, operate or use any FCC licensed or registered facility owned, operated and/or used by the Company Group in conjunction with the Company Group's operation of any System or (y) requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which the Company Group has not complied, and
(iii) except as disclosed in Schedule 5.16(B), the Company Group has complied with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System, including, without limitation, all retransmission consent agreements to which any member of the Company Group is a party.
(c) The Company Group is in compliance with the applicable Cumulative Leakage Index and Equal Employment Opportunity requirements of the FCC.
(d) The Company Group has deposited with the United
States Copyright Office all statements of account and other documents and instruments, and has paid all such royalties, supplemental royalties, fees and other sums to the United States Copyright Office with respect to the business and operations of the Systems as are required under the Copyright Act to obtain, hold and maintain the compulsory license for CATV systems prescribed in Section 111 of the Copyright Act. The Company Group and the Systems are in material compliance with the Copyright Act and the rules and regulations of the Copyright Office. The Company Group and the Systems are entitled to hold and do hold the compulsory copyright license described in Section 111 of the Copyright Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner. The carriage, transmission or use of the Signals has not and does not subject the Systems or any Company Group member to any FCC proceedings or any suits or actions, including without limitation, suits or actions for copyright infringement.
(e) All necessary FAA and FCC approvals and registrations have been obtained and/or filed with respect to the height and location of those towers owned by the Company or the appropriate member of the Company Group, and those towers are being operated in material compliance with applicable FCC and FAA rules.
(f) There is no inquiry, claim, action or demand pending before the United States Copyright Office or the Copyright Royalty Tribunal which questions the copyright filings or payments made by any Company Group member with respect to the Systems other than routine inquiries or proposed corrections. The Company will provide Buyer with copies of any and all additional inquiries, claims, actions or demands during the period between the date of this Agreement and the Closing Date.
(g) Copies of all aeronautical frequency notices filed with the FCC with respect to the Systems have been delivered to Buyer.
(h) Schedule 5.16(H) sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Communications Act and FCC Regulations as of the date of this Agreement. Except as set forth on Schedule 5.16(H), no rate complaints are pending with the FCC against the Systems, no Company Group member has received any written (or to the Company's knowledge other) notice from any Governmental Authority that it has any obligation or liability to rollback its rates for Basic or Expanded Basic Service or otherwise to refund to customers of the Systems any portion of the revenue received by the Company Group from such customers (excluding revenue with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items) that has not been resolved. The Company Group has made a good faith effort to set its rates in accordance with applicable statutory provisions, rules, regulations and orders and is aware of no basis for rollbacks or refunds. The Company has delivered to Buyer complete and correct copies of all FCC forms relating to rate regulation of the Systems filed with any Governmental Authority, copies of all correspondence with any Governmental Authority relating to such rate regulation and any other documentation justifying the rates charged to customers of, or otherwise supporting an exemption from the rate regulation provisions of the Communications Act claimed with respect to, any of the Systems. The customer records of the Systems contain the names, addresses and payment histories of, and services delivered to, all Persons known by the Company to be receiving any CATV service from any member of the Company Group with respect to the Systems.
(i) Except as set forth on Schedule 5.16(I), as of the date of this Agreement, (i) no construction programs relating to the provision or proposed provision of CATV service have been undertaken by any Person in any of the Service Areas and, to the Company's knowledge, without investigation but upon inquiry of its regional managers and as should reasonably be known to a reasonable CATV operation, no such construction programs are proposed or threatened to be undertaken, (ii) no franchise or other applications or requests of any Person to provide CATV service in the Service Areas have been filed or to the Company's knowledge are threatened or proposed; (iii) there is no other CATV or other video services provider (excluding DBS providers) within any of the Service Areas which is providing or, to the Company's knowledge, has applied for a franchise or otherwise intends to provide CATV services or other video services (excluding DBS services) to any of the Service Areas in competition with any of the Systems. Except as set forth in Schedule 5.16(I), no Company Group member is a party to any agreement restricting the ability of any Third Party to operate CATV systems or any other video programming distribution business within any of the Service Areas.
5.17 Transactions.
Except as disclosed on Schedule 5.17 hereto, since
December 31, 1998, no member of the Company Group has entered into any transaction outside the ordinary course of its business, and there has not been any material change in the manner in which the Company Group conducts its business. Since December 31, 1998, there has not been any Material Adverse Effect.
5.18 Litigation and Legal Proceedings.
Set forth on Schedule 5.18 hereto is a complete and accurate list and description of all suits, claims, actions and administrative, arbitration or other similar proceedings relating to the Company Group (including proceedings concerning labor disputes or grievances, civil rights discrimination cases and affirmative action proceedings) and all governmental investigations pending or, to the knowledge of the Company, threatened, in each case to which any member of the Company Group is a party, or against its properties or business, and each judgment, order, injunction, decree or award relating to a member of the Company Group or the Assets (whether rendered by a court or administrative agency, or by arbitration pursuant to a grievance or other procedure) to which a member of the Company Group is a party that is unsatisfied or requires continuing compliance therewith (such suits, actions, claims, judgments, orders, injunctions, decrees and awards are herein referred to as "Legal Proceedings"). To the Company's knowledge, there are no facts or circumstances that would give rise to any material claims against the Systems or the Assets, other than such claims as may be applicable to the CATV industry generally. The foregoing warranty specifically excludes matters undertaken by or pending before Congress, the FCC, the Copyright Royalty Tribunal or any state governmental authority in any state in which any System is located which would have applicability to CATV systems in general but to which no Company Group member is expressly a party.
5.19 Brokers' Fees.
Neither, RT, RAM nor any member of the Company Group has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.
5.20 Plans; ERISA.
(a) Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of which any member of the Company Group, or any member of the same controlled group as a member of the Company Group within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which a member of the Company Group or any of their ERISA Affiliates makes contributions or is required to make contributions, and (ii) any similar employment, severance or other arrangement or policy of any of the Company Group members or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as disclosed on Schedule 5.20, neither a member of the Company Group nor any of their respective ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans. None of the Plans is or was a "multi-employer plan," as defined in Section 3(37) of ERISA. None of the Plans is or was a "defined benefit pension plan" within the meaning of
Section 3(35) of ERISA. None of the Plans provides or provided post-retirement medical or health benefits. None of the Plans is or was a "welfare benefit fund," as defined in
Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. No member of the Company Group or any ERISA Affiliate is or was a party to any collective bargaining agreement. Except as disclosed on
Schedule 5.20, no member of the Company Group or any ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, except as disclosed on Schedule 5.20, there are no Plans which the Company will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. The Company has made available to Buyer true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(ii) the currently effective Summary Plan Description pertaining to each of the Plans, as applicable, (iii) the three (3) most recent annual reports for each of the Plans (including all related schedules), (iv) the most recent Internal Revenue Service determination or opinion letter, as applicable, for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents, and (v) for each unfunded Plan, financial statements which shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.
(b) Penalties. To the Company's knowledge, no member of the Company Group or any of their respective ERISA Affiliates is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and no member of the Company Group or any of their respective ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other applicable laws. Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D of the Code, has complied in all material respects. No event has occurred which could subject any Plan to tax under Section 511 of the Code.
(c) Qualification. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, and has been operated in all material respects in accordance with its terms and with the provisions of the Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meet such requirements. Except as set forth in Schedule 5.20, the Company Group members have not made any payments, are not obligated to make any payments, and are not parties to any Contract or Plan that under certain circumstances, considered either individually or in the aggregate, could require any of them to make any payments, that are not deductible as a result of the provisions set forth in Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code. The Audited Financial Statements and the Unaudited Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. Except as disclosed on Schedule 5.20 or as set forth in Section 13.12, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of any member of the Company Group or Buyer to any Plan, or any present or former employee of a member of the Company Group, (ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or
(iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, contractor, or consultant of a member of the Company Group. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (I) there is and will be no liability of the any member of the Company Group or Buyer in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and
(II) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.
(d) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company Group, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other Person whomsoever. The Company Group knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.
5.21 Insurance, Surety Bonds, Damages.
Set forth on Schedule 5.21 hereto is a correct list of all insurance policies and surety bonds of the Company Group now in effect, including the names of the insureds and their addresses. The premiums on such insurance policies and bonds have been currently paid, and such policies and bonds are valid, outstanding and enforceable, in full force and effect and insure against risks and liabilities and provide for coverage to the extent and in a manner required of or deemed reasonably appropriate and sufficient by the Company. The Company Group will maintain coverage of similar kinds and amounts and will pay the premium for such coverage through the Closing Date.
5.22 Environmental Laws.
Except as set forth in Schedule 5.22: (i) each member of the Company Group is in material compliance with all Environmental Laws; (ii) no member of the Company Group has received, since January 1, 1994, any order, directions or notices relating to any release or threatened release of any Hazardous Substance, or alleging a violation of any Environmental Law and no government agency has submitted to any member of the Company Group any request for information pursuant to any Environmental Law relating to the Systems;
(iii) to the best of the Company's knowledge, there are no material Environmental Permits required under any Environmental Law in connection with the operation of the Systems; and (iv) there has been no generation, use, treatment, disposal, or actual or threatened release of any Hazardous Substance by the Company Group or, to the Company's knowledge (without any obligation of further investigation), by any other party at, in, under, or about any of the real property currently or formerly owned, leased, occupied or used by any member of the Company Group. Except as set forth on Schedule 5.22, no Company Group member has received, since January 1, 1994, any notification pursuant to any Environmental Laws that: (i) any work, repairs, construction or capital expenditures are required to be made in respect of any of the Assets as a condition of continued compliance with any Environmental Laws; or (ii) any currently held material Environmental Permit relating to the Systems is about to be made subject to materially different limitations or conditions, or is about to be revoked, withdrawn or terminated. The Company has provided Buyer with complete and correct copies of all studies, reports or surveys in the possession of RAM, RT or any Company Group member relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Estate or leased or occupied real property.
5.23 No Other Commitment to Sell.
No part of the Systems or any of the Assets is directly or indirectly subject in any manner to any written or oral commitment or any arrangement for the sale, transfer, assignment, or disposition thereof, in whole or in part, except (i) as provided in any of the Company's Franchises or in the general security provisions of any of the Company's debt instruments, (ii) the sale any Asset in the ordinary course of business which has been or will be replaced by the Company on or before the Closing Date with a replacement Asset of equal or greater value, or (iii) as otherwise set forth in Schedule 5.23 hereto.
5.24 Year 2000.
The Company Group has used diligent efforts to ensure that its Computer Systems are Year 2000 Ready and that there shall be no Material Adverse Effect on the Company by reason of the advent of the year 2000. Without limiting the generality of the foregoing, the Company Group has (A) with respect to its own Computer Systems, (i) initiated a review and assessment of all Computer Systems; (ii) developed the Year 2000 Remediation Program delivered to Buyer; (iii) has complied in all material respects with the Year 2000 Remediation Program delivered to Buyer, and (iv) has taken all steps to date such that it reasonably expects to complete the Year 2000 Remediation Program by December 31, 1999, and
(B) with respect to Third Party Systems, has no reason to believe, after due inquiry, that such Third Party Systems will adversely impact the Year 2000 Readiness of the Computer Systems.
5.25 Trademarks, Patents and Copyrights.
Each member of the Company Group owns or possesses adequate licenses or other valid rights, title and interest to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information (collectively, "Intellectual Property") used or held for use in connection with the business of each member of the Company Group as currently conducted or as contemplated to be conducted, except for Intellectual Property owned by the Disbursement Agent and to be licensed to Buyer pursuant to the License. The Company is unaware of any assertion or claim challenging the validity of any of the foregoing (or any basis therefor). To the knowledge of the Company, the conduct of the business of each member of the Company Group as currently conducted does not infringe, either directly or indirectly, any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any Third Party. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to each member of the Company Group. The Disbursement Agent owns all right, title and interest in the trademarks "Cablevision Communications," "Total TV" and "Total Web," including without limitation all intellectual property therein, which trademarks will be licensed to the Company pursuant to the License, covering a period of 180 days from the Closing Date.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
As an inducement to Sellers to enter into this Agreement
and to consummate the transactions contemplated hereby, Buyer hereby represents (as of the date of this Agreement) and warrants as follows:
6.1 Organization.
Buyer is a corporation duly organized, validly existing,
and in good standing under the laws of the State of Delaware and has the power and authority to own and use its properties and to transact the business in which it is engaged and to
acquire the Purchased Interests pursuant to this Agreement.
6.2 Authority Relative to this Agreement.
Buyer has all necessary corporate power and authority to
execute and deliver this Agreement, to perform its
obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this
Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of
Buyer, enforceable against Buyer in accordance with its
terms.
6.3 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement and
all other instruments or documents executed by Buyer in
connection herewith and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation, or bylaws of Buyer, (ii)
conflict with or violate any law, rule, regulation, order,
judgment or decree applicable to Buyer or by which any
property or asset of Buyer is bound or affected or (iii)
result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a
default) under, any Contract to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound
except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of
the Closing, or otherwise prevent Buyer from performing its obligations under this Agreement.
(b) The execution and delivery of this Agreement by
Buyer does not, and the performance of this Agreement by
Buyer will not, require Buyer to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act,
and (C) state and local governmental authorities, including
state and local Franchise authorities, (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Closing or otherwise prevent Buyer from performing its obligations under this Agreement.
6.4 Financial Capability.
Buyer has the financial ability to purchase the
Purchased Interests in accordance with terms of this
Agreement.  Buyer has available and will have available as of the Closing Date funds sufficient to pay the Purchase Price
in accordance with Section 2.2.
6.5 Litigation.
There is no claim, action or proceeding pending or
threatened against Buyer of which Buyer has received notice, which if determined adversely would prevent or delay the consummation of the transactions contemplated by this
Agreement, and no judgement, order or decree has been entered nor any such liability incurred having such effect.
6.6 No Violation of FCC Cross Ownership Rules.
On the Closing Date, Buyer will not be in violation of
any FCC restrictions regarding the ownership of competing
media and related businesses that materially adversely affect the ability of Buyer to own the Business.
6.7 Investment Intent; Sophisticated Buyer.
Buyer (a) is an informed sophisticated entity with
sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its investment in securities of the Company to be acquired pursuant hereto, (b)
is financially able to bear the risks of investing in the
Company, (c) has had an opportunity to discuss the business, management and financial affairs of the Company Group with the management of the Company Group, (d) is acquiring such securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (e) understands that (i) such securities have not been registered under the Securities Act,
(ii) such securities must be held indefinitely unless a
subsequent disposition thereof is registered under the
Securities Act or is exempt from such registration, (f) has
no present need for liquidity in connection with its purchase of such securities, (g) understands that the purchase of such securities involves a high degree of risk, and (h)
acknowledges that the purchase of such securities is
consistent with its general investment objectives.
6.8 Finders' and Brokers' Fees.
Except for the fees of Communications Equities
Associates, which will be paid solely by Buyer, no broker,
finder or investment banker is entitled to any brokerage,
finder's or other fee or commission in connection with the transaction provided for in this Agreement based upon arrangements made by or on behalf of Buyer.
ARTICLE VII
COVENANTS
7.1 Access.
Between the date of this Agreement and the Closing Date,
the Company shall, and shall cause RAM, RT and each other
member of the Company Group and their respective officers and employees to, (i) give Buyer and its respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access, during normal
business hours, to all buildings, offices, properties, plants and other facilities and to all contracts, internal reports, data processing files and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company Group, whether located on the
premises of the Company or at another location; (ii) furnish promptly to Buyer a copy of each report, schedule, registration statement and other document filed or received
by any member of the Company Group during such period
pursuant to the requirements of Federal securities laws or regulations; (iii) permit Buyer to make such inspections as it may reasonably require; (iv) cause its officers and
employees and the other Company Group officers and employees to furnish Buyer such financial, operating, technical and
product data and other information with respect to the
business and properties of the Company Group as Buyer from
time to time may reasonably request, including without
limitation financial statements and schedules; (v) allow
Buyer the opportunity to interview such employees and other personnel and Affiliates of the Company Group as they may reasonably request; and (vi) cooperate with Buyer and its Affiliates and representatives in arranging for an orderly transition in connection with the transfer of control of the Company; provided, however, that no investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty made by the Company herein.
Materials furnished to Buyer pursuant to this Section 7.1 may be used by Buyer for strategic and integration planning
purposes relating to accomplishing the transactions
contemplated hereby. Prior to the Closing, any information provided to Buyer or its representatives pursuant to this
Agreement shall be held by Buyer and its representatives in confidence in accordance with and subject to the terms of the
Buyer Confidentiality Agreement.
7.2 Environmental Assessment.
Buyer shall have the right to commission, at Buyer's
cost and expense, a so-called "Phase I" environmental site assessment of the Company Group's assets (a "Phase I
Assessment"), provided that no such Phase I Assessment shall be commenced more than forty-five days after the date hereof.
If the Phase I Assessment indicates that a so-called "Phase
II" assessment (a "Phase II Assessment") or other additional testing or analysis of the Real Estate or other leased or occupied real property is advisable, then, subject to any enforceable and reasonably nonnegotiable restrictions placed thereon by a Third Party owner or lessor of any real property involved, Buyer may elect to cause its agents to conduct such testing and analysis, provided, however, that to the extent reasonably requested by the Company, (i) such testing shall be conducted under the Company's reasonable oversight and in a manner that does not materially interfere with the
Business, and (ii) Buyer shall provide reasonable assurance
that tested property will not be damaged or, if damaged, will be repaired at Buyer's expense. The Company shall use its commercially reasonable efforts to comply with any reasonable request for information made by Buyer or its agents in connection with any such investigation.  The Company
covenants that any response to any such request for
information will be complete and correct in all material
respects.  The Company will afford Buyer and its agents
access to all operations of the Company at all reasonable
times and in a reasonable manner in connection with any such investigation subject to any reasonably required approval of the Company's landlords, which approval the Company will use its commercially reasonable efforts to obtain.
7.3 Interim Period Operations.
From the date hereof until the Closing, the Company
shall use its commercially reasonable efforts to operate
pursuant to the terms of the budget previously provided by
the Company to Buyer.  The Company shall proceed with the
capital expenditure projects set forth on Schedule 7.3(A) in accordance with the capital expenditure budget provided to
Buyer.  Notwithstanding anything herein to the contrary,
neither the Sellers nor the Company shall be liable to Buyer for any delays in connection with such capital expenditure
projects due to factors outside their control including, but not limited to, weather delays, material shortages, and labor strikes. From the date hereof until the Closing, except as otherwise contemplated by this Agreement or with Buyer's prior consent, not to be unreasonably withheld, RT, RAM and
each member of the Company Group shall carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organizations and material relationships with Third Parties. Without limiting the generality of the foregoing,
RT, RAM and each member of the Company Group shall not
without the prior written consent of Buyer, which consent
shall not be unreasonably withheld:
(a) make any material capital expenditures, as
determined in accordance with GAAP, except for capital
expenditures referred to in Schedule 7.3(A) hereto;
(b) agree or commit to dispose of any material assets
out of the ordinary course of business where the proceeds of disposition or the net book value of the relevant assets exceed $50,000;
(c) merge or consolidate with any Person, acquire any
stock or other ownership interest in any Person or, the
assets of any business as an entirety ;
(d) except as required by law, adopt, amend, modify,
spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate any benefit plan;
(e) (i) except in the ordinary course of business
consistent with past practice, (x) make any change in the compensation payable or to become payable to any officer, director, employee, agent, Affiliate or consultant, or (y)
enter into any severance, termination or other similar
agreement, (ii) enter into or amend any employment agreement,
(iii) make any loans to any of its officers, directors,
employees, agents, Affiliates or consultants, (iv) make any material change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, or (v) otherwise enter into any transactions with or make any payment to or for any Affiliate of any member of the Company
Group (other than payment of management fees consistent with past practice), in each case whether contingent on
consummation of the transactions contemplated hereby or
otherwise. Notwithstanding anything provided herein to the contrary, this Section 7.3(e) shall not apply with respect to signing bonuses, stay put bonuses or similar items paid directly or indirectly by Sellers (including through a
resulting adjustment to the RAP Equity Value under Section
2.4);
(f) declare, set aside or pay any dividend or other
distribution other than a cash distribution, in respect of
the equity of any member of the Company Group (other than any such dividend or distribution paid to another member of the
Company Group), or redeem or otherwise acquire any of its
respective securities;
(g) issue, sell, deliver or agree or commit to issue,
sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscription, rights to purchase or otherwise) any stock of any class or any other securities or partnership interests of any member of the
Company Group or amend any of the terms of any securities of any member of the Company Group outstanding on the date
hereof ;
(h) except as previously disclosed to Buyer, change the
rates or marketing practices applicable to any System without notifying Buyer;
(i) enter into any Contract or Contracts relating to
the Business that individually or in the aggregate call for payments, or otherwise involving expenditures, over their terms in excess of $100,000, except in the ordinary course of business consistent with past practice, and except for the renewal of any such Contract that would, but for such
renewal, terminate in accordance with its terms prior to
Closing;
(j) enter into, or amend in any material respect, any
Contract with @Home or any other party providing for Internet access to the Company Group's customers.
(k) engage in any line of business, or enter into any
Contract, unrelated to the Business;
(l) incur any debt not having market terms for bank
debt and that is not repayable without penalty or premium
within six months of the Closing Date;
(m) become a guarantor or surety of any indebtedness of
any other Person;
(n) take any action that could reasonably be expected
to cause the condition described in Section 9.2 to become
untrue; or
(o) take, or agree in writing or otherwise to take, any
of the foregoing actions or any actions.
7.4 Delivery of Documents to Buyer.
The Company covenants that, to the extent that it has
not already done so, the Company will insofar as practicable deliver or otherwise make available to Buyer for inspection, at the locations where RT, RAM or the Company Group maintains such information, the following within thirty (30) days after the date hereof, or as specifically delineated below:
(i) the Company's most recently prepared
managerial reports and customer accounting records, which
shall include a customer accounts receivable aging report summarizing, respectively, customers whose accounts are at least one, two, and three or more Monthly Billing Periods
overdue, for the last (or then most recently concluded)
regular Monthly Billing Period.  The Company further
covenants to deliver to Buyer the monthly customer accounting records within 20 days after the end of each calendar month prior to the Closing and to deliver the managerial reports as soon as practicable.
(ii) Copies of the Additional Financial Statements
as soon as possible after completion, but in any case, within forty-five (45) days of the end of the period covered by any such Additional Financial Statement.
(iii) Copies of such as-built engineering drawings
as the Company has in its possession for the Systems, or, if not available, such design maps and plant drawings and as-
built engineering drawings as the Company has in its
possession will be made available to Buyer for inspection and at the Closing will be left on site at the respective System office for Buyer.
(iv) Copies of any and all bonds in force with
regard to the Systems and the Company Group.
(v) Copies of all written Contracts and other
documents listed in the Schedules hereto, including any and
all contracts in force with any union or collective
bargaining unit representing any employee of any member of
the Company Group together with a certificate of a duly
authorized executive officer, certifying that to the best of such officer's knowledge the copies so delivered are true and complete in all material respects.
(vi) Copies of any required Registration Statements
filed with the FCC pursuant to 47 C.F.R. Section 76.12.
(vii) The Initial Notice of Identity and Signal
Carriage, and all subsequent statements of account filed with the Copyright Office within the past three years and all
Notices of Change of Identity or Signal Carriage filed within the past three years shall be made available for inspection
by Buyer or its representatives upon reasonable notice.
(viii) Copies of radio licenses, earth station
licenses and CARS licenses.
(ix) Copies of must carry elections and
retransmission consent agreements subject to any
confidentiality restrictions contained in such agreements;
To the extent that any of the items referred to above
are received or filed after a date which is 30 days from the date hereof, the Company covenants to deliver such items to
Buyer as soon as practicable after receipt or filing.
7.5 No Impairment of Title.
From the date hereof until the Closing, no Seller shall
sell, dispose of, mortgage, pledge or otherwise encumber any of the Purchased Interests, except as required under the
current terms of the Credit Facility.
7.6 No Amendment to Organizational Documents.
From the date hereof until the Closing, the Company
shall not, and shall not permit any other member of the
Company Group to, amend, in any material respect, the
agreement of limited partnership, certificate of limited partnership, certificate of incorporation, bylaws or other organizational documents of such entity.
7.7 Franchise Renewals; Required Consents; HSR Filings.
(a) Until the Closing, the Company shall, and shall
cause each other member of the Company Group to, timely file valid requests for renewal of the Franchises in accordance
with Section 626 of the Communications Act (47 USC Section 546) and shall use its diligent, good faith, commercially reasonable efforts to renew on substantially the same terms any
Franchise that will expire within thirty-six (36) months
after the date hereof in accordance with its terms.
(b) The Company will use, and will cause each member of
the Company Group to use, its diligent, good faith,
commercially reasonable efforts to (i) obtain in writing, as promptly as possible and at its expense, all of the Required Consents and any other consent, authorization or approval required to be obtained in connection with the transactions contemplated by this Agreement, and deliver to Buyer copies of such Required Consents and such other consents,
authorizations or approvals promptly after they are obtained;
and (ii) give any required written notice in connection with the transactions; provided, that the Company will afford
Buyer the opportunity to review, approve and revise the form of letter or application proposed to request the Required
Consent or the form of written notice prior to delivery to
the Third Party or the Affiliate of a party whose consent is sought or to whom notification is required.  The Company and
Buyer will, and the Company will cause each member of the
Company Group to, cooperate with and assist each other in
obtaining all Required Consents and no party shall
intentionally take any action or steps or refrain from taking any action or steps where the result would prejudice or
jeopardize the obtaining of any Required Consent.  Without
limiting the generality of the foregoing, the Company and
Buyer agree to attend City Council or similar meetings and
hearings before local and county administrative bodies.  If, in connection with the process of obtaining any Required
Consent, a Governmental Authority makes a bona fide claim
that any amount is owed by the franchise holder as a result
of a default under, or breach of, the corresponding Franchise by a member of the Company Group or any predecessor in
interest, the Company Group shall satisfy all outstanding
monetary obligations in respect of any such bona fide default or breach except to the extent any member of the Company
Group is contesting such claim in good faith.  No member of
the Company Group will accept or agree or accede to any
material modifications or amendments to, or the imposition of any material condition to the transfer of, any of the
Franchises, FCC Licenses or Necessary Contracts that are not acceptable to Buyer. Notwithstanding the foregoing, as soon as practicable after the date of this Agreement (and in no
event more than twenty (20) business days hereafter), Buyer
will deliver to the Company, and the Company will cause each member of the Company Group to deliver to Buyer, its portion, complete and executed, of requests or applications for approval of the transfer of control or assignment of the Franchises, FCC Licenses and Necessary Contracts, and as soon as practicable thereafter (but in no event more than ten (10) business days) the Company shall deliver, or cause to be delivered, to the appropriate Governmental Authority, (i) a
FCC Form 394 with respect to each Franchise other than to any Governmental Authority that the parties have agreed will not initially receive FCC Form 394; provided, that if either party subsequently requests that FCC Form 394 be completed, executed and delivered to any such Governmental Authority that did not initially receive a FCC Form 394 with respect to any Franchise, then each party will deliver to the other its portion, completed and executed, of appropriate FCC Form 394, and the Company shall deliver, or cause to be delivered, the completed FCC Form 394 to such Governmental Authority as soon as practicable but in any event within fifteen (15) business days after a party has made such request; and (ii) such other
FCC forms as are necessary to obtain the FCC's consent to the assignment or transfer of control of the FCC Licenses.
Without the prior consent of the other party, neither party
shall agree with any Governmental Authority to extend or to
toll the time limits applicable to such Governmental
Authority's consideration of any FCC Form 394 filed with such Governmental Authority. The foregoing notwithstanding, neither party (nor their respective employees, agents, representatives or any other Person acting on behalf of a party) shall be precluded from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a consent is sought, and each
party shall apprise the other of all such requests.
(c) Each of the Company and Buyer, to the extent
required, shall file (or shall cause its ultimate parent
entity to file, if applicable) as soon as practicable (but in any event within thirty (30) days) following the date of this Agreement, the appropriate notifications required under the
HSR Act in connection with the transactions contemplated by
this Agreement.  The Company or Buyer, as the case may be,
shall promptly inform the other of any material communication from the FCC, the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any matter related to any antitrust or trade regulatory laws of
any Governmental Authority ("Antitrust Laws") as they bear
upon the purchase and sale of the Purchased Interests under
this Agreement. If Buyer or any member of the Company Group receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, such party will
endeavor in good faith and will use commercially reasonable
efforts to make or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Buyer and the Company shall, and shall cause their filing
affiliates to, use their respective commercially reasonable
efforts to overcome any objections that may be raised by the Federal Trade Commission, the Department of Justice or any
other Governmental Authority having jurisdiction over
antitrust matters.  The Company and Buyer shall, and shall
cause their respective filing affiliates to, cooperate to
prevent inconsistencies between their respective filings and between their respective responses to all such inquiries and responses, and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of
necessary filings or submissions under the HSR Act.
Notwithstanding the foregoing, no party shall be required to make any significant change in the operations or activities
of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines in good faith that such change would be materially adverse to
the operations or activities of the business (or any material assets employed therein) of such party or any of its
Affiliates having significant assets, net worth or revenue.
The Company and Buyer shall split equally the applicable
filing fees under the HSR Act.
7.8 Notification.
RT, RAM, each member of the Company Group, on the one
hand, and Buyer, on the other hand, shall:
(a) prior to the Closing, in the event of the
occurrence of any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other party;
(b) promptly notify the other party of any material
notice or other material communication from any Governmental Authority received by it in connection with the transactions contemplated by this Agreement.
7.9 Reasonable Efforts; Additional Actions.
Buyer, the Company and, with respect to Sections 9.1,
9.2, and 9.5, each Seller (as to those matters reasonably
within such Seller's control), shall use, and the Company
shall cause each member of the Company Group to use,
commercially reasonable efforts to cause all conditions in
Articles VIII, IX and X to be satisfied and the Closing contemplated hereby to occur. Buyer and each Seller that is a party to the InterLink Agreement (or that controls a party to the InterLink Agreement), to the extent within such
Seller's control, shall use commercially reasonable efforts
to cause the transactions contemplated by the InterLink
Agreement to be consummated. Without limiting the foregoing, subject to the terms and conditions of this Agreement, (i)
Buyer, the Company and (as to those matters reasonably within such Seller's control) each Seller shall use, and the Company shall cause each member of the Company Group to use, all
reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to
remove any injunctions or other impediments or delays, and to consummate the transactions contemplated by this Agreement and (ii) in any vote of the Company's limited partners
necessary to authorize any action contemplated hereby,
including without limitation the restructurings described in
Section 7.11.  Sellers agree to vote their Purchased
Interests in favor of such action.  In case at any time after the Effective Time any further action is necessary or
desirable to carry out the purposes of this Agreement or to
vest Buyer with full title in and to the Purchased Interests and all properties, assets, rights, approvals, immunities and Franchises of the Company Group, Sellers and the proper officers, members, partners and directors of each Person that is a party to this Agreement shall take all such necessary
action.
7.10 Tax Matters.
(a) Cooperation on Tax Matters.
(i) Buyer and Sellers shall reasonably cooperate
in connection with the preparation and filing of any Tax
Return with respect to members of the Company Group.
(ii) Buyer and Sellers further agree, upon request,
to use commercially reasonable efforts to obtain any
certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce
or eliminate any Tax that could be imposed (including Taxes
with respect to the transactions contemplated hereby).
(iii) Buyer and the Company, on one hand, and
Sellers, on the other hand, agree that if any of them
receives any notice of an audit or examination from any Governmental Authority with respect to Taxes of any Company
Group member for any taxable period or portion thereof ending on or prior to the Closing Date, then the recipient of such
notice shall, within three (3) business days of the receipt thereof, notify and provide copies of such notice to the other party, as the case may be, in accordance with the
notice provisions of Section 13.13.
(iv)	The Disbursement Agent (on behalf of Sellers) shall
prepare and file all federal and state income tax returns of the Company for all periods ending on or prior to the Closing
Date, and Buyer agrees to cause the Company to execute each such return, except as provided below in this paragraph. The Disbursement Agent (on behalf of Sellers) shall cause each such return to be prepared and, together with all related work papers, delivered to Buyer for review at least 15 business days prior to the due date for filing of such return. Such returns shall be prepared in accordance with assumptions and practices for returns filed by the Company in recent years with respect to the timing of income, deductions, gains and losses to the extent that such assumptions and practices affect the inclusion of such items in pre-Closing versus post-Closing taxable periods. If Buyer
(x) reasonably determines that any such return does not comply with the previous sentence, or that the execution of any such return would likely subject the Company or the Person executing the return on behalf of the Company to civil or criminal penalties, and (y) within five business days after receipt of such return, provides written notice of such determination and the specific reasons for such determination to the Disbursement Agent, then such return shall be forwarded to the Neutral Accounting Firm for review. The
Neutral Accounting Firm shall report its conclusions to the Disbursement Agent and Buyer within seven business days after receipt of such return indicating whether it concurs with all or part of Buyer's determination and, if so, specifying the changes to such return needed to comply with the requirements of this paragraph and to avoid civil or criminal penalties.
Buyer shall cause the Company to promptly execute such return without any changes thereto (if the Neutral Accounting Firm does not indicate that changes are needed) or with the changes specified by the Neutral Accounting Firm (if the Neutral Accounting Firm indicates that changes are needed).
The conclusions of the Neutral Accounting Firm shall be conclusive and binding on all parties to this Agreement and shall not be subject to dispute or review. The cost of retaining the Neutral Accounting Firm to review any return shall be borne 50% by the Disbursement Agent (on behalf of the Sellers) and 50% by Buyer.
(b) Section 754 Elections; Allocation of Purchase
Price.
(i) To the extent not already in effect, each Company Group member that is treated as a partnership for federal income tax purposes shall timely file an election under Section 754 of the Code so that such entities shall be able to adjust the tax basis of their assets (collectively, the "Partnership Assets") under Section 743(b) of the Code as a result of the transactions contemplated herein.
(ii) The aggregate amount described in the penultimate sentence of Section 2.3 shall be allocated among the Partnership Assets in an allocation agreement (the
"Allocation Agreement") to be prepared in accordance with
Section 2.3 hereof and the rules under Sections 743(b), 751, 755 and 1060 of the Code. Buyer shall deliver a draft of the Allocation Agreement to the Company at least thirty (30) days prior to the Closing Date for approval and consent, and Buyer and the Company shall mutually agree upon the Allocation
Agreement prior to the Closing Date. Neither Buyer nor the Company shall unreasonably withhold its approval and consent with respect to the Allocation Agreement. Buyer and Sellers agree that the Allocation Agreement shall be amended to reflect any post-Closing adjustments determined under Section
2.4 of this Agreement. Unless otherwise required by applicable law, Buyer, Sellers and the Company Group agree to act, and cause their respective affiliates to act, in accordance with the computations and allocations contained in the Allocation Agreement in any relevant Tax Returns or similar filings (including any forms or reports required to be filed pursuant to Section 1060 of the Code ("1060
Forms")), to cooperate in the preparation of any 1060 Forms, to file such 1060 Forms in the manner required by applicable law and to not take any position inconsistent with such Allocation Agreement upon examination of any tax refund or refund claim, in any litigation or otherwise.
(c) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees
(including any penalties and interest but excluding any income tax) incurred in connection with the transactions consummated pursuant to this Agreement shall be borne equally by Buyer and the Disbursement Agent (on behalf of Sellers).
If and to the extent that such Taxes and fees are included in current liabilities pursuant to Section 2.4, Seller's share of such Taxes and fees shall be paid by the Company Group.
Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.
(d) Tax Elections. From and after the date of this Agreement, the Company and each Company Group Member shall not without the prior written consent of the Buyer (which consent shall not be unreasonably withheld) make, or cause or permit to be made, any Tax election that would bind the Company or Buyer in any material respect.
(e) Contests.
(i) In the case of an audit or administrative proceeding that relates to taxable periods ending on or before the Closing Date with respect to any income Tax Return of the Company, Disbursement Agent (on behalf of Sellers) shall assume, defend and control the conduct of such audit or proceeding. In the event that issues relating to a potential adjustment are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which the Buyer would be liable, Buyer shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.
(ii) Buyer shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would bind the Company for any pre-Closing period without the written consent of the Disbursement Agent, which consent shall not be unreasonably withheld or delayed. Sellers shall not enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would bind the Company or Buyer for any post-Closing period without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Buyer and Sellers agree to cooperate, and Buyer agrees to cause the Company Group to cooperate, in the defense against or compromise of any claim in any audit or proceeding, at the expense (excluding general and administrative expenses) of the defending party.
(iii) The members of the Company Group shall not take a position on any Tax Return with respect to such entity's federal tax status (i.e., partnership, S corporation or C corporation) different than that which such entity reported on its 1997 federal Tax Returns.
7.11 Restructuring.
The Company agrees to cooperate, and to cause each member of the Company Group to cooperate, with Buyer, at Buyer's cost and expense (other than general and administrative expenses), prior to the Effective Time in restructuring the legal form or ownership of any member of the Company Group, changing the form of equity ownership of any member of the Group, permitting Buyer or any of its Affiliates to purchase interests in, or assets of, Subsidiaries of the Company from either the Company or a Subsidiary of the Company or effecting other restructurings of the transactions contemplated herein; provided, however, that such cooperation may be withheld if and to the extent the Company reasonably determines that such cooperation would likely have an adverse effect (including, without limitation, with respect to Taxes, but excluding any effect for which Buyer agrees to provide reasonable compensation) on (i) the Company or InterLink (unless all conditions to Closing under Articles VIII, IX and X have or will be satisfied or waived prior to the effective time of any proposed restructurings and such restructurings would be effected on the Closing
Date), (ii) any of the Sellers or InterLink Sellers or (iii) any of the direct or indirect owners of the Sellers or InterLink Sellers.
7.12 Year 2000 Remediation Program.
The Company shall, and shall cause RAM, RT and each other member of the Company Group and their respective officers and employees to: (i) until the Closing Date, use diligent, commercially reasonable efforts to implement the Year 2000 Remediation Program by the Closing Date, (ii) assist and cooperate with Buyer in the refinement and implementation of the Year 2000 Remediation Program, (iii) assist and cooperate with Buyer in developing and implementing plans for Buyer to continue the Year 2000
Remediation Program after the Closing Date, and (iv) implement all solutions identified as reasonably necessary to members of the Company Group by vendors, distributors and manufacturers of the Computer Systems and Third Party Systems in order to ensure Year 2000 Readiness, except for those solutions that the vendor cannot provide by the Closing Date.
7.13 Exculpation and Indemnification.
Buyer shall ensure that the Company's obligations provided for in Section 13 of the Company's Partnership
Agreement, with respect to the indemnification of RAM, the limited partners of the Company, the members of the Company's Advisory Committee, and any of their respective partners and Affiliates (the "Indemnification Provisions") shall continue in effect, and shall not be amended or eliminated, for a period of at least five years following the Closing Date.
During such five year period, neither the Buyer nor any of its successors or assigns shall permit any other Person to acquire effective control of the Company unless (i)such
Person undertakes that it will not permit the Indemnification Provisions to be amended or eliminated during such period or
(ii) Buyer assumes such obligations during such period.
Neither the Company nor any of its successors or assigns will transfer all or the majority of its assets to any one or more Persons in a single transaction or series of related transactions (including but not limited to any transfer in connection with the liquidation or termination of the Company or any merger or consolidation involving the Company), unless either Buyer or such transferee agrees to assume and be responsible for the obligations of the Company under the Indemnification Provisions during the five year period commencing on the Closing Date. At the Closing, Buyer will assume the obligations of Sellers under the Company's
Partnership Agreement.
7.14 Credit Facility; Senior Subordinated Notes.
The Company, upon Buyer's request and with Buyer's assistance, will use commercially reasonable efforts, at Buyer's expense, to obtain any consents of lenders under the Credit Facility that are necessary to permit the Company to keep the Credit Facility in place following the Closing.
Following the Closing, Buyer will comply with the terms of the Credit Facility and the Indenture, including, but not limited to, the giving of any required notice of change of control of the Company and offer to repurchase to each holder of the Senior Subordinated Notes within 30 days of the Closing Date, in accordance with the terms of the Senior Subordinated Notes. If the Credit Facility is required to be prepaid, Buyer agrees to do so at the Closing.
7.15 Admission of Buyer as a Substitute Limited Partner.
Each party will take such action as is required on its part pursuant to the Company's Partnership Agreement in order that, upon the Closing, Buyer will be admitted as a Substitute Limited Partner (as defined in the Company's
Partnership Agreement) under the provisions of the Company
Partnership Agreement.
7.16 Publicity.
Except as required by applicable law, prior to the Closing (i) the Company and Buyer shall consult with and cooperate with the other prior to the Closing Date with respect to the content and timing of all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby and (ii) neither the Company nor Buyer shall make any such release or announcement without the prior written consent and approval of the other, which consent and approval shall not be unreasonably withheld.
After the Closing Date, except as required by applicable law,
(i) Disbursement Agent and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby and (ii) neither Disbursement Agent nor Buyer shall make any such release or announcement without the prior written consent and approval of the other, which consent and approval shall not be unreasonably withheld.
7.17 Services Provided by and to Alliance.
At the Closing, the Company will execute and deliver, and will cause Alliance Communications, LLC to execute and deliver, a Services Agreement substantially in the form of
Exhibit 7.17 (the "Services Agreement").
ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL PARTIES
The obligations of each of the parties to consummate the transaction contemplated hereby are subject to the conditions that:
8.1 Orders Prohibiting Consummation of Transactions.
At the Closing Date, there shall exist no applicable law, rule, regulation, order, judgment or injunction the effect of which is to prohibit consummation of the transactions contemplated by this Agreement, other than any rule, regulation or order relating to Franchises, which shall be governed by Section 9.8 hereof.
8.2 HSR Act.
All necessary pre-merger notification filings required under the HSR Act will have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting periods (and any extensions thereof) will have expired or been terminated.
ARTICLE IX
CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
All obligations of Buyer under this Agreement are subject to the fulfillment (or waiver in whole or in part by Buyer in writing) on or before the Closing Date (or such earlier date as may be specified), of each of the following conditions:
9.1 Compliance with Agreement.
The Company and Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement to be performed by them at or prior to Closing and there shall be no material uncured default of the Company or Sellers under any term of this Agreement. Without limiting the generality of the foregoing, all Purchased Interests shall have been tendered for sale to Buyer, using instruments of conveyance in form and substance reasonably satisfactory to Buyer, accompanied by all certificates, if any exist, representing certificated
Purchased Interests.
9.2 Correctness of Representations and Warranties.
Each of the representations and warranties of the Company and Sellers set forth in this Agreement shall be true and correct in all respects on the Closing Date (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties expressly speak as of an earlier date (other than the general qualifiers in the lead in to Articles IV, V and VI)), except for such failures to be true and correct that would not in the aggregate have a Material Adverse Effect.
9.3 No Adverse Change in Business or Properties.
Since December 31, 1998, there shall not have been a Material Adverse Effect.
9.4 Certificate of Officer.
The Company shall deliver to Buyer a certificate of an authorized executive officer of RT dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 9.1, 9.2 and 9.3 above, together with a certified authorizing resolution and incumbency certificate.
9.5 Proceedings and Documents.
All Company Group and Seller corporate and other proceedings, taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.
9.6 Opinion of Counsel.
Buyer shall have received from Baker & Hostetler LLP, a favorable opinion of such counsel, dated as of the Closing
Date, substantially in the form of Exhibit 9.6 hereto.
9.7 Opinion of FCC Counsel.
Buyer shall have received from Seller's FCC counsel, Cole, Raywid, & Braverman LLP, a favorable opinion of such counsel, dated as of the Closing Date, substantially in the form of Exhibit 9.7 hereto.
9.8 Consents.
All consents, waivers, approvals or authorizations of franchisors, Governmental Authorities and other Third Parties that are Required Consents in connection with the change of control of the Company to Buyer and the other transactions contemplated by this Agreement shall have been obtained in substantially the form set forth in Exhibit 9.8 hereto, and the Company shall have delivered to Buyer copies of all such consents and approvals so obtained; provided, however, that with respect to Franchise approvals, this condition shall have been deemed to have been met if the Franchises with respect to which such consents, waivers, approvals or authorizations which have not been obtained do not cover more than five percent (5%) of the customers of the Company Group, taken as a whole.
9.9 Purchase of Interests under InterLink Agreement.
The transactions contemplated by the InterLink Agreement shall have been consummated, or will be consummated simultaneously with the transactions contemplated hereunder.
9.10 Services Agreement.
Alliance Communications, LLC shall have executed and delivered the Services Agreement.

ARTICLE X
CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
All obligations of Sellers under this Agreement are subject to fulfillment (or waiver in whole or in part by Sellers in writing) on or before the Closing Date (or such earlier date as may be specified) of each of the following conditions:
10.1 Correctness of Representations and Warranties.
Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all respects on the Closing Date (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties specifically speak as of an earlier date), except for such failures to be true and correct that would not in the aggregate materially impair Buyer's ability to perform its obligations hereunder or subject any Seller to any material liability or loss of benefit.
10.2 Compliance with Agreement.
Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed by it at or prior to Closing and there shall be no material uncured default of the Buyer under any term of this Agreement.
10.3 Certificate of Officer.
Buyer shall have delivered to Sellers a certificate of an executive officer dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 10.1 and 10.2 above, together with a certified authorizing resolution and incumbency certificate.
10.4 Proceedings and Documents.
All Buyer corporate and other proceedings taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Disbursement Agent, the Company and the Company's counsel.
10.5 Opinion of Counsel.
Seller shall have received from Buyer's counsel, Irell & Manella LLP, a favorable opinion of such counsel, dated as of the Closing Date, substantially in the form of Exhibit 10.5 hereto.
10.6 Sale of Interests under InterLink Agreement.
Buyer and the InterLink Sellers shall have consummated, or will simultaneously consummate, the transactions contemplated by the InterLink Agreement, except that this condition shall not apply if one or more InterLink Sellers have failed to deliver their interests in breach of the InterLink Agreement and Buyer and the remaining InterLink Sellers have consummated, or will simultaneously consummate, the transactions contemplated thereby.
10.7 Services Agreement.
Buyer shall have executed and delivered the Services
Agreement.
ARTICLE XI
RIGHTS TO TERMINATE; BREACH
11.1 Termination.
(a) This Agreement may be terminated prior to the
Closing:
(i) at any time by mutual consent of the Disbursement Agent (on behalf of Sellers) and Buyer;
(ii) by either the Disbursement Agent (on behalf of Sellers) or Buyer by written notice to the other, if the Closing has not occurred on or prior to December 31, 1999 (the "Outside Date"); provided further that (x) Buyer shall only be permitted to terminate this Agreement under this paragraph (ii) if Buyer is not in material breach of this Agreement or the InterLink Agreement and no prior breach of either such agreement by Buyer has materially contributed to the delay in the consummation of the Closing, and (y) the Disbursement Agent (on behalf of Sellers) shall only be permitted to terminate this Agreement under this paragraph
(ii) if the Company, InterLink, the Sellers and the InterLink Sellers are not in material breach of this Agreement or the InterLink Agreement and no prior breach of either such agreement by any such Person has materially contributed to the delay in the consummation of the Closing;
(iii) by Buyer, upon a breach of one or more representations or warranties of Company or Sellers herein (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) such as would, in the aggregate, have a Material Adverse Effect, or upon any material breach of any covenant or agreement on the part of the Company or any Seller set forth in this Agreement, in each case that has not been cured within 30 days following receipt by the Company of written notice of such breach;
(iv) by the Disbursement Agent (on behalf of Sellers), upon a breach of one or more representations or warranties of Buyer herein (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) such as would, in the aggregate, materially impair Buyer's ability to perform its obligations hereunder or subject any Seller to any material liability or loss of benefit, or upon any material breach of any covenant or agreement on the part of Buyer set forth in this Agreement, in each case that has not been cured within 30 days following receipt by Buyer of written notice of such breach.
(b) In the event either the Disbursement Agent or Buyer shall terminate this Agreement pursuant to Section 11.1(a), the terminating party shall give prompt written notice thereof to the other parties hereto, and this Agreement shall thereupon terminate, without further action by any of the parties hereto. If the Agreement is terminated as provided herein:
(i) except as otherwise provided herein, the termination of this Agreement shall not relieve any party of any liability for breach of this Agreement prior to the date of termination; and
(ii) all filings, applications and other submissions relating to the assignment of the Purchased Interests made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the agency or other Person to which made.
ARTICLE XII

[INTENTIONALLY OMITTED]
ARTICLE XIII
MISCELLANEOUS
13.1 Seller Liability Several and not Joint.
Buyer acknowledges and agrees that the obligations of
the Sellers under this Agreement are several and not joint. Wherever this Agreement refers to the several liability of the Sellers or a Seller's "pro rata portion" of any amount, such liability or portion shall be determined based on the respective percentage interest of such Seller in the RAP Equity Value set forth on the Purchase Price Allocation Schedule. Wherever this Agreement refers to the several liability of the InterLink Sellers or an InterLink Seller's "pro rata portion" of any amount, such liability or portion shall be determined based on the respective indirect percentage interest in the RAP Equity Value of such InterLink Seller set forth in the Purchase Price Allocation Schedule.
13.2 Appointment of Sellers' Representative.
Each of Sellers hereby irrevocably appoints Disbursement Agent as the agent and attorney-in-fact of such Seller, with full power of substitution and resubstitution to do such things and to take such actions (including without limitation to execute on such Seller's behalf the Closing Escrow Agreement regarding Buyer's retention of a portion of the Indemnity Fund in certain circumstances) in the name and on behalf of such Seller, as this Agreement provides may be done or taken on behalf of Sellers. Each of Sellers acknowledges and agrees that this appointment and power of attorney is irrevocable during the term of this Agreement and is coupled with an interest. Each of Sellers hereby agrees to indemnify and hold harmless Disbursement Agent for all actions or inactions of Disbursement Agent taken or not taken in good faith in connection with, and permitted under, this Agreement.
13.3 Expenses.
Except as otherwise provided in this Agreement, each
party shall pay its own expenses, taxes and other costs incident to or resulting from this Agreement whether or not the transactions contemplated hereby are consummated. Buyer's costs include, but are not limited to, fees for the filing or recording of instruments of transfer. The Sellers and Buyer shall each pay one-half of any sales or use tax arising out of or resulting from this Agreement, with the Sellers' portion being paid pro rata in accordance with the percentages indicated on the Purchase Price Allocation Schedule.
13.4 Knowledge.
For purposes of this Agreement, the Company shall be
deemed to have knowledge of and be aware of all facts, circumstances and information of which Monroe M. Rifkin, Kevin B. Allen, Jeffrey D. Bennis, Dale D. Wagner, Peter N. Smith and Paul Bambei have knowledge or are aware.
13.5 Assignment.
Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto, except that at any time, Buyer may (upon at least seven (7) days prior written notice to the Company) at any time prior to the first filing of Forms 394 with franchisors, assign all of its rights hereunder to an entity owned and controlled by Paul G. Allen, provided, that, notwithstanding any such assignment, Buyer shall (with such entity) be and remain liable to Sellers for the performance and fulfillment of all of Buyer's covenants, duties and obligations hereunder.
13.6 Successors.
This Agreement shall be binding upon and inure to the
benefit of Buyer and its heirs, successors or assigns, and Sellers and their respective heirs, successors or permitted assigns, subject in all respects to Section 13.5 hereof.
13.7 Entire Agreement.
This Agreement, including the Schedules and Exhibits
hereto, constitutes the entire agreement of the parties, and supersedes all prior documents, agreements (including, without limitation, that certain letter of intent between the Company and Buyer dated February 8, 1999), promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by or on behalf of either party hereto or any officer, employee, representative or agent of either party hereto.
13.8 Third Parties.
Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.
13.9 Amendments in Writing.
The terms of this Agreement may not be amended, modified
or waived except by written agreement among the parties. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.
13.10 Governing Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws provisions thereof.
13.11 Interpretation.
The headings of the Articles and Sections of this
Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each of the parties hereto acknowledges that it has actively participated in the preparation, drafting and review of this Agreement, and each party hereby waives any claim that this Agreement or any provision hereof (or any Exhibit or Schedule hereto) is to be construed against the other party hereto as the draftsperson thereof.
13.12 Certain Provisions Relating to R&A Management LLC's
401(k) Plan.
(a) As of the Closing Date, the Company or any
Affiliate thereof shall cause the account balances in the Rifkin & Associates, Inc. 401(k) Retirement Savings Plan, a plan qualified and exempt under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended ("Company's 401(k) Plan") of all participants who continue to be employees of the Company after the Closing Date ("Continuing Employees") to become fully vested and nonforfeitable. Each Continuing Employee's period of service with Company or its Affiliates before the Closing shall be counted in determining eligibility for, and vesting of, benefits under each employee benefit plan maintained or sponsored by the Company, Buyer or their Affiliates after the Closing, or to which the Company, Buyer or their Affiliates contribute after the Closing. Each Continuing Employee shall be covered as of the Closing under any employee benefit plan maintained or sponsored by the Company, Buyer or their Affiliates, or to which the Company, Buyer, or their Affiliates contribute, providing health care benefits (whether or not through insurance) without regard to any waiting period or any condition or exclusion based on any pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors. After the Closing, R&A Management, LLC and its Affiliates will continue to provide continuation coverage under Section 4980B of the Code to "qualified beneficiaries" who had "qualifying events" (as such terms are defined in Section 4980B of the Code) on or before the Closing Date.
(b) As soon as reasonably practicable following the
Closing Date, an amount in cash equal to the aggregate value of the account balances in the Company's 401(k) Plan attributable to Continuing Employees, which account balances shall include any employer matching contributions in respect of employee contributions made prior to the Closing Date and shall be valued, to the extent administratively feasible, so as to include earnings and losses to a date not more than thirty (30) days prior to the date of transfer, will be transferred to the Charter Communications, Inc. 401(k) Plan (the "Charter Plan"), along with corresponding liabilities to Persons entitled to payment of benefits pursuant to the terms of Company's 401(k) Plan; provided, however, that Buyer shall have no obligation to cause the Charter Plan to accept such a transfer if such a transfer (i) would violate Section 414(l) of the Code, (ii) could not be accomplished unless the Charter Plan were amended to provide any form of benefit distribution not available as of the Closing Date under the Charter Plan, or (iii) would not be commercially reasonable or administratively practicable. After the aforesaid transfer of account balances, the payment of benefits under Charter Plan for Continuing Employees shall be the sole responsibility of Buyer or any Affiliate thereof, and Buyer acknowledges and warrants to the Company that neither it nor any Affiliate thereof shall have any responsibility or obligation whatsoever therefor.
(c) As soon as reasonably practicable following the
later of the Closing Date or the date of the receipt by the Rifkin & Associates, Inc. Et Al Defined Contribution Transfer Plan (the "Rifkin Transfer Plan") of a favorable determination letter from the Internal Revenue Service, Charter shall establish a plan similar to the Rifkin Transfer Plan (the "Charter Transfer Plan"), and an amount in cash equal to the aggregate value of the account balances in the Rifkin Transfer Plan attributable to Continuing Employees, which account balances shall be valued, to the extent administratively feasible, so as to include earnings and losses to a date not more than thirty (30) days prior to the date of transfer, will be transferred to the Charter Transfer Plan, along with corresponding liabilities to Persons entitled to payment of benefits pursuant to the terms of the Rifkin Transfer Plan. After the aforesaid transfer of account balances, the payment of benefits under the Charter Transfer Plan for Continuing Employees shall be the sole responsibility of Buyer or any Affiliate thereof, and Buyer acknowledges and warrants to the Company that neither it nor any Affiliate thereof shall have any responsibility or obligation whatsoever therefor.
13.13 Notices.
All notices hereunder shall be in writing and shall be
deemed to have been delivered on the date of the first attempted delivery by (i) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (ii) a reputable overnight delivery service, to the respective party at its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:
If to Sellers:
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado  80209
Attention: Kevin B. Allen
Telecopy: (303) 322-3553
with a complete copy under separate cover (which copy by itself shall not constitute notice) to:
Stuart G. Rifkin, Esq.
Baker & Hostetler
303 East 17th Avenue, Suite 1100
Denver, Colorado  80110
Telecopy:  (303) 861-7805

If to Buyer:
Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri 63131
Attention:  Jerald L. Kent, President
Telecopy: (314) 965-8793
with a complete copy under separate cover (which copy by itself shall not constitute notice) to:

Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri 63131
Attention:  Curtis S. Shaw, Esq.
Senior Vice President & General Counsel
Telecopy:  (314) 965-8793
and to:
Irell & Manella LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California 90067
Attention:  Alvin G. Segel, Esq.
Telecopy:  (310) 203-7199
13.14 Severability.
Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
13.15 Counterparts.
This Agreement may be executed in one or more counterparts and each executed copy shall constitute an original.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement.
BUYER:
CHARTER COMMUNICATIONS, INC.

By:  ________________________
Name:  Curtis S. Shaw
Title:  Senior Vice President
COMPANY:
RIFKIN ACQUISITION PARTNERS, L.L.L.P.
By:	Rifkin Acquisition Management, L.P., its
General Partner
By:	RT Investments Corp., its General Partner
By: ________________________
	Kevin B. Allen, Vice President
DISBURSEMENT AGENT:
R&A MANAGEMENT, LLC
By: Rifkin & Associates, Inc., its Manager

By: ________________________
	Kevin B. Allen, Chief Executive Officer












[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SELLERS:

RIFKIN ACQUISITION MANAGEMENT, L.P.,


By:	RT INVESTMENTS CORP., its General Partner

By:
Kevin B. Allen, Vice President


VS&A COMMUNICATIONS PARTNERS II, L.P.

By:	VS&A EQUITIES II, L.P.
its General Partner

By:
Jeffrey T. Stevenson,  a General Partner


VS&A-RAP, INC.

By:
Jeffrey T. Stevenson, President


GREENWICH STREET (RAP) PARTNERS I, L.P.

By:	GSP RAP (GP) ACQUISITION, LLC, its
General Partner

By:	INTERLINK COMMUNICATIONS PARTNERS, LLLP,
its Sole Member

By:	Rifkin, Co., its General Partner

By:_______________________________________
	Kevin B. Allen, Vice President


IEP HOLDINGS I LLC

By:	HAMPSHIRE EQUITY PARTNERS, L.P. I

By:	LEXINGTON PARTNERS, L.P.,
its General Partner

By:	LEXINGTON PARTNERS, INC.,
its General Partner

By:

David H. Morse, Vice President


PAINEWEBBER CAPITAL INC.

By:

Dhananjay Pai, President


PW PARTNERS 1995, L.P.

By:	PAINEWEBBER PARTNERS II INC.,
its General Partner

By:
Dhananjay Pai, Vice President


RIFKIN CHILDREN'S TRUST

By:

Monroe M. Rifkin, Co-Trustee


RIFKIN CHILDREN TRUST-II

By:

Monroe M. Rifkin, Co-Trustee


RIFKIN CHILDREN'S TRUST III

By:
Monroe M. Rifkin, Co-Trustee

360 GROUP, INC.

By:
Dale D. Wagner, Treasurer

RIFKIN FAMILY INVESTMENT COMPANY, L.L.L.P.

By:	its General Partners


Monroe M. Rifkin, General Partner



Stuart G. Rifkin, General Partner



Bruce A. Rifkin, General Partner



Ruth R. Bennis, General Partner



CHARLES R. MORRIS, III



JEFFREY D. BENNIS


STEPHEN E. HATTRUP


DALE D. WAGNER

The following lists the omitted schedules to this agreement and the Company agrees to submit any omitted schedule to the Commission upon request.

INDEX TO EXHIBITS
Exhibit 1.75	Form of RAP Indemnity Agreement
Exhibit 2.5	Form of Closing Escrow Agreement
Exhibit 7.17	Form of Services Agreement
Exhibit 9.6	Form of Seller's Counsel Opinion
Exhibit 9.7	Form of Seller's FCC Counsel Opinion
Exhibit 9.8	Form of Consent or Approval to Change of
Control
Exhibit 10.5	Form of Buyer's Opinion of Counsel


INDEX OF SCHEDULES

Schedule	Title
1.1(A)	Slow Pay Bulk Accounts
1.1(B)	Description of Systems
1.1(C)	Vehicles
2.1	Purchased Interests
4.3	Sellers' Required Consents
5.1(B)	Company Group
5.3	Company's Required Consents
5.6	Financial Statements
5.8	Taxes
5.9(A)	Franchises and CATV Service Areas
5.9(B)	Necessary Contracts and FCC Licenses
5.9(C)	Unfulfilled Commitments Under Franchises
and Necessary Contracts
5.10(A)	Material Agreements
5.11(A)	Systems' Capacity, Customers and Rates
5.11(B)	Unfiled or Untimely Filed Reports
5.12	Labor Matters
5.13	Absence of Certain Developments
5.14	Real Estate
5.16(B)	Carriage Noncompliance
5.16(H)	Rate Regulating Governmental Authorities
5.16(I)	Overbuild and Franchise Competition
5.17	Transactions Outside of Ordinary Course
of Business
5.18	Litigation
5.20	Retirement Plans
5.21	Insurance Policies and Surety Bonds
5.22	Noncompliance with Environmental Laws
5.23	Sale Commitments
7.3(A)	Capital Expenditure Projects

Exhibit 2.2

Certain information herein (which is indicated by inclusion of blank spaces) has been omitted and the Company has filed with the Securities and Exchange Commission pursuant to a confidential treatment request under the Freedom of Information Act.

PURCHASE AND SALE AGREEMENT
By and Among
THE SELLERS LISTED ON
THE SIGNATURE PAGES HERETO,
INTERLINK COMMUNICATIONS PARTNERS, LLLP

and

CHARTER COMMUNICATIONS, INC.

Dated as of April 26, 1999

TABLE OF CONTENTS
ARTICLE I DEFINITIONS	1
ARTICLE II PURCHASE AND SALE OF PURCHASED INTERESTS	10
2.1	PURCHASE AND SALE OF PURCHASED INTERESTS.	10
2.2	PURCHASE PRICE.	11
2.3	PAYMENT OF PURCHASE PRICE.	11
2.4	ADJUSTMENTS AND PRORATIONS.	11
2.5	INDEMNITY ESCROW.	15
ARTICLE III CLOSING	16
3.1	CLOSING DATE.	16
3.2	DEFAULT; SPECIFIC PERFORMANCE.	16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS	16
4.1	TITLE TO PURCHASED INTERESTS.	17
4.2	ENFORCEABILITY OF AGREEMENT.	17
4.3	NO CONFLICT; REQUIRED FILINGS AND CONSENTS.	17
4.4	STOCK OF CERTAIN CORPORATE PARTNERS OF THE COMPANY.	18
4.5	BROKERS' FEES.	20
4.6	ORGANIZATION AND QUALIFICATION.	20
4.7	AUTHORITY RELATIVE TO THIS AGREEMENT.	20
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE COMPANY	21
5.1	ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.	21
5.2	ORGANIZATIONAL DOCUMENTS.	21
5.3	EFFECT OF AGREEMENT.	21
5.4	CAPITALIZATION.	22
5.5	AUTHORITY RELATIVE TO THIS AGREEMENT.	23
5.6	FINANCIAL STATEMENTS.	23
5.7	UNDISCLOSED LIABILITIES.	24
5.8	TAX RETURNS AND AUDITS.	24
5.9	FRANCHISES AND NECESSARY CONTRACTS.	25
5.10	MATERIAL AGREEMENTS AND OBLIGATIONS.	26
5.11	SYSTEMS' CAPACITY, CUSTOMERS AND RATES.	27
5.12	EMPLOYEES.	28
5.13	ABSENCE OF CERTAIN DEVELOPMENTS.	29
5.14	REAL PROPERTY.	30
5.15	TITLE TO ASSETS; PERSONAL PROPERTY.	31
5.16	COMPLIANCE WITH LAWS.	31
5.17	TRANSACTIONS.	33
5.18	LITIGATION AND LEGAL PROCEEDINGS.	34
5.19	BROKERS' FEES.	34
5.20	PLANS; ERISA.	34
5.21	INSURANCE, SURETY BONDS, DAMAGES.	36
5.22	ENVIRONMENTAL LAWS.	37
5.23	NO OTHER COMMITMENT TO SELL.	37
5.24	YEAR 2000.	37
5.25	TRADEMARKS, PATENTS AND COPYRIGHTS.	38
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER	38
6.1	ORGANIZATION.	38
6.2	AUTHORITY RELATIVE TO THIS AGREEMENT.	38
6.3	NO CONFLICT; REQUIRED FILINGS AND CONSENTS.	39
6.4	FINANCIAL CAPABILITY.	39
6.5	LITIGATION.	39
6.6	NO VIOLATION OF FCC CROSS OWNERSHIP RULES.	40
6.7	INVESTMENT INTENT; SOPHISTICATED BUYER.	40
6.8	FINDERS' AND BROKERS' FEES.	40
ARTICLE VII COVENANTS	40
7.1	ACCESS.	40
7.2	ENVIRONMENTAL ASSESSMENT.	41
7.3	INTERIM PERIOD OPERATIONS.	41
7.4	DELIVERY OF DOCUMENTS TO BUYER.	43
7.5	NO IMPAIRMENT OF TITLE.	44
7.6	NO AMENDMENT TO ORGANIZATIONAL DOCUMENTS.	45
7.7	FRANCHISE RENEWALS; REQUIRED CONSENTS; HSR FILINGS.	45
7.8	NOTIFICATION.	47
7.9	REASONABLE EFFORTS; ADDITIONAL ACTIONS.	47
7.10	TAX MATTERS.	48
7.11	RESTRUCTURING.	50
7.12	YEAR 2000 REMEDIATION PROGRAM.	51
7.13	EXCULPATION AND INDEMNIFICATION.	51
7.14	CREDIT FACILITY.	51
7.15	ADMISSION OF BUYER AS A SUBSTITUTE LIMITED PARTNER.	52
7.16	PUBLICITY.	52
7.17	SERVICES PROVIDED BY AND TO ALLIANCE.	52
7.18	CONVEYANCE OF CERTAIN INTERESTS OWNED BY THE COMPANY PRIOR TO CLOSING.	52
ARTICLE VIII CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL
PARTIES	52
8.1	ORDERS PROHIBITING CONSUMMATION OF TRANSACTIONS.	53
8.2	HSR ACT.	53
ARTICLE IX CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS	53
9.1	COMPLIANCE WITH AGREEMENT.	53
9.2	CORRECTNESS OF REPRESENTATIONS AND WARRANTIES.	53
9.3	NO ADVERSE CHANGE IN BUSINESS OR PROPERTIES.	53
9.4	CERTIFICATE OF OFFICER.	54
9.5	PROCEEDINGS AND DOCUMENTS.	54
9.6	OPINION OF COUNSEL.	54
9.7	OPINION OF FCC COUNSEL.	54
9.8	CONSENTS.	54
9.9	PURCHASE OF PARTNERSHIP INTERESTS OF RAP.	54
ARTICLE X CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS	55
10.1	CORRECTNESS OF REPRESENTATIONS AND WARRANTIES.	55
10.2	COMPLIANCE WITH AGREEMENT.	55
10.3	CERTIFICATE OF OFFICER.	55
10.4	PROCEEDINGS AND DOCUMENTS.	55
10.5	OPINION OF COUNSEL.	55
10.6	SALE OF PARTNERSHIP INTERESTS OF RAP.	55
ARTICLE XI RIGHTS TO TERMINATE; BREACH;	56
11.1	TERMINATION.	56
ARTICLE XII INDEMNIFICATION	57
12.1	INDEMNIFICATION BY SELLERS WITH RESPECT TO THE COMPANY.	57
12.2	INDEMNIFICATION BY SELLERS FOR SELLER BREACHES.	59
12.3	INDEMNIFICATION BY BUYER.	60
12.4	EFFECT OF MATERIALITY QUALIFIERS.	60
12.5	NOTICE AND RIGHT TO DEFEND THIRD PARTY CLAIMS.	60
12.6	EXCLUSIVE REMEDY; LIMITATION OF LIABILITY.	61
ARTICLE XIII MISCELLANEOUS	61
13.1	SELLER LIABILITY SEVERAL AND NOT JOINT.	61
13.2	APPOINTMENT OF SELLERS' REPRESENTATIVE.	61
13.3	EXPENSES.	62
13.4	KNOWLEDGE.	62
13.5	ASSIGNMENT.	62
13.6	SUCCESSORS.	62
13.7	ENTIRE AGREEMENT.	62
13.8	THIRD PARTIES.	63
13.9	AMENDMENTS IN WRITING.	63
13.10	GOVERNING LAW.	63
13.11	INTERPRETATION.	63
13.12	CERTAIN PROVISIONS RELATING TO R&A MANAGEMENT LLC'S 401(K) PLAN.	63
13.13	NOTICES.	65
13.14	SEVERABILITY.	66
13.15	COUNTERPARTS.	66

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of April 26, 1999 by and among the sellers listed on the signature pages hereto as of the date hereof (collectively, "Sellers"), and InterLink Communications Partners, LLLP, a Colorado registered limited liability limited partnership (the "Company"), and Charter Communications, Inc., a Delaware corporation ("Buyer").
WHEREAS, Sellers, directly or indirectly, collectively own
all of the outstanding partnership interests in the Company and an affiliate of the Company, Greenwich Street (RAP) Partners I, L.P., owns a limited partnership interest (the "RAP Interest") in Rifkin Acquisition Partners, L.L.L.P. ("RAP");
WHEREAS, the Company and its subsidiaries own and operate
cable television systems and businesses in respect thereof serving customers in various areas throughout the United States (which areas of service are hereinafter collectively referred to as the "Service Areas");
WHEREAS, Sellers, severally and not jointly, in reliance
upon the representations and warranties of Buyer, desire to sell to Buyer, and Buyer, in reliance upon the representations and warranties of Sellers and the Company, desires to purchase from Sellers, (i) all of the outstanding partnership interests of the Company other those described in clause (ii), and (ii) all of the issued and outstanding stock of certain corporations that own the remaining partnership interests of the Company, on the terms and subject to the conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the premises and the
mutual covenants and agreements herein set forth, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms shall have
the following meanings:
1.1 "1992 Act" means the Cable Television Consumer Protection and Competition Act of 1992, as amended.
1.2 "Accrued Vacation Pay" means the obligation of the
Company to its employees for accrued vacation pay through the
Closing Date.
1.3 "Additional Financial Statements" means (i) as to monthly statements, the Company's unaudited Statement of Operations for each monthly period after the period ended December 31, 1998, and
(ii) as to quarterly statements, the Company's unaudited Balance Sheet and related Statements of Operations and Statements of Changes in Financial Position for each quarterly period after the period ended December 31, 1998.
1.4 "Affiliate" has the meaning given to such term in the Securities Exchange Act of 1934, as amended.
1.5 "Assets" means collectively all of the Company's
business, assets, properties and rights used or useful by the Company in conducting its Business.
1.6 "Audited Financial Statements" has the meaning set forth in Section 5.6.
1.7 "Basic Customers" means (i) all bona fide Non-Delinquent
CATV customers of the Systems (i.e., the first connections) that have paid in full, on a nondiscounted basis (other than senior citizen discounts and seasonal customer discounts), for at least one Monthly Billing Period for the services ordered by the respective customer, and to whom the respective System is rendering its basic (or expanded basic, as the case may be) CATV service (whether or not in conjunction with any tiered or premium services) at that System's then applicable monthly rate therefor, plus (ii) all Basic Customer Equivalents.
1.8 "Basic Customer Equivalents" means equivalent bona fide Non-Delinquent CATV customers of the Systems that are commercial establishments and multi-dwelling units (e.g., bars, taverns, apartment buildings, dormitories, hospitals, etc.) that are billed on a bulk basis for basic (or expanded basic) service, which have paid in full the charges for at least one Monthly Billing Period. The number of Basic Customer Equivalents shall be deemed to be equal to the quotient that is derived from dividing: (a) the gross basic (or, if applicable, expanded basic) billings to all such commercial establishments, multi-dwelling units, or other customers that are billed on a bulk basis for basic (or expanded basic) service (but excluding billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental, any fees or charges for any outlet or connection other than the first outlet or connection in any single family household or (with respect to a bulk account, in any residential unit, e.g., an individual apartment or rental unit), pass-through charges for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to such commercial establishment, multi-dwelling unit or other customer during the most recent Monthly Billing Period ended prior to the date of calculation (but excluding billings in excess of a single Monthly Billing Period's charge) by (b) the rate charged by the respective System to individual homes as of December 31, 1998, for basic service (or, (i) if the respective commercial establishment, multi-dwelling unit or other customer also takes expanded basic service, then by the rate charged by that System to individual homes as of December 31, 1998, for basic and expanded basic service and (ii) if the respective commercial establishment, multi-dwelling unit or other customer takes services which are neither expanded basic or basic services, then by a rate which is an equivalent retail rate for such service), exclusive of any charges for the additional services, franchise fees, taxes, etc. which are excluded from the calculation of gross basic (or, if applicable, expanded basic) billings set forth in clause (a) above, such rate to be not less than the respective System's standard rate for such service.
1.9 "Basic Customer Threshold" has the meaning set forth in
Section 2.4(a).
1.10 "Basic Services" means the lowest tier of CATV
programming sold to customers of the Systems for which such customers pay a fixed monthly fee, excluding Expanded Basic Services, a la carte tiers, premium services, pay-per-view television and any charges for additional outlets and installation fees and any revenues derived from the rental of converters, remote control devices and other like charges for equipment.
1.11 "Business" means the provision of CATV and related
ancillary services by the Company Group through the Systems in and around the Service Areas.
1.12 "Buyer" has the meaning set forth in the first
paragraph of this Agreement.
1.13 "Buyer Confidentiality Agreement" means the
Confidentiality Agreement between Buyer and the Company dated as of January 18, 1999.
1.14 "CARS" means CATV relay service.
1.15 "CATV" means cable television.
1.16 "Charter Plan" has the meaning set forth in Section
13.12.
1.17 "Charter Transfer Plan" has the meaning set forth in
Section 13.12(c).
1.18 "Closing" has the meaning set forth in Section 3.1.
1.19 "Closing Adjustment Certificate" means the certificate
to be delivered by the Company to Buyer, not less than five business days prior to the Closing Date, pursuant to Section 2.4(c).
1.20 "Closing Date" has the meaning set forth in Section
3.1.
1.21 "Closing Escrow Agreement" means an indemnification
escrow agreement substantially in the form of Exhibit 2.5 hereto.
1.22 "Communications Act" means the Communications Act of
1934, as amended.
1.23 "Company Group" means the Company and each of its
Subsidiaries.
1.24 "Company's 401(k) Plan" has the meaning set forth in
Section 13.12.
1.25 "Computer Systems" means any hardware or software
embedded systems, equipment and cable plant, or headend, building and other facilities used in connection with the Business, including any firmware, application programs, billing systems, operating systems, user interfaces, files and databases, that are date dependent or which process date related data, and that might be adversely affected by the advent or changeover to the year 2000 or by the advent or changeover to any leap year.
1.26 "Contract" means any contract, mortgage, deed of trust, bond, indenture, lease, license, permit, note, Franchise, certificate, option, warrant, right or other instrument, document, obligation or agreement, whether written or oral.
1.27 "Continuing Employees" has the meaning set forth in
Section 13.12.
1.28  "Credit Facility" means loans to the Company in the
maximum principal amount of $350 million pursuant to a Second Amended and Restated Credit Agreement dated as of February 1, 1999 among the Company, The First National Bank of Chicago, individually and as Administrative Agent, Bank of Montreal, individually and as Syndication Agent, and the lenders party thereto.
1.29 "DeMinimis Agreements" means (i) the Company Group's
written or verbal agreements with customers (other than bulk customers) entered into in the ordinary course of business for the provision of CATV service at the standard rates charged by the respective System for such service, and (ii) Contracts that are not Material Agreements because those Contracts involve payments of less than $25,000 individually over the life of such Contracts and less than $250,000 in the aggregate for all such Contracts over the life of such Contracts.
1.30  "Disbursement Agent" means R&A Management, LLC, a
Colorado limited liability company.
1.31 "Effective Time" means the time on which the Closing
has been consummated on the Closing Date.
1.32 "Encumbrances" means, collectively, all debts, claims, liabilities, obligations, taxes, liens, mortgages, security interests and other encumbrances of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the balance sheets, books of account and records of the Company).
1.33 "Environmental Law" means any applicable federal,
state, or local law, statute, standard, ordinance, rule, regulation, code, license, permit, authorization, approval, and any consent order, administrative or judicial order, judgment, decree, injunction, or settlement agreement between any member of the Company Group and a governmental entity relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, land, plant and animal life or any other natural resource).
1.34 "Environmental Permit" means any permit, license,
approval, consent or other authorization required by any applicable Environmental Law.
1.35 "Escrow Agent" means U.S. Bank, National Association.
1.36 "Expanded Basic Services" means an optional tier of
video services offered by any member of the Company Group to its customers under various different names, as such term is commonly used in the CATV industry.
1.37 "FAA" means the Federal Aviation Administration.
1.38 "FCC" means the Federal Communications Commission.
1.39 "FCC Licenses" means all licenses, permits, earth
station registrations and other authorizations issued by the FCC and used in conjunction with the operation of any System or the Business.
1.40 "Final Closing Certificate" means the certificate to be delivered by Buyer to Disbursement Agent within ninety (90) days after the Closing Date pursuant to Section 2.4(d).
1.41 "Franchise" means, with respect to any System, the respective franchise agreement (or, in lieu thereof, the respective license, consent, permit, approval or authorization) entered into, issued or otherwise granted by any state or local (e.g., city, county, parish, town or village) governmental body, for the construction, installation or operation of that System, together with all relevant instruments, resolutions and franchise-related statutes and ordinances.
1.42 "GAAP" means generally accepted accounting principles
in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
1.43 "General Partner" means Rifkin, Co., a Colorado
corporation, which is the sole general partner of the Company.
1.44 "Governmental Authority" has the meaning set forth in
Section 4.3(b).
1.45 "Greenwich Street" means Greenwich Street (RAP)
Partners I, L.P.
1.46 "Hazardous Substance" means any substance or material, whether solid, liquid or gas, listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity; Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam installation, lead and polychlorinated biphenyl classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated under any Environmental Law.
1.47 "Homes Passed" means all single family homes, and all residential units in multi-dwelling units, capable of being serviced by any System without further trunk or feeder line construction.
1.48 "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.
1.49 "Improvements" means all buildings, structures, CATV
towers and fixtures, and other improvements now or hereafter actually or constructively attached to the Real Estate, and all modifications, additions, restorations or replacements of the whole or any part thereof.
1.50 "Indemnifiable Damages" means any and all liabilities
in respect of losses, suits, proceedings, demands, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses) incurred in the investigation, defense or settlement of any claims covered by the indemnification set forth in this Agreement, other than special, incidental, punitive or consequential damages. For avoidance of doubt, "Indemnifiable Damages" does not include any liability that has been fully accrued, accounted for and satisfied by means of the Final Closing Certificate described in Section 2.4(d).
1.51 "Indemnification Provisions" has the meaning set forth
in Section 7.13.
1.52 "Indemnitee" has the meaning set forth in Section 12.5.
1.53 "Indemnitor" has the meaning set forth in Section 12.5.
1.54 "ING Media C Corp." has the meaning set forth in
Section 4.4.
1.55 "InterLink Equity Value" has the meaning set forth in
Section 2.2.
1.56 "InterLink Indemnity Fund" means a portion of the
Purchase Price equal to $             , to be deposited by Buyer
at the Closing with the Escrow Agent pursuant to the Closing Escrow Agreement, plus accrued interest thereon, in order to fund the indemnification obligations of the Sellers under Section 12.1 hereof.
1.57 "Legal Proceedings" has the meaning set forth in
Section 5.18.
1.58 "License" means that certain License Agreement between
the Disbursement Agent and an Affiliate of Buyer, dated the
Closing Date.
1.59 "Material Adverse Effect" means any effect that is or
is reasonably likely to be materially adverse to the Assets, the Business or the results of operations or financial condition of the Company Group, taken as a whole, except for effects due to general economic conditions or changes in regulatory and competitive conditions affecting the CATV industry generally.
1.60 "Material Agreement" means any Contract of any nature
(other than one required to be listed by Section 5.9) to which any member of the Company Group is a party, or by which any member of the Company Group or any of their properties is bound, which (i) by its terms obligates the Company Group to pay more than $25,000, (ii) in the aggregate with all such Contracts obligates the Company Group to pay more than $250,000, (iii) provides for the provision of internet access or internet services to the Company Group's customers, or (iv) restricts or prohibits a member of the Company Group or any Affiliate of the Company Group from engaging in any business anywhere in the world.
1.61 "Monthly Billing Period" means the respective monthly
period (whether such period is a calendar month or, as in the case of any System that engages in cycle billing, any other monthly period) to which any System-generated customer bill for CATV services relates.
1.62 "Nassau" has the meaning set forth in Section 4.4.
1.63 "Necessary Contract" means any Contract to which any
member of the Company Group is a party and which is necessary for any member of the Company Group's (i) use of any tower, office or headend site, (ii) pole attachments, (iii) rights-of-way, (iv) service to any residential development or any commercial or residential dwelling unit, (v) material licenses and easements, or (vi) operation of the Business or the Systems.
1.64 "Neutral Accounting Firm" shall mean KPMG Peat Marwick.
1.65 "Non-Delinquent" means a customer who does not have a
past due balance of more than two (2) Monthly Billing Periods (except as otherwise set forth on Schedule 1.1(A) with respect to the bulk accounts itemized thereon) from the first day of the initial Monthly Billing Period to which a bill relates (except for past due amounts representing late fees and other minimal ancillary charges) totaling $5.00 or less.
1.66 "Omega Agreement" means the Asset Purchase and Sale Agreement by and among Cable Brazil, Inc., Cardinal Telecable Corporation, See-More TV Corporation, Hoosier Hills Cable T.V. Co., Omega Cable TV of Brown Co. and the Company.
1.67 "Outside Date" has the meaning set forth in Section
11.1(a)(ii).
1.68 "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of the Company dated September 1, 1997, as amended to date.
1.69 "Permitted Encumbrances" means (a) materialmen's, mechanic's, carriers', or other like liens arising in the ordinary course of business, or deposits to obtain the release of such liens, securing obligations aggregating less than $250,000,
(b) liens for current taxes not yet due and payable; (c) imperfections of title that do not interfere with the use or detract from the value of such property; (d) liens to be released at or prior to Closing; and (e) in the case of the Real Estate owned or real property leased by any member of the Company Group,
(i) such leases for real property, (ii) municipal and zoning ordinances, (iii) such rights of way as do not interfere with the use or detract from the value of the property, (iv) standard (printed) title insurance exceptions and (v) easements for public utilities, recorded building and use restrictions and covenants which do not materially interfere with the present use of or materially detract from the value of the property, and other minor encumbrances.
1.70 "Person" means an individual, corporation, limited
liability company, partnership, sole proprietorship, association, joint venture, joint stock company, trust, incorporated organization, or governmental agency or other entity.
1.71 "Premium Customer" means a Basic Customer who
subscribes to and has been (or is to be) charged for any optional single channel or a la carte service for which there is a specified charge.
1.72  "Purchase Price" has the meaning set forth in Section
2.2.
1.73 "Purchase Price Adjustment Holdback" means a portion of
the Purchase Price equal to                       Dollars ($
) to be paid by Buyer to Disbursement Agent at the Closing and retained by Disbursement Agent as described in Section 2.3.
1.74 "Purchase Price Allocation Schedule" means a schedule,
to be delivered by the Company (on behalf of the Sellers) to Buyer at least five (5) days prior to the Closing, containing (a) each Seller's percentage interest in the Company, (b) each Seller's indirect percentage interest in RAP for purposes of certain allocations under this Agreement, the RAP Agreement and the RAP Indemnity Agreement, and (c) the portion of the Purchase Price to be delivered to each Seller at the Closing.
1.75 "Purchased Interests" means, collectively, (1) the partnership interests of the Company owned by Sellers, and
(2) all of the issued and outstanding stock of WS, ING Media C Corp., and Nassau (each of which is a limited partner of the Company), any options to purchase assets owned by such corporations which are held by their respective shareholders, and any outstanding indebtedness of such corporations held by their respective shareholders, all to be purchased by Buyer pursuant to this Agreement.
1.76 "RAP" means Rifkin Acquisition Partners, L.L.L.P., a Colorado registered limited liability limited partnership.
1.77 "RAP Agreement" means the Purchase and Sale Agreement
by and among the RAP Sellers, RAP, and Buyer dated as of the date hereof.
1.78 "RAP Equity Value" has the meaning ascribed to that
term in the RAP Agreement.
1.79 "RAP Indemnity Agreement" means the RAP Indemnity
Agreement among the parties hereunder and under the RAP Agreement, delivered pursuant to the RAP Agreement and attached as an exhibit thereto.
1.80 "RAP Indemnity Fund" means the sum of Twenty Million
Dollars ($20,000,000) pursuant to the RAP Agreement to be deposited with the Escrow Agent by the Buyer (or guaranteed by letters of credit provided by one or more sellers under the RAP Agreement) pursuant to the RAP Indemnity Agreement in order to fund the indemnification obligations, under Section 2.1 of the RAP Indemnity Agreement, of (i) the RAP Sellers, and (ii) the Sellers with respect to the indirect interest in RAP owned by the Company. A portion of the purchase price under the RAP Agreement shall be deposited by Buyer with the Escrow Agent reflecting the RAP Sellers' pro rata portion of the RAP Equity Value, and a portion of the Purchase Price hereunder shall be deposited by Buyer with the Escrow Agent reflecting the Company's pro rata portion of the RAP Equity Value arising out of the Company's indirect interest in RAP.
1.81 "RAP Purchase Price Adjustment Holdback" means the sum
of                                                           ($
) pursuant to the RAP Agreement to be paid by Buyer to Disbursement Agent at the Closing and retained by Disbursement Agent as described in Section 2.3 of the RAP Agreement. A portion of the purchase price under the RAP Agreement shall be paid by Buyer to Disbursement Agent reflecting the pro rata portion of the RAP Purchase Price Adjustment Holdback with respect to the aggregate interest in RAP owned by the sellers that are parties to the RAP Agreement, and a portion of the Purchase Price hereunder shall be paid by Buyer to Disbursement Agent reflecting the pro rata portion of the RAP Purchase Price Adjustment Holdback with respect to the interest in RAP owned indirectly by the Company.
1.82 "RAP Sellers" has the meaning given the term "Sellers"
in the RAP Agreement.
1.83 "Real Estate" means each parcel of real property owned
by a member of the Company Group at the date hereof together with any other parcels of real property acquired by a member of the Company Group between the date hereof and the Closing Date.
1.84 "Required Consents" means those approvals and consents
set forth on Schedule 5.3 separately designated as consents
required for Closing.
1.85 "Rifkin Transfer Plan" has the meaning set forth in
Section 13.12(c).
1.86 "Scott Agreement" means the Asset Purchase and Sale Agreement dated as of July 1, 1998 between Scott Cable Communications, Inc. and the Company.
1.87 Section 12.1(c) Damages" has the meaning set forth in
Section 12.1(c).
1.88 "Sellers" has the meaning set forth in the first
paragraph of this Agreement.
1.89 "Service Areas" has the meaning set forth in the third paragraph of this Agreement.
1.90 "Services Agreement" has the meaning set forth in
Section 7.17.
1.91 "Signals" has the meaning set forth in Section 5.16(b).
1.92 "Subsidiaries" means, with respect to any Person, any Affiliate directly or indirectly controlled by such Person.
1.93 "System" means all of the assets, property and business constituting any CATV system of the Company Group, or to be acquired by the Company Group under the Omega Agreement, each of which Systems (together with the respective Service Areas served thereby) is described in Schedule 1.1(B) hereto.
1.94 "Tax" and "Taxes"  means all federal, state, local,
foreign or other taxing authority gross income, gross receipts, gains, profits, net income, franchise, sales, use, ad valorem, property, value added, recording, business license, possessory interest, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Authority.
1.95 "Tax Return" means any return, report, statement, information statement and the like required to be filed with any Governmental Authority with respect to Taxes.
1.96 "Third Party" means any Person other than the Company, Buyer, Sellers or any Affiliate of Buyer.
1.97 "Third Party Systems" means Computer Systems of any supplier, distributor, partner, customer or technology infrastructure provider used in connection with the Business, including, without limitation, such Computer Systems of electric utilities, telephone companies and offsite data processors with whom any member of the Company Group has an ongoing or anticipated contractual or commercial relationship.
1.98 "Threshold Amount" has the meaning set forth in Section
12.1(b).
1.99 "Unaudited Financial Statements" has the meaning set
forth in Section 5.6.
1.100 "Vehicles" means the vehicles utilized by the Company
in the operation of the Business as set forth on Schedule 1.1(C).
1.101 "WS" has the meaning set forth in Section 4.4.
1.102 "Year 2000 Ready" or "Year 2000 Readiness" means that
the Computer Systems are designed to be used prior to, during and after the calendar year 2000 A.D., and that such item can successfully manipulate, interpret, accept, generate or otherwise process date-dependent or date-related data without generating incorrect or abnormal results, or experiencing a loss or disruption of functionality due to an inability to correctly handle dates in, or relating to, the 21st century, including, without limitation, correctly calculating leap years.
1.103 "Year 2000 Remediation Program" means an enterprise-
wide program implemented by the Company and affecting all members of the Company Group, to make Year 2000 Ready Computer Systems and other items related to Business. Such Year 2000 Remediation Program must (i) include a plan for implementing solutions recommended by vendors, distributors and manufacturers of the Computer Systems, and (ii) be conducted by Persons with qualifications or experience related to Year 2000 Readiness and such Persons must have organized an enterprise wide program management office that reports to, or an enterprise wide program management structure with oversight by, executive level management.
1.104 "Year Disbursement Amount" has the meaning set forth in
Section 2.5.
The plural of any term defined in the singular, and the
singular of any term defined in the plural, shall have a meaning correlative to such defined term.
ARTICLE II
PURCHASE AND SALE OF PURCHASED INTERESTS
2.1 Purchase and Sale of Purchased Interests.
On the terms and subject to the conditions set forth in this Agreement, each Seller hereby severally and not jointly agrees to sell to Buyer, and Buyer hereby agrees to purchase from each Seller, the Purchased Interests owned by such Seller, as listed opposite the name of such Seller on Schedule 2.1 hereof.
2.2 Purchase Price.
The aggregate purchase price payable by the Buyer for the Purchased Interests (the "Purchase Price") shall be equal to the
sum of (x)                      Dollars ($                   ),
as adjusted pursuant to Sections 2.4(a) and (b), minus the aggregate principal amount of the Company's outstanding indebtedness on the Closing Date pursuant to the Credit Facility (the "InterLink Equity Value"), plus (y) the Company's pro rata portion of the RAP Equity Value arising out of the Company's indirect interest in RAP.
2.3 Payment of Purchase Price.
The Purchase Price, less (i) the InterLink Indemnity Fund,
(ii) the pro rata portion of the RAP Indemnity Fund with respect to the interest in RAP owned indirectly by the Company, (iii) the Purchase Price Adjustment Holdback, and (iv) the pro rata portion of the RAP Purchase Price Adjustment Holdback with respect to the interest in RAP owned indirectly by the Company, will be paid at the Closing to the Sellers (by federal wire transfer of immediately available funds to accounts of Sellers designated in writing to Buyer by the Company (on behalf of Sellers) at least five (5) business days prior to the Closing) in accordance with the Purchase Price Allocation Schedule. Concurrently with such payment, (i) Buyer shall deposit the Purchase Price Adjustment Holdback with the Disbursement Agent for use and disbursement in accordance with Sections 2.4(f) and 2.4(g), and (ii) Buyer shall deposit the InterLink Indemnity Fund pursuant to Section 2.5. Buyer shall be entitled to rely exclusively on the Purchase Price Allocation Schedule and shall have no responsibility to determine whether the Purchase Price Allocation Schedule was properly prepared. The aggregate consideration to Sellers pursuant to clause (x) of Section 2.2 (other than consideration for Purchased Interests relating to WS, ING and Nassau), and any liabilities of the Company Group (other than the proportionate amount of liabilities allocable to the interests in the Company held by WS, ING and Nassau), in connection with the transactions contemplated hereby shall be allocated between the tangible assets and Franchises by allocating an amount to the tangible assets of the Company Group equal to the adjusted basis for federal income tax purposes of such tangible assets (other than the proportionate amount of tangible assets relating to the interests in the Company held by WS, ING and Nassau), and the remainder to the Franchises of the Company Group. The portion of the Purchase Price attributable to clause (y) of Section 2.2 shall be allocated to the interests of the Company Group in RAP and to the tangible assets and Franchises of RAP in accordance with Section
2.3 of the RAP Agreement. The parties shall not take any tax position inconsistent with such allocation.
2.4 Adjustments and Prorations.
The InterLink Equity Value shall be adjusted as follows
(with a corresponding adjustment to be made to the Purchase Price hereunder), with all such adjustments being effective as of the Effective Time:
(a) The InterLink Equity Value shall be reduced if the
number of Basic Customers is less than the applicable number set forth on Schedule 2.4(A) for the month on which the
Closing Date occurs (as adjusted below, the "Basic Customer Threshold"), by the applicable amount set forth on Schedule 2.4(A) (for the month in which the Closing occurs) for each
Basic Customer less than the applicable Basic Customer
Threshold.  Notwithstanding anything herein to the contrary, in the event that any commercial establishments or multi-dwelling units that are served pursuant to a right of entry agreement on December 31, 1998 are subsequently served pursuant to a bulk agreement, the applicable Basic Customer Threshold shall be reduced by the number of individual retail customers served pursuant to such right of entry
agreement on the date of conversion to a bulk agreement, and shall be increased by the number of Basic Customer
Equivalents represented by such bulk agreement.
(b) The InterLink Equity Value shall be increased at
Closing if, as of the Effective Time, the current assets of
the Company Group exceed the current liabilities of the
Company Group by the amount by which such current assets
exceed current liabilities.  The InterLink Equity Value
shall be decreased at Closing, if, as of the Effective Time, the current liabilities of the Company Group exceed the
current assets of the Company Group by the amount by which
such current liabilities exceed current assets. Except as otherwise specified herein, current assets and current liabilities shall be determined in accordance with GAAP with all normal year end adjustments for GAAP purposes having
been completed or posted as of the Effective Time. Notwithstanding anything else contained herein, for purposes of making the calculations hereunder:
(i) Without limiting the applicability of GAAP
with respect to other items, current assets shall
include (a) cash and cash equivalents, (b)
marketable securities, (c) customer and
advertising accounts receivable determined
pursuant to subsection (iii) below, (d) non-
customer deposits and advance payments, (e)
prepaid expenses, and (f) other current assets;
provided, however, that current assets shall not
include inventory.
(ii) Customer accounts receivable of the Company
Group shall be included as current assets in an
amount for the Company's customer accounts
receivable for services rendered on or prior to
the Closing Date by the Company Group, equal to
99% of the face amount of the receivables which,
as of the Effective Time, are sixty (60) days or
less past due from the first day of the respective
Monthly Billing Period to which a bill relates.
Payments for any advertising accounts receivable
of a member of the Company Group as current assets
shall include only an amount for any Company Group
member's advertising accounts receivable for
advertising run on or prior to the Closing Date,
equal to 95% of all advertising receivables that
are less than 90 days past due from the date of
the applicable invoice;
(iii) Without limiting the applicability of GAAP
with respect to other items, current liabilities
shall include (a) the amount of customer deposits
(and any interest thereon that a member of the
Company Group is required to refund or credit its
customers) and customer prepayments; (b) Accrued
Vacation Pay for those employees who are employees
on the Closing Date; (c) deferred revenue; (d)
accruals for franchise fees, pole rental fees,
other rental or similar charges or payments
payable in respect of any Company Group Contracts
not being terminated pursuant hereto, payrolls,
payroll taxes, insurance premiums to the extent
that such insurance is not being terminated
pursuant hereto, sales and use taxes payable in
respect of CATV service and equipment furnished in
connection with the operation of the Systems,
power and utility charges, real and personal
property taxes and rentals, applicable copyright
or other fees, sales and service charges, taxes
and similar items, in each case relating to
periods on or prior to the Closing Date; and (e)
other current liabilities; provided, however, that
current liabilities shall not include (i) the
current portion of any long-term debt, (ii)
deferred taxes, and (iii) the obligations to pay
access fees in connection with the Hidden Bay
complex, and any other obligations to pay access
fees in connection with right of entry agreements
or bulk agreements that the Company becomes
obligated to pay after the date hereof, but only
to the extent that Buyer has been informed of such
obligations and has granted its consent in writing
to the payment of such access fees.
(iv)	Cash flow of the Company Group on the Closing
Date shall be allocated one-half prior to the
Effective Time and one-half after the Effective
Time.
(c) The Company shall deliver to Buyer, not less than
five (5) business days prior to the Closing Date, a
certificate (the "Closing Adjustment Certificate") signed by an executive officer of the General Partner, which shall set forth the Company's reasonable good faith estimates of the respective amounts of the adjustments set forth in Sections 2.4(a), and (b), above, as of the Effective Time. The
Closing Adjustment Certificate shall be in form and
substance reasonably acceptable to Buyer, and the Company
shall therewith deliver to Buyer a copy of such supporting evidence as shall be appropriate hereunder and as Buyer may reasonably request. At the Closing, there will be a settlement between Buyer and Disbursement Agent with respect to the adjustments set forth in Sections 2.4(a) and (b)
above, with all such adjustments made or estimated by Disbursement Agent and Buyer and the amounts determined by
Buyer and  Disbursement Agent pursuant to the provisions of
this Section 2.4 shall be paid to Buyer or Sellers, as appropriate by an increase or decrease in the InterLink
Equity Value, as appropriate on the Closing Date, with a
final settlement within ninety (90) days after the Closing
Date (as provided in Section 2.4(d) below).
(d) Within ninety (90) days after the Closing Date,
Buyer shall deliver to Disbursement Agent a certificate (the "Final Closing Certificate") to be signed by an executive officer of  Buyer setting forth any changes to the
adjustments made as of the Closing pursuant to Sections
2.4(a) and (b), together with a copy of such supporting
evidence as shall be appropriate hereunder and as
Disbursement Agent may reasonably request.  If Disbursement
Agent shall conclude that the Final Closing Certificate does not accurately reflect the changes to be made to the closing adjustments pursuant to this Section 2.4, Disbursement Agent shall, within thirty (30) days after its receipt of the
Final Closing Certificate, provide to Buyer its written
statement (together with any supporting documentation as
Buyer may reasonably request) of any discrepancy or
discrepancies believed to exist. Disbursement Agent's representatives shall be permitted reasonable access by
Buyer to all personnel, books, records, billing service
reports and other documents reasonably deemed necessary or appropriate by Disbursement Agent for the determination of the adjustments and pro rations.  Buyer's representatives
shall be permitted reasonable access by Disbursement Agent
and the General Partner to all personnel, books, records,
billing service reports and other documents reasonably
deemed necessary or appropriate by Buyer for the
determination of the adjustments and pro rations.
(e)	Buyer and Disbursement Agent shall attempt jointly
to resolve any discrepancies within thirty (30) days after receipt of Disbursement Agent's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review.  If
Buyer and Disbursement Agent cannot resolve the
discrepancies to their mutual satisfaction within such
thirty (30) day period, Buyer and Disbursement Agent shall, within the following ten (10) days, jointly designate the
Neutral Accounting Firm to review the Final Closing
Certificate together with Disbursement Agent's discrepancy statement and any other relevant documents. The cost of retaining the Neutral Accounting Firm shall be borne 50% by the Disbursement Agent (on behalf of the Sellers) and 50% by Buyer. The Neutral Accounting Firm shall report its conclusions in writing to Buyer and Disbursement Agent and
such conclusions as to adjustments pursuant to this Section
2.4 shall be conclusive on all parties to this Agreement and not subject to dispute or review.
(f)	The Disbursement Agent will hold the Purchase
Price Adjustment Holdback in a segregated, interest bearing account until the adjustments required by Sections 2.4(a)
and (b) have been determined, and will disburse the Purchase Price Adjustment Holdback in accordance with Section 2.4(g).
(g)	If, after such adjustments, (i) the aggregate
InterLink Equity Value is increased from that delivered at
the Closing (treating amounts in the InterLink Indemnity
Fund and the Purchase Price Adjustment Holdback as having
been delivered at the Closing to Sellers), then Buyer shall
pay the Disbursement Agent (for the benefit of the Sellers)
such increase in the InterLink Equity Value in immediately available funds within three (3) business days of such determination and the Disbursement Agent shall pay the amount delivered by Buyer, together with the Purchase Price Adjustment Holdback, to Sellers in accordance with the percentages set forth on the Purchase Price Allocation
Schedule, (ii) the aggregate InterLink Equity Value is
reduced from that delivered at the Closing (treating amounts in the InterLink Indemnity Fund and the Purchase Price
Adjustment Holdback as having been delivered at the Closing
to Sellers) by an amount that is less than or equal to the Purchase Price Adjustment Holdback, then the Disbursement
Agent shall pay to Buyer, out of the Purchase Price
Adjustment Holdback, the reduction in the InterLink Equity
Value, in immediately available funds within three (3)
business days of such determination and shall pay any
remaining portion of the Purchase Price Adjustment Holdback
to Sellers pro rata in accordance with the percentages set
forth on the Purchase Price Allocation Schedule, or (iii)
the aggregate InterLink Equity Value is reduced from that delivered at the Closing (treating amounts in the InterLink Indemnity Fund and the Purchase Price Adjustment Holdback as having been delivered at the Closing to Sellers) by an amount that is in excess of the Purchase Price Adjustment Holdback, then each Seller will pay to the Disbursement
Agent its pro rata share of such excess, based on the
percentages indicated on the Purchase Price Allocation
Schedule, and the Disbursement Agent shall pay such excess amount, together with the Purchase Price Adjustment
Holdback, to Buyer in immediately available funds within ten
(10) business days of such determination.  The Sellers
hereby agree to be bound by Section 2.4(g)(iii) of the RAP Agreement (and each other provision of the RAP Agreement referring to the "InterLink Sellers," to the extent applicable to the InterLink Sellers) and to pay their pro
rata share of any amounts required to be paid under Section
2.4(g)(iii) thereof.
2.5 Indemnity Escrow.
At the Closing, Buyer shall deposit with the Escrow Agent
(i) the pro rata portion of the RAP Indemnity Fund reflecting the pro rata portion of the interest in RAP owned indirectly by the Company pursuant to the RAP Indemnity Agreement, and (ii) the InterLink Indemnity Fund pursuant to the Closing Escrow Agreement. All amounts in the InterLink Indemnity Fund in excess
of the sum of  (a) $                    , and (b) the amount of
all pending claims made by Buyer for indemnification pursuant to
Section 12.1, shall be paid to Disbursement Agent (for the benefit of Sellers) at the close of business on the first business day after the date which is six months after the Closing Date. The remainder of the InterLink Indemnity Fund, if any, less the amount of all pending claims made by Buyer for indemnification pursuant to Section 12.1 (the "Year Disbursement Amount"), shall be paid to Disbursement Agent (for the benefit of Sellers) at the close of business on the first business day after the date which is one year after the Closing Date. The Disbursement Agent shall disburse to Sellers, in accordance with the percentages set forth on the Purchase Price Allocation Schedule, any amount of the InterLink Indemnity Fund released pursuant to this Section 2.5. Except as to claims arising from breaches of Sections 5.4, 5.8 and (to the extent set forth in Section 12.1(b)) 5.22, release of any amounts from the InterLink Indemnity Fund shall relieve Sellers of obligations under Section
12.1 to the extent of the amounts so released. Sellers expressly agree that any post-Closing Date adjustments under Section 2.4 shall be paid in the manner provided in Section 2.4(g) and, unless Buyer so elects (in its sole and absolute discretion), any amounts owed by Sellers under such sections shall not be paid from the InterLink Indemnity Fund.
ARTICLE III
CLOSING
3.1 Closing Date.
Subject to the satisfaction of the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall occur at 10:00 a.m. Mountain Time, at the offices of Baker & Hostetler LLP in Denver, Colorado on September 2, 1999, or, if later, as soon as practicable (and in any event within five (5) business days) following the satisfaction or waiver of the parties' conditions to the Closing, or such other date as may be mutually agreeable to the Company and Buyer (the "Closing Date"). At any time after September 2, 1999, Buyer may demand a Closing upon five (5) days' written notice waiving all of Buyer's conditions to Closing provided that the conditions to Closing set forth in Articles VIII and X have been satisfied or waived (other than conditions to be satisfied at the Closing).
3.2 Default; Specific Performance.
If Sellers or the Company shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Date in breach of this Agreement, or otherwise breach any other material obligation hereunder, then, in addition to any other remedies available to Buyer, Buyer may, at its option, invoke any equitable remedies it may have to enforce the sale of the Purchased Interests hereunder or such other material provision, including, without limitation, an action or suit for specific performance. Each Seller acknowledges that in the event of such Seller's breach of its obligations hereunder, Buyer will suffer irreparable harm and such Seller hereby irrevocably waives the defense that Buyer has an adequate remedy at law. If Buyer shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Date in breach of this Agreement or otherwise breach any other material obligation hereunder, then, in addition to any other remedies available to Sellers, any Seller may, at its option, invoke any equitable remedies it may have to enforce the purchase of the Purchased Interests hereunder, including, without limitation, an action or suit for specific performance. Buyer acknowledges that in the event of Buyer's breach of its obligations hereunder, Sellers will suffer irreparable harm and Buyer hereby irrevocably waives the defense that Sellers have an adequate remedy at law.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF
SELLERS
Each Seller hereby, severally and not jointly, represents and warrants (as of the date of this Agreement, except where a prior or future date is indicated) as follows, and acknowledges that Buyer is relying on such representations and warranties in connection with the purchase of the Purchased Interests:

4.1 Title to Purchased Interests.
Such Seller owns, beneficially and of record, all of the Purchased Interests identified opposite such Seller's name on
Schedule 2.1, free and clear of all liens and encumbrances other than, (i) liens securing obligations under the Credit Facility, and (ii) if applicable, any liens or encumbrances that will be terminated or otherwise released prior to the Closing. Upon the Closing, the Buyer will have valid title to all of the Purchased Interests identified opposite such Seller's name on Schedule 2.1, free and clear of all liens and encumbrances, other than any liens or encumbrances created by the Buyer or arising through Buyer, and other than pledges required by the Credit Facility (which the lenders are required to release in accordance with the terms of the Credit Facility and associated pledge documents).
4.2 Enforceability of Agreement.
This Agreement has been duly and validly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and other similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
4.3 No Conflict; Required Filings and Consents.
(a) Except as set forth on Schedule 4.3 hereto (and assuming compliance with the HSR Act), the execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of its obligations under this Agreement will not, (i) conflict with or violate the operating agreement, agreement of limited partnership, certificate of limited partnership, certificate of incorporation, by-laws or equivalent organizational documents of such Seller, (ii) assuming receipt of consents described in Schedule 4.3 or 5.3 hereto, and except as set forth in Section 4.3(b)(i), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Seller or by which any property or asset of such Seller is bound or affected or (iii) result in any breach or violation of, or constitute any default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, any Contract to which such Seller is a party or by which such Seller or any property or asset of such Seller is bound, except as would not impair such Seller's ability to perform its obligations under this Agreement.
(b) The execution and delivery of this Agreement by such Seller does not, and the performance of this Agreement by such Seller will not, require such Seller to obtain or make any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, including, without limitation, any governmental administrative agency or franchising authority (each a "Governmental Authority"), except for the matters disclosed in Schedule 4.3 hereto or except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act, and (C) state and local Governmental Authorities, including Franchise authorities listed on
Schedule 5.3 hereto, and (ii) as required under the HSR Act.
4.4 Stock of Certain Corporate Partners of the Company.
The Purchased Interests include all of the issued and outstanding stock of the following partners of the Company: (i) ING Media C Corp. ("ING"), WS InterLink Corp. ("WS"), and Nassau InterLink Corp. ("Nassau"). Each of Sellers who are shareholders of ING, WS, or Nassau hereby severally (and not jointly) represents and warrants to Buyer, as follows with respect to the entity of which it is a shareholder:
(a) Each of ING, WS, and Nassau is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the full corporate power and authority to own, lease and operate its properties and to carry on its business as it presently is being conducted. True and complete copies of the certificates of incorporation and bylaws of such corporations have been delivered to Buyer. Except as set forth on Schedule 4.4(A) hereto there are no outstanding subscriptions, options, warrants or rights of any kind to acquire any stock or other equity interests in, or any assets of, ING, WS, or Nassau and there are no obligations that require such entities to issue any such options, warrants, or rights. There are no existing arrangements that require or permit any interests in ING, WS or Nassau to be voted by, or at the discretion of, anyone other than their respective shareholders, and there are no restrictions of any kind on the transfer of any interests in such entities, except as set forth in the certificate of incorporation or bylaws of such entity or in the Partnership Agreement, as the case may be. Schedule 4.4(A) sets forth all of the holders of outstanding stock of each of ING, WS or Nassau.
(b) Each of ING, WS, and Nassau has no Subsidiaries, and the partnership interests in the Company owned by each such entity constitutes the only property, investment or other asset owned, used or held by each such entity. None of ING, WS, or Nassau has any employees nor any obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted), arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing.
(c) Except as set forth on Schedule 4.4(C), there is no claim, litigation, proceeding or governmental investigation pending or, to the knowledge of the shareholders of ING, WS, or Nassau, threatened; or any order, injunction or decree outstanding, against ING, WS, or Nassau or any of their properties or assets, and none of such shareholders knows of any basis for future claims, litigations, proceedings or investigations against such entities or any of their properties or assets. ING, WS, or Nassau are not in violation of any law, regulation or ordinance, or any other requirement of any Governmental Authority, and no notice has been received by any of such entity or any of their officers, or employees alleging any such violation. There is no claim, litigation, proceeding or governmental investigation pending or, to the knowledge of the shareholders of ING, WS, or Nassau, threatened, or any order, injunction or decree outstanding, against any such entity, or any of their Affiliates that would prevent the consummation of the transactions contemplated by this Agreement.
(d) Each of ING, WS, and Nassau has timely filed all material federal, state, local and foreign Tax Returns required to be filed by it through the date hereof and shall timely file all Tax Returns required to be filed at or before the Closing. Such reports and returns are and will be true, correct and complete in all material respects.
Each of ING, WS, and Nassau has paid and discharged all Taxes due from it, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of such entity dated December 31, 1998.
Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of any shareholder of ING, WS, or Nassau, threatening to assert against any of ING, WS, or Nassau any material deficiency or material claim for additional Taxes.
Moreover, no shareholder of ING, WS, or Nassau has knowledge of any facts on the basis of which taxing authorities could assert material deficiencies or material claims described in the preceding sentence. Each of ING, WS, and Nassau has withheld or collected and paid over to the appropriate Governmental Entities or is properly holding for such payment all Taxes required by law to be withheld or collected. None of ING, WS, or Nassau has any liability for the Taxes of any Person pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated or combined Tax Return. There are no liens for Taxes upon the assets of any of ING, WS, or Nassau other than (i) liens for current Taxes not yet due and payable,
(ii) liens for Taxes that are being contested in good faith by appropriate proceedings and (iii) other liens which, in the aggregate, are not material.
(e) Each of ING, WS, and Nassau has had and will continue to have through the Closing Date the federal tax status (i.e., partnership or C corporation) such entity reported on its December 31, 1997 federal Tax Returns, except as results from any actions taken pursuant to this Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, any of ING, WS, or Nassau.
(f) Except as set forth on Schedule 4.4(F), none of ING, WS, or Nassau is involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes, except for the Company.
(g) No consent to the application of section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by any of ING, WS, or Nassau.
(h) Except as set forth on Schedule 4.4(H), there are no tax sharing agreements or similar arrangements with respect to or involving any of ING, WS, or Nassau.
(i) Except as set forth in Schedule 4.4(I), none of ING, WS, or Nassau was included or is includable in any consolidated or unitary Tax Return with any entity.
(j) None of ING, WS, or Nassau has agreed to or is required to make any material adjustment under section
481(a) of the Code.
(k) None of ING, WS, Nassau, or the Company has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to ING, WS, or Nassau pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code.
4.5 Brokers' Fees.
Neither such Seller nor anyone authorized to act on his or its behalf has retained any broker, finder or agent or agreed to pay any brokerage fee, finder's fee or commission with respect to the transactions contemplated by this Agreement.
4.6 Organization and Qualification.
Such Seller, if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not materially interfere with such Seller's ability to enter into this Agreement and perform its obligations hereunder.
4.7 Authority Relative to this Agreement.
Such Seller, if not a natural person, has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary individual or entity action and no other individual or entity action on the part of such Seller is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
As an inducement to Buyer to enter into this Agreement and
to consummate the transactions contemplated hereby, the Company hereby represents and warrants (as of the date of this Agreement, except where a prior or future date is indicated, but giving effect to the transactions contemplated by the Omega Agreement as if consummated as of the date hereof) to Buyer as follows:
5.1 Organization and Qualification; Subsidiaries.
(a)	Each member of the Company Group is a partnership,
limited liability company or corporation duly organized,
validly existing and/or in good standing under the laws of
the jurisdiction of its incorporation or organization. Each member of the Company Group has the requisite power and authority and all necessary governmental approvals to own,
lease and operate its properties and to carry on its
business as it is now being conducted except for those which would not, in the aggregate, be material. Each member of the Company Group is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for
failures which, in the aggregate would not be material.
(b)	A complete and correct list of the members of the
Company Group, which list sets forth the amount of capital stock of or other equity interests in such member owned by the Company, directly or indirectly, together with holdings of all other equity holders (if applicable), is set forth on
Schedule 5.1(B).
5.2 Organizational Documents.
The Company has heretofore delivered to Buyer a complete and correct copy of each of the agreement of limited partnership, operating agreement, limited liability company certificate, certificate of limited partnership, certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date, of each member of the Company Group. Such organizational documents are in full force and effect and constitute all of the organizational documents relating to the members of the Company Group. No member of the Company Group is in violation of any provision of its agreement of limited partnership, certificate of limited partnership, operating agreement, certificate of incorporation, bylaws or equivalent organizational documents, as applicable.
5.3 Effect of Agreement.
(a) All approvals and consents required under (i) any of the Company Group's Franchises, FCC Licenses, Necessary Contracts or Material Agreements, and (ii) any applicable government regulations, in any such case, in order for the consummation of the sale of the Purchased Interests to Buyer pursuant to this Agreement are listed in Schedule 5.3 hereto, with Franchise and FCC approvals identified as such. Other than as set forth on Schedule 5.3, the execution and delivery of this Agreement by Sellers and the Company does not, and the performance of this Agreement by Sellers and the Company will not, require any member of the Company
Group to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of federal or state securities or "blue sky" laws, and (ii) as required under the HSR Act.
(b) Subject to obtaining the requisite approvals and consents listed in Schedule 5.3 hereto, neither the execution, delivery and performance by Sellers and the Company of this Agreement nor the consummation of the transactions contemplated hereby, alone or in conjunction with any other event (such as a voluntary or involuntary termination of employment), will (i) conflict with, or result in a breach of the terms of, or constitute a default under, or a violation of, or give rise to any termination right under, amendment or extension of, or a loss of any benefit under, any Material Agreements, Franchises and Necessary Contracts, (ii) result in the violation of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect or having applicability to a member of the Company Group (except to the extent of violations which, individually or in the aggregate would not be material), (iii) conflict with or violate the certificate of incorporation, by-laws, operating agreement or partnership agreement of any member of the Company Group, or (iv) result in any payment becoming due to any employee, former employee, officer, director, or consultant, or any of their dependents (other than (1) the signing bonuses or stay put bonuses permitted pursuant to
Section 7.3(e) hereof, or (2) any benefits under the severance plans listed on Schedule 5.20, of each Company
Group member or any ERISA Affiliates; (v) increase any benefits otherwise payable under any Plan; or (vi) result in the acceleration of the time of payment or vesting of any benefits under any Plan except as disclosed on Schedule
5.20. Subject to obtaining such approvals and consents, such execution, delivery, performance or consummation will not give to others any rights of termination, acceleration or cancellation in or with respect to, or a loss of any material benefit under, any Material Agreement of (or relating to the Business of) the Company Group.
5.4 Capitalization.
The Purchased Interests to be sold to Buyer pursuant to this Agreement, as identified on Schedule 2.1 hereto, constitute all outstanding partnership interests of the Company. The Company owns, directly or through one or more Subsidiaries, free and clear of all liens and encumbrances, and free and clear of any other limitation or restriction (other than liens securing obligations under the Credit Facility), all of the outstanding general partner interests, limited partner interests, and all other outstanding equity interests of each Subsidiary of the Company. Other than as included in the Purchased Interests, there are no (i) options, warrants or other rights or Contracts obligating any member of the Company Group to issue or sell any shares of capital stock of, or other equity interests in, any member of the Company Group or to pay cash in lieu thereof, (ii) equity equivalents, stock appreciation rights, performance shares, interests in the ownership or earnings of any member of the Company Group or other similar rights issued by a Company Group member or (iii) outstanding obligations of any member of the Company Group to purchase, redeem or otherwise acquire any equity interest therein. Greenwich Street owns, beneficially and of record, its interest in RAP as set forth on Schedule 2.1 of the RAP Agreement, free and clear of all liens and encumbrances (other than liens securing obligations under the Credit Facility).
5.5 Authority Relative to this Agreement.
The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership action and no other partnership proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium and similar laws or principles affecting the rights of creditors generally and except for limitations imposed by general principles of equity.
5.6 Financial Statements.
Attached hereto as Schedule 5.6 are copies of (i) the Company's Balance Sheet at December 31, 1998 and related Statement of Operations and Statement of Changes in Financial Position of the Company for its fiscal year then ended, which have been audited by the Company's independent certified public accountant (the "Audited Financial Statements") and (ii) all completed monthly unaudited statements of operations, together with month-end balance sheets, for the months of January, and February, 1999 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements
(i) were prepared in conformity with GAAP consistently applied, and (ii) present fairly the financial position of the Company at the dates indicated and the results of operations of the Company and changes in financial position for the periods indicated, subject to normal quarterly and year-end audit adjustments (none of which are expected to be material in amount) and footnotes. The Additional Financial Statements to be delivered pursuant to
Section 7.4(ii) that are for quarterly periods will (i) be prepared in conformity with GAAP applied consistently with the Audited Financial Statements, and (ii) present fairly the financial position of the Company at the dates indicated and the results of operations of the Company and changes in financial position for the periods indicated, subject to normal year-end and quarter-end audit adjustments (none of which are expected to be material in amount), and footnotes. The Additional Financial Statements to be delivered pursuant to Section 7.4(ii) that are for monthly periods will (i) be prepared in conformity with generally accepted accounting principles applied consistently with the Audited Financial Statements, and (ii) present fairly the results of operations of the Company for the periods indicated, subject to normal year-end and quarter-end audit adjustments (none of which are expected to be material in amount) and footnotes. Whenever references are made throughout this Agreement to Audited Financial Statements, it will be understood that all notes and exhibits are included therein, except as herein otherwise expressly provided.
5.7 Undisclosed Liabilities.
No member of the Company Group has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, and the Company does not know of any basis for any claim against any member of the Company Group for any such liabilities or obligations, except (i) to the extent set forth in this Agreement or in the Schedules hereto, including the Audited Financial Statements attached hereto, (ii) liabilities under the DeMinimis Agreements, or (iii) liabilities, debts or obligations incurred in the ordinary course of business of the Company since December 31, 1998, none of which individually or in the aggregate will have a Material Adverse Effect.
5.8 Tax Returns and Audits.
(a) Each member of the Company Group has timely filed all material federal, state, local and foreign Tax Returns required to be filed by it through the date hereof and shall timely file all Tax Returns required to be filed at or before the Closing. Such reports and returns are and will be true, correct and complete in all material respects.
Each member of the Company Group has paid and discharged all Taxes due from it, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of such entity dated December 31, 1998.
Neither the Internal Revenue Service (the "IRS") nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of any member of the Company Group, threatening to assert against any member of the Company Group any material deficiency or material claim for additional Taxes. Moreover, no member of the Company
Group has knowledge of any facts on the basis of which taxing authorities could assert material deficiencies or material claims described in the preceding sentence. Each member of the Company Group has withheld or collected and paid over to the appropriate Governmental Authorities or is properly holding for such payment all Taxes required by law to be withheld or collected. No member of the Company Group has any liability for the Taxes of any Person (other than a member of the Company Group) pursuant to Section 1.1502-6 of the Treasury Regulations promulgated under the Code or comparable provisions of any taxing authority in respect of a consolidated or combined Tax Return. There are no liens for Taxes upon the assets of any member of the Company Group other than (i) liens for current Taxes not yet due and payable, (ii) liens for Taxes that are being contested in good faith by appropriate proceedings and (iii) other liens which, in the aggregate, are not material.
(b) Each member of the Company Group has had and will continue to have through the Closing Date the federal tax status (i.e., partnership or C corporation) such entity reported on its December 31, 1997 federal Tax Returns, except as results from any actions taken pursuant to this Agreement. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, any member of the Company Group.
(c) Except as set forth on Schedule 5.8, no Member of the Company Group is involved in or subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal, state, local or foreign income tax purposes (a "Tax Partnership"), except for a Tax Partnership which is a Subsidiary.
(d) No consent to the application of section 341(f)(2) of the Code has been filed with respect to any property or assets held, acquired, or to be acquired by any member of the Company Group.
(e) Except as set forth on Schedule 5.8, there are no tax sharing agreements or similar arrangements with respect to or involving any member of the Company Group.
(f) Except as set forth in Schedule 5.8, no member of the Company Group was included or is includable in any consolidated or unitary Tax Return with any entity other than a Tax Return filed that includes only members of the Company Group.
(g) No member of the Company Group has agreed to or is required to make any material adjustment under section
481(a) of the Code.
(h) Except as set forth in Schedule 5.8, no member of the Company Group has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non-deductible expense to such company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to
Section 4999 of the Code.
5.9 Franchises and Necessary Contracts.
Each member of the Company Group has validly and legally obtained and duly holds the Franchises, the FCC Licenses and the Necessary Contracts. Attached hereto as Schedule 5.9(A) is a true and accurate list of each Franchise held by the Company Group (including the member of the Company Group holding each Franchise, the Franchising Authority which granted each Franchise, the stated expiration date of each Franchise, and the System to which the Franchise applies), each pending application relating to any Franchise, and a list of any System or portion thereof which does not, for the reason set forth on such Schedule, require a franchise authorizing the installation, construction, development, ownership or operation of the same, which list is true, correct and complete. No member of the Company Group is providing CATV service in any area other than as set forth on Schedule 5.9(A). Attached hereto as Schedule 5.9(B) is a true and accurate list of each FCC License (including the expiration date thereof) and each Necessary Contract. The Company Group is in compliance (and the operations of the Systems and the Assets are being conducted in compliance) in all material respects with the provisions of all Franchises, FCC Licenses and the Necessary Contracts, all of the Franchises, the FCC Licenses and Necessary Contracts are in full force and effect, and there are no pending (or to Company's knowledge, threatened) modifications, amendments (other than extensions of the term) or revocations by the issuers of the Franchises, the FCC Licenses or any other third parties with respect to the Necessary Contracts. The Company does not have any knowledge of any material breach of any Franchise or Necessary Contract by any other parties thereto. Except as disclosed in Schedule 5.9(C) or as specifically contained in the Franchises, the Necessary Contracts, or other Material Agreements, no promises or commitments which are to be fulfilled after the Closing Date have been made with respect to capital improvements relating to the Systems. Except as described on Schedule 5.9(C), the Company Group holds all of the Franchises and material FCC Licenses necessary to operate the Business in the manner in which it is currently being operated. The Company Group has received no notice, either formal or informal, that any Franchise or FCC License would not be renewed in the ordinary course and is aware of no basis for the denial, revocation or modification of any Franchise or FCC License. Pursuant to subsections (a) through (g) of Section 626 of the Cable Communications Policy Act of 1984, as amended, the Company Group has timely submitted proposals for renewal of all Franchises having a remaining term of thirty-six (36) months or less as of the date hereof, and has provided Buyer with copies of all proposals for renewal, preliminary assessments and franchisor determinations described in subsection (c) of said Section 626.
5.10 Material Agreements and Obligations.
(a) Schedule 5.10(A) hereto lists the Material
Agreements. Except for those contracts listed on the Schedules hereto, the DeMinimis Agreements, and the Credit Facility, no member of the Company Group is a party to any written or oral contract with respect to the Systems that is not cancelable without penalty upon thirty (30) days' notice or less, including any:
(i) bonus, incentive, pension, profit sharing, retirement, hospitalization, insurance, or other plan providing for deferred or other compensation to employees, or any other employee benefit or "fringe benefit" plan, including, without limitation, vacation, sick leave, medical or other insurance plans or any union collective bargaining or any other contract with any labor union;
(ii) employment contract for any Person on a full-time, part-time, consulting or other basis;
(iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any asset or group of assets of any member of the Company Group;
(iv) guarantee of any obligation;
(v) lease or agreement under which it is lessee or lessor, or holds or operates any property, real or personal, owned by any other party, except for any lease under which the aggregate annual rental payments do not exceed $25,000;
(vi) Contract or group of related Contracts with the same party or any group of affiliated parties which requires or may in the future require aggregate consideration by or to any member of the Company Group in excess of $25,000;
(vii) Contract in effect between any member of the Company Group and any Seller (or an Affiliate thereof) or any of the officers, directors or Affiliates of any member of the Company Group;
(viii) obligations of any member of the Company
Group to make payments to any Seller (or an Affiliate thereof) or any Affiliate of any member of the Company Group;
(ix) loans by any member of the Company Group to any Seller (or any Affiliate thereof) or any of the officers, directors or Affiliates of each member of the Company Group.
(b) Each member of the Company Group has, in all material respects, performed all obligations required to be performed by it and is not in material default under, or in material breach of, or in receipt of any claim of material default under, any Material Agreement; and the Company does not have any knowledge of any material breach by the other parties to any Material Agreement.
(c) There is no term or provision of any Contract not included on the Schedules hereto to which any member of the Company Group is a party or by which it or any of its properties is bound that would have a Material Adverse
Effect. There is no term or provision of any federal or state judgment, decree or order applicable to or binding upon any member of the Company Group, the enforcement of which would have a Material Adverse Effect.
5.11 Systems' Capacity, Customers and Rates.
(a) Schedule 5.11(A) hereto lists, as of December 31,
1998 (or as of the respective date therein specified), (i) the system bandwidth for each System, (ii) programming offered, (iii) approximate linear miles of aerial and underground plant (i.e., main trunk and distribution or feeder cable); provided, that for purposes of this subsection (iii), the term "approximate" shall allow a variance of plus or minus 10% from the number of linear miles of aerial and underground plant set forth on Schedule 5.11(A), (iv) the approximate number of Homes Passed, (v) the total number of retail and bulk equivalent basic customers (including an approximate breakdown of the number of retail customers among Franchises) as reported by Cable
Data, (vi) the aggregate number of premium units subscribed to by the Company Group's Premium Subscribers, (vii) subscriber rates for all services including basic and premium services, tier services, additional outlets and converter rental charges in and for each of the Service
Areas, (viii) the community unit identification number
("CUID Number") for each franchise community; (ix) a list of all free, discount or other promotional service obligations (other than those free, discount or other promotional service obligations which are regularly offered or arise in the ordinary course of business); and (x) the Signals carried by each System and the channel position of each such Signal and, with respect to TV station signals, whether carried pursuant to must-carry requirements or retransmission consent, which information is true and correct, in all material respects. Except where specifically indicated on Schedule 5.11(A), each of the respective channel lineups set forth in Schedule 5.11(A) is capable of being viewed in its entirety by each Subscriber in the applicable System (subject to ordinary course service interruptions).
(b) Except as set forth in Schedule 5.11(B), all reports or other documents, payments (including, without limitation, all franchise fees and FCC regulatory fees) or submissions required to be filed by the Company Group with respect to any Franchise or the Business have, in all material respects, been duly and timely filed and/or paid with the appropriate authority and were correct in all material respects when filed.
5.12 Employees.
(a) The Company is not aware that any officer, executive employee or any group of employees of the Company
Group has or have any plans to terminate his, her or their employment with the Company Group. Each member of the Company Group has complied in all material respects with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and except as set forth in
Schedule 5.12 hereto, no member of the Company Group has received any notice of any claim at the date of this Agreement and during the preceding three years that it has not complied in any material respect with any laws relating to the employment of employees or that it is liable for any arrearages of wages or any taxes or penalties for failure to comply with any laws. No member of the Company Group has written policies and/or employee handbooks or manuals except those set forth in Schedule 5.12.
(b) Except as set forth in Schedule 5.12 hereto, no member of the Company Group is, and during the 12 months prior to the date of this Agreement no member of the Company Group has been, involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees. Except as set forth in Schedule 5.12 hereto, no member of the Company Group is a party to any collective bargaining agreement and there are no unfair labor practice or arbitration proceedings pending with respect to any member of the Company Group or, to the knowledge that the Company, threatened and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such a claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company Group or any of the employees performing work for the Company but provided by an outside employment agency, if any. Within the last 12 months, there has been no work stoppage, strike or other consorted activity by any employees of the Company Group.
(c) Except as set forth in the Schedule 5.12 and as to those employees (if any) represented by a labor organization, all employees of the Company Group are employed at-will. Except as set forth in Schedule 5.12, completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from any member of the Company Group to any officer, director, or employee of, or consultant to, a member of the Company Group.
(d) No member of the Company is a party to any agreement for the provision of labor from any outside agency except as set forth in Schedule 5.12. To the knowledge of the Company, at the date of this Agreement and during the preceding three years, there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company Group, and no claims by any governmental agency with regard to such employees except as set forth in Schedule 5.12.
5.13 Absence of Certain Developments.
Except as set forth on Schedule 5.13 hereto, and except for the transactions contemplated by this Agreement, no Company Group member has, insofar as the Systems or the Assets are concerned, since December 31, 1998:
(i) except for borrowings under the Credit
Facility in the ordinary course of business, borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business;
(ii) mortgaged or pledged any of its assets, tangible or intangible, or subjected them to any lien, charge or other encumbrance, except
Permitted Encumbrances and liens securing indebtedness under the Credit Facility;
(iii) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims (other than unpaid subscriber debts and claims in the ordinary course of business);
(iv) suffered any substantial losses other than consistent with recent operating history;
(v) except in the ordinary course of business, waived or released any material right or claim;
(vi) made any changes in employee compensation or personnel policies, including the establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, option, stock purchase or other Plan (as defined below), declared, paid or committed to pay a bonus or additional salary or compensation to any Person
(other than the stay put bonuses or signing bonuses permitted pursuant to Section 7.3(e) hereof), or made any other increase in the compensation payable to or to become payable to any executive officers of any member of the Company Group, except in the ordinary course of business and consistent with past practices;
(vii) entered into any other transaction other than in the ordinary course of business;
(viii) amended or terminated any Contract listed in any Schedule hereto, except in the ordinary course of business and except for Contracts that have expired by their own terms;
(ix) suffered any material damage, destruction or casualty loss, whether or not covered by insurance; or
(x) has suffered a Material Adverse Effect, or has had any event or events occur that, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect;
(xi) materially changed any of its accounting principles or practices, or revalued such Assets or Systems for financial reporting, property tax or other purposes;
(xii) entered into any Contract or understanding to do any of the foregoing.
5.14 Real Property.
Schedule 5.14 hereto contains a legal description of each parcel of Real Estate owned by the Company Group together with a description of the type of use of each such parcel. The Company has furnished to Buyer a copy of any title insurance policy or other evidence of title issued with respect to each owned parcel of Real Estate owned by the Company Group in the possession of the Company Group. Except for any Permitted Encumbrances, the Company or a Subsidiary thereof is the sole owner (both legal and equitable) of, and has good and marketable title in fee simple absolute to, each parcel of Real Estate listed on Schedule 5.14 and all buildings, structures and improvements thereon, and the unfettered right to occupy the leased property free and clear of any options to lease or purchase. The location and use (i.e., headend, tower or office site) of each real property leased by the Company Group is identified on Schedule 5.9(B). All of the Real Estate, and all of the real property leased by the Company Group, utilized as a headend, office or tower site has unfettered access to public roads or streets and all utilities and services necessary for the proper conduct and operation of the Systems. The Real Estate and all of the real property leased by the Company Group complies and is operated in material compliance with all applicable laws. There are no defects in the physical condition of the Real Estate or the improvements located on the Real Estate which could impair or prevent the current or proposed use thereof by the Company Group. No member of the Company Group has received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Real Estate or the improvements located on the Real Estate or (b) giving notice of any material governmental actions pending. There is no action, proceeding or litigation pending (or, to the best knowledge of the Company, contemplated or threatened): (i) to take all or any portion of the Real Estate, or any interest therein, by eminent domain; or (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Estate or the use or development thereof in any manner which could impair or prevent the current or proposed use thereof by the Company Group. There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Real Estate.
5.15 Title to Assets; Personal Property.
A member of the Company Group is the sole owner (both legal and equitable) of and has good and marketable title to the Assets constituting personal property, tangible and intangible, free and clear of all mortgages, liens, security interests, charges, claims, restrictions and other encumbrances of every kind other than with respect to the liens securing the Company Group's indebtedness and the Permitted Encumbrances. The material items of machinery, equipment and other tangible assets included in the Assets are in satisfactory operating condition, reasonable wear and tear excepted, and conform, in all material respects, to all applicable ordinances, rules, regulations and technical standards, including the rules, regulations and technical standards of the FCC and the local franchise authorities, and all applicable building, zoning and other laws. As of the Closing, the amount of Assets constituting inventory of set-top cable boxes will be adequate to cover usage projected by the budget provided to Buyer for thirty days after the Closing Date for each of the following types of boxes: (i) standard analog, (ii) advanced analog, and (iii) digital.
5.16 Compliance with Laws.
(a) The operations of the Systems have been, and are being, conducted in material compliance with all applicable laws, rules, regulations and other requirements of all federal, state, county or local governmental authorities or agencies.
(b) (i) The Company Group is permitted under all applicable Franchises and FCC rules, regulations and orders to distribute the transmissions (whether television, satellite, radio or otherwise) of video programming or other information that the Systems make available to customers of the Systems (the "Signals") presently being carried to such customers and to utilize all carrier frequencies generated by the operations of the Systems, and are licensed to operate all the facilities required by law to be licensed, including without limitation, any business radio and any CARS system being operated as part of the Systems; and (ii) other than requests for network nonduplication and syndex protection and sports league (e.g., NBA, NHL, MLB) blackout requests, no written requests or orders have been received by any member of the Company Group during the three years preceding the date of this Agreement from the FCC, the United States Copyright Office, any local or other television station or system or from any other Person (x) challenging or questioning the legal right of a member of the Company Group to distribute the Signals, own or operate any System or to own, operate or use any FCC licensed or registered facility owned, operated and/or used by the Company Group in conjunction with the Company Group's operation of any System or (y) requiring any System to carry a television broadcast signal or to terminate carriage of a television broadcast signal with which the Company Group has not complied, and (iii) except as disclosed in Schedule
5.16(B), the Company Group has complied with all written and bona fide requests or demands received from television broadcast stations to carry or to terminate carriage of a television broadcast signal on a System, including, without limitation, all retransmission consent agreements to which any member of the Company Group is a party.
(c) The Company Group is in compliance with the applicable Cumulative Leakage Index and Equal Employment Opportunity requirements of the FCC.
(d) The Company Group has deposited with the United
States Copyright Office all statements of account and other documents and instruments, and has paid all such royalties, supplemental royalties, fees and other sums to the United
States Copyright Office with respect to the business and operations of the Systems as are required under the Copyright Act to obtain, hold and maintain the compulsory license for CATV systems prescribed in Section 111 of the Copyright Act. The Company Group and the Systems are in material compliance with the Copyright Act and the rules and regulations of the Copyright Office. The Company Group and the Systems are entitled to hold and do hold the compulsory copyright license described in Section 111 of the Copyright
Act, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner. The carriage, transmission or use of the Signals has not and does not subject the Systems or any Company Group member to any FCC proceedings or any suits or actions, including without limitation, suits or actions for copyright infringement.
(e) All necessary FAA and FCC approvals and registrations have been obtained and/or filed with respect to the height and location of those towers owned by the Company or the appropriate member of the Company Group, and those towers are being operated in material compliance with applicable FCC and FAA rules.
(f) There is no inquiry, claim, action or demand pending before the United States Copyright Office or the Copyright Royalty Tribunal which questions the copyright filings or payments made by any Company Group member with respect to the Systems other than routine inquiries or proposed corrections. The Company will provide Buyer with copies of any and all additional inquiries, claims, actions or demands during the period between the date of this Agreement and the Closing Date.
(g) Copies of all aeronautical frequency notices filed with the FCC with respect to the Systems have been delivered to Buyer.
(h) Schedule 5.16(H) sets forth a list of all Governmental Authorities that are certified to regulate rates of the Systems pursuant to the Communications Act and FCC Regulations as of the date of this Agreement. Except as set forth on Schedule 5.16(H), no rate complaints are pending with the FCC against the Systems, no Company Group member has received any written (or to the Company's knowledge other) notice from any Governmental Authority that it has any obligation or liability to rollback its rates for Basic or Expanded Basic Service or otherwise to refund to customers of the Systems any portion of the revenue received by the Company Group from such customers (excluding revenue with respect to deposits for converters, encoders, decoders and related equipment and other prepaid items) that has not been resolved. The Company Group has made a good faith effort to set its rates in accordance with applicable statutory provisions, rules, regulations and orders and is aware of no basis for rollbacks or refunds. The Company has delivered to Buyer complete and correct copies of all FCC forms relating to rate regulation of the Systems filed with any Governmental Authority, copies of all correspondence with any Governmental Authority relating to such rate regulation and any other documentation justifying the rates charged to customers of, or otherwise supporting an exemption from the rate regulation provisions of the Communications Act claimed with respect to, any of the Systems. The customer records of the Systems contain the names, addresses and payment histories of, and services delivered to, all Persons known by the Company to be receiving any CATV service from any member of the Company
Group with respect to the Systems.
(i) Except as set forth on Schedule 5.16(I), as of the date of this Agreement, (i) no construction programs relating to the provision or proposed provision of CATV service have been undertaken by any Person in any of the Service Areas and, to the Company's knowledge, without investigation but upon inquiry of its regional managers and as should reasonably be known to a reasonable CATV operation, no such construction programs are proposed or threatened to be undertaken, (ii) no franchise or other applications or requests of any Person to provide CATV service in the Service Areas have been filed or to the Company's knowledge are threatened or proposed; (iii) there is no other CATV or other video services provider (excluding
DBS providers) within any of the Service Areas which is providing or, to the Company's knowledge, has applied for a franchise or otherwise intends to provide CATV services or other video services (excluding DBS services) to any of the Service Areas in competition with any of the Systems.
Except as set forth in Schedule 5.16(I), no Company Group member is a party to any agreement restricting the ability of any Third Party to operate CATV systems or any other video programming distribution business within any of the Service Areas.
5.17 Transactions.
Except as disclosed on Schedule 5.17 hereto, since December
31, 1998, no member of the Company Group has entered into any transaction outside the ordinary course of its business, and there has not been any material change in the manner in which the Company Group conducts its business. Since December 31, 1998, there has not been any Material Adverse Effect.
5.18 Litigation and Legal Proceedings.
Set forth on Schedule 5.18 hereto is a complete and accurate list and description of all suits, claims, actions and administrative, arbitration or other similar proceedings relating to the Company Group (including proceedings concerning labor disputes or grievances, civil rights discrimination cases and affirmative action proceedings) and all governmental investigations pending or, to the knowledge of the Company, threatened, in each case to which any member of the Company Group is a party, or against its properties or business, and each judgment, order, injunction, decree or award relating to a member of the Company Group or the Assets (whether rendered by a court or administrative agency, or by arbitration pursuant to a grievance or other procedure) to which a member of the Company Group is a party that is unsatisfied or requires continuing compliance therewith (such suits, actions, claims, judgments, orders, injunctions, decrees and awards are herein referred to as "Legal Proceedings"). To the Company's knowledge, there are no facts or circumstances that would give rise to any material claims against the Systems or the Assets, other than such claims as may be applicable to the CATV industry generally. The foregoing warranty specifically excludes matters undertaken by or pending before Congress, the FCC, the Copyright Royalty Tribunal or any state governmental authority in any state in which any System is located which would have applicability to CATV systems in general but to which no Company Group member is expressly a party.
5.19 Brokers' Fees.
Neither, the General Partner nor any member of the Company
Group has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.
5.20 Plans; ERISA.
(a) Existence of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of which any member of the Company Group, or any member of the same controlled group as a member of the Company Group within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which a member of the Company Group or any of their ERISA Affiliates makes contributions or is required to make contributions, and
(ii) any similar employment, severance or other arrangement or policy of any of the Company Group members or any of their ERISA Affiliates (whether written or oral) providing for health, life, vision or dental insurance coverage
(including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, fringe benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as disclosed on Schedule
5.20, neither a member of the Company Group nor any of their respective ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans. None of the Plans is or was a "multi-employer plan," as defined in Section 3(37) of ERISA.
None of the Plans is or was a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA. None of the Plans provides or provided post-retirement medical or health benefits. None of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Code, or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code. No member of the Company Group or any ERISA Affiliate is or was a party to any collective bargaining agreement. Except as disclosed on Schedule 5.20, no member of the Company Group or any ERISA Affiliate has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, except as disclosed on Schedule
5.20, there are no Plans which the Company will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. The Company has made available to Buyer true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan Description pertaining to each of the Plans, as applicable, (iii) the three (3) most recent annual reports for each of the Plans (including all related schedules), (iv) the most recent Internal Revenue Service determination or opinion letter, as applicable, for each Plan which is intended to constitute a qualified plan under
Section 401 of the Code and each amendment to each of the foregoing documents, and (v) for each unfunded Plan, financial statements which shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP, consistently applied, as of such dates.
(b) Penalties. To the Company's knowledge, no member of the Company Group or any of their respective ERISA
Affiliates is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and no member of the Company Group or any of their respective ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other applicable laws.
Each Plan which is required to comply with the provisions of Sections 4980B and 4980C of the Code, or with the requirements referred to in Section 4980D of the Code, has complied in all material respects. No event has occurred which could subject any Plan to tax under Section 511 of the Code.
(c) Qualification. Each of the Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service, and has been operated in all material respects in accordance with its terms and with the provisions of the Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meet such requirements. Except as set forth in Schedule 5.20, the Company Group members have not made any payments, are not obligated to make any payments, and are not parties to any Contract or Plan that under certain circumstances, considered either individually or in the aggregate, could require any of them to make any payments, that are not deductible as a result of the provisions set forth in
Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code. The
Audited Financial Statements and the Unaudited Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans.
Except as disclosed on Schedule 5.20 or as set forth in
Section 13.12, the execution and performance of this Agreement will not (i) result in any obligation or liability (with respect to accrued benefits or otherwise) of any member of the Company Group or Buyer to any Plan, or any present or former employee of a member of the Company Group,
(ii) be a trigger event under any Plan that will result in any payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, shareholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, shareholder, contractor, or consultant of a member of the Company Group. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (I) there is and will be no liability of the any member of the Company Group or Buyer in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (II) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.
(d) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company Group, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company, any Subsidiary or any of their respective
ERISA Affiliates as the employer or sponsor under any Plan, with any of the IRS, the Department of Labor, the PBGC, any participant in or beneficiary of any Plan or any other
Person whomsoever. The Company Group knows of no reasonable basis for any such claim, lawsuit, dispute, action or controversy.
5.21 Insurance, Surety Bonds, Damages.
Set forth on Schedule 5.21 hereto is a correct list of all insurance policies and surety bonds of the Company Group now in effect, including the names of the insureds and their addresses. The premiums on such insurance policies and bonds have been currently paid, and such policies and bonds are valid, outstanding and enforceable, in full force and effect and insure against risks and liabilities and provide for coverage to the extent and in a manner required of or deemed reasonably appropriate and sufficient by the Company. The Company Group will maintain coverage of similar kinds and amounts and will pay the premium for such coverage through the Closing Date.
5.22 Environmental Laws.
Except as set forth in Schedule 5.22: (i) each member of the Company Group is in material compliance with all Environmental Laws; (ii) no member of the Company Group has received, since January 1, 1994, any order, directions or notices relating to any release or threatened release of any Hazardous Substance, or alleging a violation of any Environmental Law and no government agency has submitted to any member of the Company Group any request for information pursuant to any Environmental Law relating to the Systems; (iii) to the best of the Company's knowledge, there are no material Environmental Permits required under any Environmental Law in connection with the operation of the Systems; and (iv) there has been no generation, use, treatment, disposal, or actual or threatened release of any Hazardous Substance by the Company Group or, to the Company's knowledge (without any obligation of further investigation), by any other party at, in, under, or about any of the real property currently or formerly owned, leased, occupied or used by any member of the Company Group. Except as set forth on Schedule 5.22, no Company Group member has received, since January 1, 1994, any notification pursuant to any Environmental Laws that:
(i) any work, repairs, construction or capital expenditures are required to be made in respect of any of the Assets as a condition of continued compliance with any Environmental Laws; or
(ii) any currently held material Environmental Permit relating to the Systems is about to be made subject to materially different limitations or conditions, or is about to be revoked, withdrawn or terminated. The Company has provided Buyer with complete and correct copies of all studies, reports or surveys in the possession of the General Partner or any Company Group member relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Real Estate or leased or occupied real property.
5.23 No Other Commitment to Sell.
No part of the Systems or any of the Assets is directly or indirectly subject in any manner to any written or oral commitment or any arrangement for the sale, transfer, assignment, or disposition thereof, in whole or in part, except (i) as provided in any of the Company's Franchises or in the general security provisions of any of the Company's debt instruments,
(ii) the sale any Asset in the ordinary course of business which has been or will be replaced by the Company on or before the Closing Date with a replacement Asset of equal or greater value, or (iii) as otherwise set forth in Schedule 5.23 hereto.
5.24 Year 2000.
The Company Group has used diligent efforts to ensure that its Computer Systems are Year 2000 Ready and that there shall be no Material Adverse Effect on the Company by reason of the advent of the year 2000. Without limiting the generality of the foregoing, the Company Group has (A) with respect to its own Computer Systems, (i) initiated a review and assessment of all Computer Systems; (ii) developed the Year 2000 Remediation Program delivered to Buyer; (iii) has complied in all material respects with the Year 2000 Remediation Program delivered to Buyer, and (iv) has taken all steps to date such that it reasonably expects to complete the Year 2000 Remediation Program by December 31, 1999, and (B) with respect to Third Party Systems, has no reason to believe, after due inquiry, that such Third Party Systems will adversely impact the Year 2000 Readiness of the Computer Systems.
5.25 Trademarks, Patents and Copyrights.
Each member of the Company Group owns or possesses adequate licenses or other valid rights, title and interest to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information (collectively, "Intellectual Property") used or held for use in connection with the business of each member of the Company Group as currently conducted or as contemplated to be conducted, except for Intellectual Property owned by the Disbursement Agent and to be licensed to Buyer pursuant to the License. The Company is unaware of any assertion or claim challenging the validity of any of the foregoing (or any basis therefor). To the knowledge of the Company, the conduct of the business of each member of the Company Group as currently conducted does not infringe, either directly or indirectly, any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any Third Party. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to each member of the Company Group. The Disbursement Agent owns all right, title and interest in the trademarks "Cablevision Communications," "Total TV" and "Total Web," including without limitation all intellectual property therein, which trademarks will be licensed to the Company pursuant to the License, covering a period of 180 days from the Closing Date.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents (as of the date of this Agreement) and warrants as follows:
6.1 Organization.
Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power and authority to own and use its properties and to transact the business in which it is engaged and to acquire the Purchased Interests pursuant to this Agreement.
6.2 Authority Relative to this Agreement.
Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.
6.3 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement and all other instruments or documents executed by Buyer in connection herewith and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation, or bylaws of Buyer, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Buyer or by which any property or asset of Buyer is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any Contract to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay consummation of the Closing, or otherwise prevent Buyer from performing its obligations under this Agreement.
(b) The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require Buyer to obtain or make any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of (A) federal or state securities or "blue sky" laws, (B) the Communications Act, and (C) state and local governmental authorities, including state and local Franchise authorities, (ii) as required under the HSR Act and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Closing or otherwise prevent Buyer from performing its obligations under this Agreement.
6.4 Financial Capability.
Buyer has the financial ability to purchase the Purchased Interests in accordance with terms of this Agreement. Buyer has available and will have available as of the Closing Date funds sufficient to pay the Purchase Price in accordance with Section 2.2.
6.5 Litigation.
There is no claim, action or proceeding pending or threatened against Buyer of which Buyer has received notice which if determined adversely would prevent or delay the consummation of the transactions contemplated by this Agreement, and no judgement, order or decree has been entered nor any such liability incurred having such effect.

6.6 No Violation of FCC Cross Ownership Rules.
On the Closing Date, Buyer will not be in violation of any FCC restrictions regarding the ownership of competing media and related businesses that materially adversely affect the ability of Buyer to own the Business.
6.7 Investment Intent; Sophisticated Buyer.
Buyer (a) is an informed sophisticated entity with sufficient knowledge and experience in investing so as to be able to evaluate the risks and merits of its investment in securities of the Company to be acquired pursuant hereto, (b) is financially able to bear the risks of investing in the Company, (c) has had an opportunity to discuss the business, management and financial affairs of the Company Group with the management of the Company Group, (d) is acquiring such securities for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, (e) understands that
(i) such securities have not been registered under the Securities Act, (ii) such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (f) has no present need for liquidity in connection with its purchase of such securities,
(g) understands that the purchase of such securities involves a high degree of risk, and (h) acknowledges that the purchase of such securities is consistent with its general investment objectives.
6.8 Finders' and Brokers' Fees.
Except for the fees of Communications Equities Associates, which will be paid solely by Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction provided for in this Agreement based upon arrangements made by or on behalf of Buyer.
ARTICLE VII
COVENANTS
7.1 Access.
Between the date of this Agreement and the Closing Date, the Company shall, and shall cause the General Partner and each other member of the Company Group and their respective officers and employees to, (i) give Buyer and its respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access, during normal business hours, to all buildings, offices, properties, plants and other facilities and to all contracts, internal reports, data processing files and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company Group, whether located on the premises of the Company or at another location; (ii) furnish promptly to Buyer a copy of each report, schedule, registration statement and other document filed or received by any member of the Company Group during such period pursuant to the requirements of Federal securities laws or regulations; (iii) permit Buyer to make such inspections as it may reasonably require; (iv) cause its officers and employees and the other Company Group officers and employees to furnish Buyer such financial, operating, technical and product data and other information with respect to the business and properties of the Company Group as Buyer from time to time may reasonably request, including without limitation financial statements and schedules; (v) allow Buyer the opportunity to interview such employees and other personnel and Affiliates of the Company Group as they may reasonably request; and (vi) cooperate with Buyer and its Affiliates and representatives in arranging for an orderly transition in connection with the transfer of control of the Company; provided, however, that no investigation pursuant to this Section 7.1 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Buyer pursuant to this
Section 7.1 may be used by Buyer for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby. Prior to the Closing, any information provided to Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in confidence in accordance with and subject to the terms of the Buyer Confidentiality Agreement.
7.2 Environmental Assessment.
Buyer shall have the right to commission, at Buyer's cost and expense, a so-called "Phase I" environmental site assessment of the Company Group's assets (a "Phase I Assessment"), provided that no such Phase I Assessment shall be commenced more than forty-five days after the date hereof. If the Phase I Assessment indicates that a so-called "Phase II" assessment (a "Phase II Assessment") or other additional testing or analysis of the Real Estate or other leased or occupied real property is advisable, then, subject to any enforceable and reasonably nonnegotiable restrictions placed thereon by a Third Party owner or lessor of any real property involved, Buyer may elect to cause its agents to conduct such testing and analysis, provided, however, that to the extent reasonably requested by the Company, (i) such testing shall be conducted under the Company's reasonable oversight and in a manner that does not materially interfere with the Business, and (ii) Buyer shall provide reasonable assurance that tested property will not be damaged or, if damaged, will be repaired at Buyer's expense. The Company shall use its commercially reasonable efforts to comply with any reasonable request for information made by Buyer or its agents in connection with any such investigation. The Company covenants that any response to any such request for information will be complete and correct in all material respects. The Company will afford Buyer and its agents access to all operations of the Company at all reasonable times and in a reasonable manner in connection with any such investigation subject to any reasonably required approval of the Company's landlords, which approval the Company will use its commercially reasonable efforts to obtain.
7.3 Interim Period Operations.
From the date hereof until the Closing, the Company shall use its commercially reasonable efforts to operate pursuant to the terms of the budget previously provided by the Company to Buyer. The Company shall proceed with the capital expenditure projects set forth on Schedule 7.3(A) in accordance with the capital expenditure budget provided to Buyer. Notwithstanding anything herein to the contrary, neither the Sellers nor the Company shall be liable to Buyer for any delays in connection with such capital expenditure projects due to factors outside their control including, but not limited to, weather delays, material shortages, and labor strikes. From the date hereof until the Closing, except as otherwise contemplated by this Agreement or with Buyer's prior consent, not to be unreasonably withheld, the General Partner and each member of the Company Group shall carry on its business in the ordinary course consistent with past practice and use commercially reasonable efforts to preserve intact its business organizations and material relationships with Third Parties. Without limiting the generality of the foregoing, the General Partner and each member of the Company Group shall not without the prior written consent of Buyer, which consent shall not be unreasonably withheld:
(a) make any material capital expenditures, as determined in accordance with GAAP, except for capital expenditures referred to in Schedule 7.3(A) hereto;
(b) agree or commit to dispose of any material assets out of the ordinary course of business where the proceeds of disposition or the net book value of the relevant assets exceed $50,000;
(c) merge or consolidate with any Person, acquire any stock or other ownership interest in any Person or, with the exception of the transaction contemplated by the Omega
Agreement, the assets of any business as an entirety;
(d) except as required by law, adopt, amend, modify, spin-off, transfer or assume any of the assets or liabilities of, terminate or partially terminate any benefit plan;
(e) (i) except in the ordinary course of business consistent with past practice, (x) make any change in the compensation payable or to become payable to any officer, director, employee, agent, Affiliate or consultant, or (y) enter into any severance, termination or other similar agreement, (ii) enter into or amend any employment agreement, (iii) make any loans to any of its officers, directors, employees, agents, Affiliates or consultants,
(iv) make any material change in its existing borrowing or lending arrangements for or on behalf of any of such Persons, or (v) otherwise enter into any transactions with or make any payment to or for any Affiliate of any member of the Company Group (other than payment of management fees consistent with past practice), in each case whether contingent on consummation of the transactions contemplated hereby or otherwise. Notwithstanding anything provided herein to the contrary, this Section 7.3(e) shall not apply with respect to signing bonuses, stay put bonuses or similar items paid directly or indirectly by Sellers (including through a resulting adjustment to the InterLink Equity Value under Section 2.4);
(f) declare, set aside or pay any dividend or other distribution other than a cash distribution, in respect of the equity of any member of the Company Group (other than any such dividend or distribution paid to another member of the Company Group), or redeem or otherwise acquire any of its respective securities;
(g) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscription, rights to purchase or otherwise) any stock of any class or any other securities or partnership interests of any member of the Company Group or amend any of the terms of any securities of any member of the Company Group outstanding on the date hereof ;
(h) except as previously disclosed to Buyer, change the rates or marketing practices applicable to any System without notifying Buyer;
(i) enter into any Contract or Contracts relating to the Business that individually or in the aggregate call for payments, or otherwise involving expenditures, over their terms in excess of $100,000, except in the ordinary course of business consistent with past practice, and except for the renewal of any such Contract that would, but for such renewal, terminate in accordance with its terms prior to Closing;
(j) enter into, or amend in any material respect, any Contract with @Home or any other party providing for Internet access to the Company Group's customers;
(k) engage in any line of business, or enter into any Contract, unrelated to the Business;
(l) incur any debt not having market terms for bank debt and that is not repayable without penalty or premium within six months of the Closing Date;
(m) become a guarantor or surety of any indebtedness of any other Person;
(n) take any action that could reasonably be expected to cause the condition described in Section 9.2 to become untrue; or
(o) take, or agree in writing or otherwise to take, any of the foregoing actions or any actions.
7.4 Delivery of Documents to Buyer.
The Company covenants that, to the extent that it has not already done so, the Company will insofar as practicable deliver or otherwise make available to Buyer for inspection, at the locations where the General Partner or the Company Group maintains such information, the following within thirty (30) days after the date hereof, or as specifically delineated below:
(i) the Company's most recently prepared managerial reports and customer accounting records, which shall include a customer accounts receivable aging report summarizing, respectively, customers whose accounts are at least one, two, and three or more Monthly Billing Periods overdue, for the last (or then most recently concluded) regular Monthly Billing Period. The Company further covenants to deliver to Buyer the monthly customer accounting records within 20 days after the end of each calendar month prior to the Closing and to deliver the managerial reports as soon as practicable.
(ii) Copies of the Additional Financial Statements as soon as possible after completion, but in any case, within forty-five (45) days of the end of the period covered by any such Additional
Financial Statement.
(iii) Copies of such as-built engineering drawings as the Company has in its possession for the Systems, or, if not available, such design maps and plant drawings and as-built engineering drawings as the Company has in its possession will be made available to Buyer for inspection and at the Closing will be left on site at the respective
System office for Buyer.
(iv) Copies of any and all bonds in force with regard to the Systems and the Company Group.
(v) Copies of all written Contracts and other documents listed in the Schedules hereto, including any and all contracts in force with any union or collective bargaining unit representing any employee of any member of the Company Group together with a certificate of a duly authorized executive officer, certifying that to the best of such officer's knowledge the copies so delivered are true and complete in all material respects.
(vi) Copies of any required Registration
Statements filed with the FCC pursuant to 47
C.F.R. Section 76.12.
(vii) The Initial Notice of Identity and Signal
Carriage, and all subsequent statements of account filed with the Copyright Office within the past three years and all Notices of Change of Identity or Signal Carriage filed within the past three years shall be made available for inspection by Buyer or its representatives upon reasonable notice.
(viii) Copies of radio licenses, earth station licenses and CARS licenses.
(ix) Copies of must carry elections and
retransmission consent agreements subject to any confidentiality restrictions contained in such agreements;
To the extent that any of the items referred to above are received or filed after a date which is 30 days from the date hereof, the Company covenants to deliver such items to Buyer as soon as practicable after receipt or filing.
7.5 No Impairment of Title.
From the date hereof until the Closing, no Seller shall sell, dispose of, mortgage, pledge or otherwise encumber any of the Purchased Interests, except as required under the current terms of the Credit Facility.

7.6 No Amendment to Organizational Documents.
From the date hereof until the Closing, the Company shall
not, and shall not permit any other member of the Company Group to amend, in any material respect, the agreement of limited partnership, certificate of limited partnership, certificate of incorporation, bylaws or other organizational documents of such entity.
7.7 Franchise Renewals; Required Consents; HSR Filings.
(a) Until the Closing, the Company shall, and shall
cause each other member of the Company Group to, timely file valid requests for renewal of the Franchises in accordance with Section 626 of the Communications Act (47 USC Section 546) and shall use its diligent, good faith, commercially reasonable efforts to renew on substantially the same terms
any Franchise that will expire within thirty-six (36) months after the date hereof in accordance with its terms.
(b) The Company will use, and will cause each member
of the Company Group to use, its diligent, good faith, commercially reasonable efforts to (i) obtain in writing as promptly as possible and at its expense, all of the Required Consents and any other consent, authorization or approval required to be obtained in connection with the transactions contemplated by this Agreement, and deliver to Buyer copies of such Required Consents and such other consents,
authorizations or approvals promptly after they are
obtained; and (ii) give any required written notice in
connection with the transactions; provided, that the Company will afford Buyer the opportunity to review, approve and
revise the form of letter or application proposed to request the Required Consent or the form of written notice prior to delivery to the Third Party or the Affiliate of a party whose consent is sought or to whom notification is required.
The Company and Buyer will, and the Company will cause each member of the Company Group to, cooperate with and assist each other in obtaining all Required Consents and no party
shall intentionally take any action or steps or refrain from taking any action or steps where the result would prejudice or jeopardize the obtaining of any Required Consent.
Without limiting the generality of the foregoing, the
Company and Buyer agree to attend City Council or similar meetings and hearings before local and county administrative bodies. If, in connection with the process of obtaining any Required Consent, a Governmental Authority makes a bona fide claim that any amount is owed by the franchise holder as a result of a default under, or breach of, the corresponding Franchise by a member of the Company Group or any predecessor in interest, the Company Group shall satisfy all outstanding monetary obligations in respect of any such bona fide default or breach except to the extent any member of
the Company Group is contesting such claim in good faith.
No member of the Company Group will accept or agree or
accede to any material modifications or amendments to, or
the imposition of any material condition to the transfer of, any of the Franchises, FCC Licenses or Necessary Contracts
that are not acceptable to Buyer.  Notwithstanding the
foregoing, as soon as practicable after the date of this Agreement (and in no event more than twenty (20) business days hereafter), the Buyer will deliver to the Company, and
the Company will cause each member of the Company Group to deliver to Buyer, its portion, complete and executed, of requests or applications for approval of the transfer of
control or assignment of the Franchises, FCC Licenses and Necessary Contracts, and as soon as practicable thereafter
(but in no event more than ten (10) business days) the
Company shall deliver, or cause to be delivered, to the appropriate Governmental Authority, (i) a FCC Form 394 with respect to each Franchise other than to any Governmental Authority that the parties have agreed will not initially receive FCC Form 394; provided, that if either party
subsequently requests that FCC Form 394 be completed,
executed and delivered to any such Governmental Authority
that did not initially receive a FCC Form 394 with respect
to any Franchise, then each party will deliver to the other
its portion, completed and executed, of appropriate FCC Form
394, and the Company shall deliver, or cause to be
delivered, the completed FCC Form 394 to such Governmental Authority as soon as practicable but in any event within fifteen (15) business days after a party has made such
request; and (ii) such other FCC forms as are necessary to
obtain the FCC's consent to the assignment or transfer of
control of the FCC Licenses.  Without the prior consent of
the other party, neither party shall agree with any
Governmental Authority to extend or to toll the time limits applicable to such Governmental Authority's consideration of any FCC Form 394 filed with such Governmental Authority.
The foregoing notwithstanding, neither party (nor their respective employees, agents, representatives or any other
Person acting on behalf of a party) shall be precluded from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests
initiated by, Governmental Authorities or other Persons from which a consent is sought, and each party shall apprise the other of all such requests.
(c) Each of the Company and Buyer, to the extent
required, shall file (or shall cause its ultimate parent
entity to file, if applicable) as soon as practicable (but
in any event within thirty (30) days) following the date of
this Agreement, the appropriate notifications required under the HSR Act in connection with the transactions contemplated by this Agreement.  The Company or Buyer, as the case may
be, shall promptly inform the other of any material
communication from the FCC, the Federal Trade Commission,
the Department of Justice or any other Governmental
Authority regarding any matter related to any antitrust or
trade regulatory laws of any Governmental Authority
("Antitrust Laws") as they bear upon the purchase and sale
of the Purchased Interests under this Agreement.  If Buyer
or any member of the Company Group receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated hereby, such party will endeavor in good faith and will use commercially reasonable efforts to make or
cause to be made, as soon as reasonably practicable and
after consultation with the other party, an appropriate
response in compliance with such request.  Buyer and the
Company shall, and shall cause their filing affiliates to,
use their respective commercially reasonable efforts to
overcome any objections that may be raised by the Federal
Trade Commission, the Department of Justice or any other Governmental Authority having jurisdiction over antitrust matters. The Company and Buyer shall, and shall cause their respective filing affiliates to, cooperate to prevent inconsistencies between their respective filings and between their respective responses to all such inquiries and responses, and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. Notwithstanding the foregoing, no party shall be required to make any significant change in the operations or activities
of the business (or any material assets employed therein) of such party or any of its Affiliates, if a party determines
in good faith that such change would be materially adverse
to the operations or activities of the business (or any
material assets employed therein) of such party or any of
its Affiliates having significant assets, net worth or
revenue. The Company and Buyer shall split equally the applicable filing fees under the HSR Act.
7.8 Notification.
The General Partner and each member of the Company
Group, on the one hand, and Buyer, on the other hand, shall:
(a)	prior to the Closing, in the event of the
occurrence of any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the
other party;
(b)	promptly notify the other party of any material
notice or other material communication from any Governmental Authority received by it in connection with the transactions contemplated by this Agreement.
7.9 Reasonable Efforts; Additional Actions.
Buyer, the Company and, with respect to Sections 9.1, 9.2,
and 9.5, each Seller (as to those matters reasonably within such Seller's control), shall use, and the Company shall cause each member of the Company Group to use, commercially reasonable efforts to cause all conditions in Articles VIII, IX and X to be satisfied and the Closing contemplated hereby to occur. Buyer and each Seller that is a party to the RAP Agreement (or that controls a party to the RAP Agreement), to the extent within such Seller's control, shall use commercially reasonable efforts to cause the transactions contemplated by the RAP Agreement to be consummated. Without limiting the foregoing, subject to the terms and conditions of this Agreement, (i) Buyer, the Company and (as to those matters reasonably within such Seller's control) each Seller shall use and the Company shall cause each member of the Company Group to use, all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, and to consummate the transactions contemplated by this Agreement and (ii) in any vote of the Company's limited partners necessary to authorize any action contemplated hereby, including without limitation the restructurings described in Section 7.11, Sellers agree to vote their Purchased Interests in favor of such action. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Buyer with full title in and to the Purchased Interests and all properties, assets, rights, approvals, immunities and Franchises of the Company Group, Sellers and the proper officers, members, partners and directors of each Person that is a party to this Agreement shall take all such necessary action.
7.10 Tax Matters.
(a) Cooperation on Tax Matters.
(i)	Buyer and Sellers shall reasonably cooperate
in connection with the preparation and filing of any
Tax Return with respect to members of the Company
Group.
(ii)	Buyer and the Company further agree, upon
request, to use commercially reasonable efforts to
obtain any certificate or other document from any
Governmental Authority or any other Person as may be
necessary to mitigate, reduce or eliminate any Tax that
could be imposed (including Taxes with respect to the transactions contemplated hereby).
(iii)	Buyer and the Company, on one hand, and
Sellers, on the other hand, agree that if any of them
receives any notice of an audit or examination from any Governmental Authority with respect to Taxes of any
Company Group member for any taxable period or portion
thereof ending on or prior to the Closing Date, then
the recipient of such notice shall, within three (3)
business days of the receipt thereof, notify and
provide copies of such notice to the other party, as
the case may be, in accordance with the notice
provisions of Section 13.13.
(iv)	The Disbursement Agent (on behalf of Sellers)
shall prepare and file all federal and state income tax
returns of the Company Group for all periods ending on
or prior to the Closing Date, and Buyer agrees to cause
each Company Group member to execute each such return
applicable to it, except as provided below in this
paragraph.  The Disbursement Agent (on behalf of
Sellers) shall cause each such return to be prepared
and, together with all related work papers, delivered
to Buyer for review at least 15 business days prior to
the due date for filing of such return.  Such returns
shall be prepared in accordance with assumptions and
practices for returns filed by the Company Group in
recent years with respect to the timing of income,
deductions, gains and losses to the extent that such
assumptions and practices affect the inclusion of such
items in pre-Closing versus post-Closing taxable
periods.  If Buyer (x) reasonably determines that any
such return does not comply with the previous sentence,
or that the execution of any such return would likely
subject the applicable Company Group member or the
Person executing the return on behalf of the Company
Group to civil or criminal penalties, and (y) within
five business days after receipt of such return,
provides written notice of such determination and the
specific reasons for such determination to the
Disbursement Agent, then such return shall be forwarded
to the Neutral Accounting Firm for review. The Neutral Accounting Firm shall report its conclusions to the
Disbursement Agent and Buyer within seven business days
after receipt of such return indicating whether it
concurs with all or part of Buyer's determination and,
if so, specifying the changes to such return needed to
comply with the requirements of this paragraph and to
avoid civil or criminal penalties.  Buyer shall cause
the appropriate Company Group member to promptly
execute such return without any changes thereto (if the
Neutral Accounting Firm does not indicate that changes
are needed) or with the changes specified by the
Neutral Accounting Firm (if the Neutral Accounting Firm
indicates that changes are needed).  The conclusions of
the Neutral Accounting Firm shall be conclusive and
binding on all parties to this Agreement and shall not
be subject to dispute or review.  The cost of retaining
the Neutral Accounting Firm to review any return shall
be borne 50% by the Disbursement Agent (on behalf of
the Sellers) and 50% by Buyer.
(b) Section 754 Elections; Allocation of Purchase
Price.
(i) To the extent not already in effect, each
Company Group member that is treated as a partnership
for federal income tax purposes shall timely file an
election under Section 754 of the Code so that such
entities shall be able to adjust the tax basis of their
assets (collectively, the "Partnership Assets") under
Section 743(b) of the Code as a result of the
transactions contemplated herein.
(ii)	The aggregate amount described in the
penultimate sentence of Section 2.3 shall be allocated
among the Partnership Assets in an allocation agreement
(the "Allocation Agreement") to be prepared in
accordance with Section 2.3 hereof and the rules under
Sections 743(b), 751, 755 and 1060 of the Code.  Buyer
shall deliver a draft of the Allocation Agreement to
the Company at least thirty (30) days prior to the
Closing Date for approval and consent, and Buyer and
the Company shall mutually agree upon the Allocation
Agreement prior to the Closing Date.  Neither Buyer nor
the Company shall unreasonably withhold its approval
and consent with respect to the Allocation Agreement.
Buyer and Sellers agree that the Allocation Agreement
shall be amended to reflect any post-Closing
adjustments determined under Section 2.4 of this
Agreement.  Unless otherwise required by applicable
law, Buyer, Sellers and the Company Group agree to act,
and cause their respective affiliates to act, in
accordance with the computations and allocations
contained in the Allocation Agreement in any relevant
Tax Returns or similar filings (including any forms or
reports required to be filed pursuant to Section 1060
of the Code ("1060 Forms")), to cooperate in the
preparation of any 1060 Forms, to file such 1060 Forms
in the manner required by applicable law and to not
take any position inconsistent with such Allocation
Agreement upon examination of any tax refund or refund
claim, in any litigation or otherwise.
(c) Certain Taxes.  All transfer, documentary, sales,
use, stamp, registration and other such Taxes and fees
(including any penalties and interest but excluding any
income tax) incurred in connection with the transactions consummated pursuant to this Agreement shall be borne equally by Buyer and the Disbursement Agent (on behalf of Sellers). If and to the extent that such Taxes and fees are included in current liabilities pursuant to Section 2.4,
Seller's share of such Taxes and fees shall be paid by the Company Group. Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary Tax
Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.
(d)	Tax Elections.	From and after the date of this
Agreement, the Company and each Company Group Member shall
not without the prior written consent of the Buyer (which
consent shall not be unreasonably withheld) make, or cause
or permit to be made, any Tax election that would bind the Company or Buyer in any material respect.
(e)	Contests.
(i)  In the case of an audit or administrative
proceeding that relates to taxable periods ending on or
before the Closing Date with respect to any income Tax
Return of the Company, Disbursement Agent (on behalf of
Sellers) shall assume, defend and control the conduct
of such audit or proceeding.  In the event that issues
relating to a potential adjustment are required to be
dealt with in the same proceeding as separate issues
relating to a potential adjustment for which the Buyer
would be liable, Buyer shall have the right, at its
expense, to control the audit or proceeding with
respect to the latter issues.
(ii)	Buyer shall not enter into any compromise or
agree to settle any claim pursuant to any Tax audit or
proceeding which would bind the Company for any pre-
Closing period without the written consent of the
Disbursement Agent, which consent shall not be
unreasonably withheld or delayed.  Sellers shall not
enter into any compromise or agree to settle any claim
pursuant to any Tax audit or proceeding which would
bind the Company or Buyer for any post-Closing period
without the written consent of Buyer, which consent
shall not be unreasonably withheld or delayed.  Buyer
and Sellers agree to cooperate, and Buyer agrees to
cause the Company Group to cooperate, in the defense
against or compromise of any claim in any audit or
proceeding, at the expense (excluding general and
administrative expenses) of the defending party.
(iii)	The members of the Company Group shall
not take a position on any Tax Return with respect to
such entity's federal tax status (i.e., partnership, S corporation or C corporation) different than that which such entity reported on its 1997 federal Tax Returns.
7.11 Restructuring.
The Company agrees to cooperate, and to cause each member of the Company Group to cooperate, with Buyer, at Buyer's cost and expense (other than general and administrative expenses), prior to the Effective Time in restructuring the legal form or ownership of any member of the Company Group, changing the form of equity ownership of any member of the Company Group, permitting Buyer or any of its Affiliates to purchase interests in, or assets of, Subsidiaries of the Company from either the Company or a Subsidiary of the Company or effecting other restructurings of the transactions contemplated herein; provided, however, that such cooperation may be withheld if and to the extent the Company reasonably determines that such cooperation would likely have an adverse effect (including, without limitation, with respect to Taxes, but excluding any effect for which Buyer agrees to provide reasonable compensation) on (i) the Company or RAP (unless all conditions to Closing under Articles VIII, IX and X have or will be satisfied or waived prior to the effective time of any proposed restructurings and such restructurings would be effected on the Closing Date), (ii) any of the Sellers or RAP Sellers or (iii) any of the direct or indirect owners of the Sellers or RAP Sellers.
7.12 Year 2000 Remediation Program.
The Company shall, and shall cause the General Partner and
each other member of the Company Group and their respective officers and employees to: (i) until the Closing Date, use diligent, commercially reasonable efforts to implement the Year 2000 Remediation Program by the Closing Date, (ii) assist and cooperate with Buyer in the refinement and implementation of the Year 2000 Remediation Program, (iii) assist and cooperate with Buyer in developing and implementing plans for Buyer to continue the Year 2000 Remediation Program after the Closing Date, and
(iv) implement all solutions identified as reasonably necessary to members of the Company Group by vendors, distributors and manufacturers of the Computer Systems and Third Party Systems in order to ensure Year 2000 Readiness, except for those solutions that the vendor cannot provide by the Closing Date.
7.13 Exculpation and Indemnification.
Buyer shall ensure that the Company's obligations provided
for in Section 11 of the Company's Partnership Agreement, with respect to the indemnification of the General Partner, the limited partners of the Company, the members of the Company's Advisory Committee, and any of their respective partners and Affiliates (the "Indemnification Provisions") shall continue in effect, and shall not be amended or eliminated, for a period of at least five years following the Closing Date. During such five year period, neither the Buyer nor any of its successors or assigns shall permit any other Person to acquire effective control of the Company unless (i) such Person undertakes that it will not permit the Indemnification Provisions to be amended or eliminated during such period or (ii) Buyer assumes such obligations during such period. Neither the Company nor any of its successors or assigns will transfer all or the majority of its assets to any one or more Persons in a single transaction or series of related transactions (including but not limited to any transfer in connection with the liquidation or termination of the Company or any merger or consolidation involving the Company), unless either Buyer or such transferee agrees to assume and be responsible for the obligations of the Company under the Indemnification Provisions during the five year period commencing
on the Closing Date.   At the Closing, Buyer will assume the
obligations of Sellers under the Company's Partnership Agreement.
7.14 Credit Facility.
The Company, upon Buyer's request and with Buyer's assistance, will use commercially reasonable efforts, at Buyer's expense, to obtain any consents of lenders under the Credit Facility that are necessary to permit the Company to keep the Credit Facility in place following the Closing. Following the Closing, Buyer will comply with the terms of the Credit Facility. If the Credit Facility is required to be prepaid, Buyer agrees to do so at the Closing.
7.15 Admission of Buyer as a Substitute Limited Partner.
Each party will take such action as is required on its part pursuant to the Company's Partnership Agreement in order that, upon the Closing, Buyer will be admitted as a Substitute Limited Partner (as defined in the Company's Partnership Agreement) under the provisions of the Company Partnership Agreement.
7.16 Publicity.
Except as required by applicable law, prior to the Closing
(i) the Company and Buyer shall consult with and cooperate with the other prior to the Closing Date with respect to the content and timing of all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby and (ii) neither the Company nor Buyer shall make any such release or announcement without the prior written consent and approval of the other, which consent and approval shall not be unreasonably withheld. After the Closing Date, except as required by applicable law, (i) the Disbursement Agent and Buyer shall consult with and cooperate with the other with respect to the content and timing of all press releases and other public announcements concerning this Agreement and the transactions contemplated hereby and (ii) neither the Disbursement Agent nor Buyer shall make any such release or announcement without the prior written consent and approval of the other, which consent and approval shall not be unreasonably withheld.
7.17 Services Provided by and to Alliance.
At the Closing, the Company will execute and deliver, and will cause Alliance Communications, LLC to execute and deliver, a Services Agreement substantially in the form of Exhibit 7.17 (the "Services Agreement").
7.18 Conveyance of Certain Interests Owned by the Company prior to Closing.
Buyer and the Company agree that prior to the Closing, the Company shall convey (i) its membership interests in Alliance Communications, LLC, and (ii) its direct and indirect ownership interests in R&A Management, LLC to a Person designated by the Company and that such ownership interests shall not be acquired by the Buyer as a result of the acquisition of the Purchased Interests.
ARTICLE VIII
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ALL PARTIES
The obligations of each of the parties to consummate the transaction contemplated hereby are subject to the conditions that:

8.1 Orders Prohibiting Consummation of Transactions.
At the Closing Date, there shall exist no applicable law, rule, regulation, order, judgment or injunction the effect of which is to prohibit consummation of the transactions contemplated by this Agreement, other than any rule, regulation or order relating to Franchises, which shall be governed by
Section 9.8 hereof.
8.2 HSR Act.
All necessary pre-merger notification filings required under the HSR Act will have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting periods (and any extensions thereof) will have expired or been terminated.
ARTICLE IX
CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS
All obligations of Buyer under this Agreement are subject to the fulfillment (or waiver in whole or in part by Buyer in writing) on or before the Closing Date (or such earlier date as may be specified), of each of the following conditions:
9.1 Compliance with Agreement.
The Company and Sellers shall have performed and complied in all material respects with all of their obligations under this Agreement to be performed by them at or prior to Closing and there shall be no material uncured default of the Company or Sellers under any term of this Agreement. Without limiting the generality of the foregoing, all Purchased Interests shall have been tendered for sale to Buyer, using instruments of conveyance in form and substance reasonably satisfactory to Buyer, accompanied by all certificates, if any exist, representing certificated Purchased Interests.
9.2 Correctness of Representations and Warranties.
Each of the representations and warranties of the Company and Sellers set forth in this Agreement shall be true and correct in all respects on the Closing Date (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties expressly speak as of an earlier date (other than the general qualifiers in the lead in to Articles IV, V and VI)), except for such failures to be true and correct that would not in the aggregate have a Material Adverse Effect.
9.3 No Adverse Change in Business or Properties.
Since December 31, 1998, there shall not have been a Material Adverse Effect.


9.4 Certificate of Officer.
The Company shall deliver to Buyer a certificate of an
authorized executive officer of the General Partner dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 9.1, 9.2 and 9.3 above, together with a certified authorizing resolution and incumbency certificate.
9.5 Proceedings and Documents.
All Company Group and Seller corporate and other
proceedings, taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel.
9.6 Opinion of Counsel.
Buyer shall have received from Baker & Hostetler LLP, a
favorable opinion of such counsel, dated as of the Closing Date, substantially in the form of Exhibit 9.6 hereto.
9.7 Opinion of FCC Counsel.
Buyer shall have received from Seller's FCC counsel, Cole, Raywid, & Braverman LLP, a favorable opinion of such counsel, dated as of the Closing Date, substantially in the form of
Exhibit 9.7 hereto.
9.8 Consents.
All consents, waivers, approvals or authorizations of franchisors, Governmental Authorities and other Third Parties that are Required Consents in connection with the change of control of the Company to Buyer and the other transactions contemplated by this Agreement shall have been obtained in substantially the form set forth in Exhibit 9.8 hereto, and the Company shall have delivered to Buyer copies of all such consents and approvals so obtained; provided, however, that with respect to Franchise approvals, this condition shall have been deemed to have been met if the Franchises with respect to which such consents, waivers, approvals or authorizations which have not been obtained do not cover more than five percent (5%) of the customers of the Company Group, taken as a whole.
9.9 Purchase of Partnership Interests of RAP.
The transactions contemplated by the RAP Agreement shall
have been consummated, or will be consummated simultaneously with the transactions contemplated hereunder.
9.10	Services Agreement.
Alliance Communications, LLC shall have executed and
delivered the Services Agreement.
ARTICLE X
CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS
All obligations of Sellers under this Agreement are subject
to fulfillment (or waiver in whole or in part by Sellers in writing) on or before the Closing Date (or such earlier date as may be specified) of each of the following conditions:
10.1 Correctness of Representations and Warranties.
Each of the representations and warranties of Buyer set
forth in this Agreement shall be true and correct in all respects on the Closing Date (without giving effect to the materiality or Material Adverse Effect qualifiers set forth therein) with the same force and effect as if such representations and warranties had been made on and as of such date (except to the extent such representations and warranties specifically speak as of an earlier date), except for such failures to be true and correct that would not in the aggregate materially impair Buyer's ability to perform its obligations hereunder or subject any Seller to any material liability or loss of benefit.
10.2 Compliance with Agreement.
Buyer shall have performed and complied in all material
respects with all of its obligations under this Agreement to be performed by it at or prior to Closing and there shall be no material uncured default of the Buyer under any term of this Agreement.
10.3 Certificate of Officer.
Buyer shall have delivered to Sellers a certificate of an executive officer dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 10.1 and 10.2 above, together with a certified authorizing resolution and incumbency certificate.
10.4 Proceedings and Documents.
All Buyer corporate and other proceedings taken in
connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Disbursement Agent, the Company and the Company's counsel.
10.5 Opinion of Counsel.
Seller shall have received from Buyer's counsel, Irell &
Manella LLP, a favorable opinion of such counsel, dated as of the Closing Date, substantially in the form of Exhibit 10.5 hereto.
10.6 Sale of Partnership Interests of RAP.
Buyer and the RAP Sellers shall have consummated, or will simultaneously consummate, the transactions contemplated by the RAP Agreement, except that this condition shall not apply if one or more RAP Sellers have failed to deliver their interests in breach of the RAP Agreement and Buyer and the remaining RAP Sellers have consummated, or will simultaneously consummate, the transactions contemplated thereby.
ARTICLE XI
RIGHTS TO TERMINATE; BREACH;
11.1 Termination.
(a) This Agreement may be terminated prior to the
Closing:
(i) at any time by mutual consent of the
Disbursement Agent (on behalf of Sellers) and
Buyer;
(ii) by either the Disbursement Agent (on behalf
of Sellers) or Buyer by written notice to the
others, if the Closing has not occurred on or
prior to December 31, 1999 (the "Outside Date");
provided further that (x) Buyer shall only be
permitted to terminate this Agreement under this
paragraph (ii) if Buyer is not in material breach
of this Agreement or the RAP Agreement and no
prior breach of either such agreement by Buyer has
materially contributed to the delay in the
consummation of the Closing, and (y) the
Disbursement Agent (on behalf of Sellers) shall
only be permitted to terminate this Agreement
under this paragraph (ii) if the Company, RAP, the
Sellers and RAP Sellers are not in material breach
of this Agreement or the RAP Agreement and no
prior breach of either such agreement by any such
Person has materially contributed to the delay in
the consummation of the Closing;
(iii) by Buyer, upon a breach of one or more
representations or warranties of Company or
Sellers herein (without giving effect to the
materiality or Material Adverse Effect qualifiers
set forth therein) such as would, in the
aggregate, have a Material Adverse Effect, or upon
any material breach of any covenant or agreement
on the part of the Company or any Seller set forth
in this Agreement, in each case that has not been
cured within 30 days following receipt by the
Company of written notice of such breach;
(iv) by the Disbursement Agent (on behalf of
Sellers), upon a breach of one or more
representations or warranties of Buyer herein
(without giving effect to the materiality or
Material Adverse Effect qualifiers set forth
therein) such as would, in the aggregate,
materially impair Buyer's ability to perform its
obligations hereunder, or subject any Seller to
any material liability or loss of benefit, or upon
any material breach of any covenant or agreement
on the part of Buyer set forth in this Agreement,
in each case that has not been cured within 30
days following receipt by Buyer of written notice
of such breach.
(b) In the event either the Disbursement Agent or
Buyer shall terminate this Agreement pursuant to Section
11.1(a), the terminating party shall give prompt written
notice thereof to the other parties hereto, and this
Agreement shall thereupon terminate, without further action
by any of the parties hereto.  If the Agreement is
terminated as provided herein:
(i) except as otherwise provided herein, the
termination of this Agreement shall not relieve
any party of any liability for breach of this
Agreement prior to the date of termination; and
(ii) all filings, applications and other
submissions relating to the assignment of the
Purchased Interests made pursuant to this
Agreement shall, to the extent practicable, be
withdrawn from the agency or other Person to which
made.
ARTICLE XII
INDEMNIFICATION
12.1 Indemnification by Sellers With Respect to the Company.
From and after the Closing, subject to (a), (b), and (c)
below, Sellers shall indemnify Buyer against and hold it harmless from any and all Indemnifiable Damages which Buyer may suffer or incur by reason of (i) the Company's breach of any of the Company's representations and warranties contained in this Agreement or any document, certificate or agreement delivered pursuant hereto; or (ii) the Company's breach prior to the Closing of any of the Company's covenants or agreements contained in this Agreement or any document, certificate or agreement delivered by the Company pursuant hereto. However, notwithstanding anything contained in this Agreement to the contrary, if Buyer makes any claim for damages, Buyer will use reasonable efforts to mitigate the amount and nature thereof in accordance with customary industry maintenance procedures. Notwithstanding anything to the contrary herein, the foregoing obligation of Sellers to indemnify Buyer shall be subject to and limited by each of the following qualifications:
(a) All representations and warranties made by the
Company in this Agreement (or any document, certificate or agreement delivered pursuant hereto) shall survive the
Closing hereunder for a period of one year thereafter other
than (a) the representations and warranties set forth in
Section 5.8, which shall survive for the duration of the applicable statute of limitations, (b) the representations and warranties set forth in Section 5.22, which shall
survive the Closing for a period of two years thereafter,
and (c) the representations and warranties set forth in
Section 5.4, which shall survive indefinitely.  The period
of survival of the respective representations and warranties provided for in this Section is referred to herein as the "Indemnity Period." No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the Indemnity Period of such representation or warranty; provided that the written assertion of any claim by a party against the other hereunder with respect to the
breach or alleged breach of any representation or warranty
(or a series of facts stated in the written assertion of the claim which would support such breach) shall extend the
Indemnity Period for such representation or warranty with
respect to such claim through the date such claim is
conclusively resolved.  No investigation by either party
shall relieve the other party from any liability for any misrepresentation or breach of warranty made by such other party in this Agreement or any related agreement.
(b) Other than with respect to a breach of Section 5.4
or 5.8, (i) Sellers shall have no liability to Buyer on or account of any Indemnifiable Damages provided in Section
12.1 unless and until such damages in the aggregate exceed
Dollars ($               ) (the "Threshold Amount"), in
which event Buyer shall be entitled to all (subject to clause (ii) below in this paragraph) of the Indemnifiable
Damages from the first dollar; and (ii) the total liability of Sellers for their indemnity obligation under this Section
12.1 shall be limited in all respects to, and shall be payable solely from, and to the extent of, the InterLink Indemnity Fund and Buyer's sole and exclusive remedy shall be recourse to the InterLink Indemnity Fund upon and subject to Buyer's compliance with the terms and conditions of the Closing Escrow Agreement; provided, however, that (1) if
Section 12.1(c) Damages have been paid from the InterLink Indemnity Fund, and if the amount remaining in the InterLink Indemnity Fund is as a result insufficient to satisfy claims payable under this Section 12.1(b), then the Sellers shall pay pro rata to the Disbursement Agent and the Disbursement
Agent shall pay to Buyer the lesser of (x) the amount of 12.1(c) Damages paid from the InterLink Indemnity Fund, and
(y) the amount by which claims under this Section 12.1(b) exceed the InterLink Indemnity Fund, and (2) upon release of the Year Disbursement Amount, each Seller shall thereafter continue to be severally obligated to satisfy claims for breaches of Section 5.22 brought during the relevant
Indemnity Period, in an aggregate amount no greater than the portion of the Year Disbursement Amount actually received by such Seller.
(c) With respect to any indemnification sought for a breach of Sections 5.4 and 5.8, each Seller shall be obligated to indemnify Buyer in respect of its Indemnifiable Damages pro rata in accordance with the percentages set forth on the Purchase Price Allocation Schedule.
Notwithstanding paragraph (b) above, such indemnification for breaches of Section 5.4 and 5.8 (i) shall not be subject to the Threshold Amount set forth in (b) (i) above and (ii) shall not be limited by the amount of the InterLink
Indemnity Fund. In the event Sellers are obligated to indemnify Buyer in respect of Indemnifiable Damages for breaches of Section 5.4 or 5.8 ("Section 12.1(c) Damages"), such obligation will be paid first from the InterLink
Indemnity Fund to the extent of any amounts remaining in the InterLink Indemnity Fund, and if insufficient funds remain in the Indemnity Fund, then each Seller shall be obligated for, and shall pay to the Disbursement Agent, its pro rata share of such shortfall, and the Disbursement Agent shall pay the amount of the shortfall to Buyer.
(d) With respect to any claim for indemnification hereunder that may reasonably be covered by the indemnification provisions set forth in the Scott Agreement or Omega Agreement, Buyer will use commercially reasonable efforts to pursue claims under those agreements before pursuing a claim hereunder; provided, however, that
(i) during its pendency, any such claim shall be deemed a pending claim for purposes of determining the amount of the InterLink Indemnity Fund to be released pursuant to Section
2.5 hereof, (ii) with respect to any claim brought hereunder for Indemnifiable Damages not fully recovered under the Scott Agreement or the Omega Agreement, the date on which such claim is first made (whether under the Scott Agreement, the Omega Agreement or hereunder) shall determine whether such claim has been brought during the applicable Indemnity Period, and (iii) Buyer shall provide the Disbursement Agent with a copy of any claim for indemnification made on or after the Closing Date under the Scott Agreement or the Omega Agreement at the time such claim is first made.
(e) Each Seller makes, constitutes and appoints the Disbursement Agent as its true and lawful attorney-in-fact, and authorizes it to take any and all such actions with regard to the disposition and settlement of any claims for indemnification pursuant to this Section 12.1, on behalf of such Sellers and grants to Disbursement Agent full power and authority to do and perform each and every act as the Disbursement Agent may deem necessary or advisable to carry out fully the intent of the foregoing as such Seller might or could do personally.
12.2 Indemnification by Sellers for Seller Breaches.
From and after the Closing, each Seller shall indemnify
Buyer against and hold it harmless from any and all Indemnifiable Damages which Buyer may suffer or incur by reason of (i) inaccuracy of any of the representations or warranties of such Seller contained in Article IV of this Agreement; or (ii) such Seller's breach of any of its covenants or agreements contained in this Agreement or any document, certificate or agreement delivered by such Seller pursuant hereto. Notwithstanding anything contained in this Section 12.2 to the contrary, if there is a claim for damages, Buyer will use commercially reasonable efforts to mitigate the amount and nature of such damages in accordance with customary industry maintenance procedures. The foregoing obligation of each Seller to indemnify Buyer shall be subject to and limited by each of the following qualifications:
(a) Each of the representations, warranties, covenants and agreements made by such Seller in this Agreement or in any documents or instruments delivered by such Seller pursuant hereto shall survive the Closing for a period of one (1) year thereafter, other than the representations and warranties set forth in Section 4.1, which shall survive indefinitely. Any claims made by Buyer pursuant to this
Section 12.2 shall not be subject to the Threshold Amount.
In addition, each Seller shall be directly liable for all amounts required to be paid by such Seller under this
Section 12.2, and such amounts shall not be paid from, nor subject to the limits of, the InterLink Indemnity Fund.
(b) Each such Seller individually, and not jointly, will indemnify Buyer and hold it harmless with respect to Indemnifiable Damages required to be paid by such Seller under this Section 12.2. Upon the occurrence of an event to which an individual Seller's indemnity obligation under this
Section 12.2 applies, Buyer shall seek indemnification with respect to such Seller's liability for such event only from such Seller, and not from any other Seller(s).
12.3 Indemnification by Buyer.
From and after the Closing, Buyer shall indemnify Sellers against and hold them harmless from any and all Indemnifiable Damages which any of the Sellers may suffer or incur by reason of
(i) Buyer's breach of any of Buyer's representations and warranties contained in this Agreement or any document, certificate or agreement delivered by the Buyer pursuant hereto;
(ii) Buyer's breach of any of Buyer's covenants, or agreements contained in this Agreement or any document, certificate or agreement delivered pursuant hereto; or (iii) any liability for claims made by third parties against any of the Sellers arising out of the operation of the Systems by Buyer after the Closing Date. Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, Sellers shall have the right to be put in the same financial position as they would have been in had Buyer not breached the respective representation, warranty, covenant or agreement. The foregoing obligation of Buyer to indemnify Sellers shall be subject to and limited by the qualification that each of the representations and warranties made by Buyer in this Agreement shall survive for a period of one (1) year from and after the Closing Date, unless a claim shall have been commenced prior to such time in which case the applicable representations and warranties shall survive with respect to such claim until such claim has been resolved, and thereafter all such representations and warranties shall be extinguished, and no action for the enforcement of the foregoing obligation may be commenced with respect to any claim made more than one year following the Closing Date.
12.4 Effect of Materiality Qualifiers.
For purposes of this Article XII, the determination of whether any breach of any representation or warranty in Articles IV, V and VI has occurred, as well as the determination of the Indemnifiable Damages therefrom, shall be made without regard to any materiality or Material Adverse Effect qualifiers therein.
12.5 Notice and Right to Defend Third Party Claims.
Promptly upon receipt of notice of any claim, demand or assessment made by any Third Party or the commencement of any suit, action or proceeding brought by any Third Party in respect of which indemnity may be sought under any provision of Article XII hereof, the party seeking indemnification (the "Indemnitee") will give written notice thereof to the party from whom indemnification is sought (the "Indemnitor") promptly and in any event within sufficient time to enable the Indemnitor to respond to such claim, demand, or assessment or answer or otherwise plead in such suit, action or proceeding. The failure or omission of such Indemnitee to so notify promptly the Indemnitor of any such Third Party claim, demand, assessment, suit, action or proceeding shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith, on account of any indemnity agreement contained in Article XII hereof, except to the extent that the Indemnitor shall have been actually prejudiced thereby. In case any Third Party claim, demand or assessment shall be asserted or Third Party suit, action or proceeding commenced against an Indemnitee, and such Indemnitee shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee by providing the Indemnitee with written notice within 10 business days after the Indemnitor's receipt of the Indemnitee's notice of the claim, demand, assessment, suit, action or proceeding. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof within such 10-business day period, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee, at Indemnitor's cost and expense, will cooperate with the Indemnitor in connection with any such claim, and make personnel, books and records relevant to the claim available to the Indemnitor. Neither party shall settle such claim, demand, assessment, suit, action or proceeding without the consent of the other party, which shall not be unreasonably withheld provided that in no event shall either party be obligated to consent to any settlement which (i) arises from or is part of any criminal action, suit or proceeding, (ii) contains a stipulation to, confession of judgment with respect to, or admission or acknowledgment of, any liability or wrongdoing on the part of such party, (iii) provides for injunctive relief, or other relief or finding other than money damages, which is binding on such party, or (iv) does not contain an unconditional release of such party.
12.6 Exclusive Remedy; Limitation of Liability.
From and after the Closing Date, the sole and exclusive remedy of any party hereto for any claim arising under this Agreement (or any certificate, document or agreement delivered pursuant hereto) against any other party shall be the indemnification rights provided in this Article XII, provided that nothing herein shall relieve any party from any liability for actual fraud. Notwithstanding anything to contrary in Sections 12.1 and 12.2, no Seller shall be liable to Buyer for Indemnifiable Damages in excess of the pro rata portion of the Purchase Price received by such Seller.
ARTICLE XIII
MISCELLANEOUS
13.1 Seller Liability Several and not Joint.
Buyer acknowledges and agrees that the obligations of the Sellers under this Agreement are several and not joint, and wherever this Agreement refers to the several liability of the Sellers or a Seller's "pro rata portion" of any amount, such liability or portion shall be determined based on the respective percentage interest of such Seller in the InterLink Equity Value set forth on the Purchase Price Allocation Schedule.
13.2 Appointment of Sellers' Representative.
Each of Sellers hereby irrevocably appoints Disbursement
Agent as the agent and attorney-in-fact of such Seller, with full power of substitution and resubstitution to do such things and to take such actions (including without limitation to execute on such Seller's behalf the Closing Escrow Agreement regarding Buyer's retention of a portion of the InterLink Indemnity Fund in certain circumstances), in the name and on behalf of such Seller, as this Agreement provides may be done or taken on behalf of Sellers. Each of Sellers acknowledges and agrees that this appointment and power of attorney is irrevocable during the term of this Agreement and is coupled with an interest. Each of Sellers hereby agrees to indemnify and hold harmless Disbursement Agent for all actions or inactions of Disbursement Agent taken or not taken in good faith in connection with, and permitted under, this Agreement.
13.3 Expenses.
Except as otherwise provided in this Agreement, each party shall pay its own expenses, taxes and other costs incident to or resulting from this Agreement whether or not the transactions contemplated hereby are consummated. Buyer's costs include, but are not limited to, fees for the filing or recording of instruments of transfer. The Sellers and Buyer shall each pay one-half of any sales or use tax arising out of or resulting from this Agreement, with the Sellers' portion being paid pro rata in accordance with the percentages indicated on the Purchase Price Allocation Schedule.
13.4 Knowledge.
For purposes of this Agreement, the Company shall be deemed to have knowledge of and be aware of all facts, circumstances and information of which Monroe M. Rifkin, Kevin B. Allen, Jeffrey D. Bennis, Dale D. Wagner, Peter N. Smith and Stephen E. Hattrup have knowledge or are aware.
13.5 Assignment.
Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto, except that at any time, Buyer may upon at least seven (7) days prior written notice to the Company at any time prior to the first filing of Forms 394 with franchisors assign all of its rights hereunder to an entity owned and controlled by Paul G. Allen, provided, that, notwithstanding any such assignment, Buyer shall (with such entity) be and remain liable to Sellers for the performance and fulfillment of all of Buyer's covenants, duties and obligations hereunder.
13.6 Successors.
This Agreement shall be binding upon and inure to the benefit of Buyer and its heirs, successors or assigns, and Sellers and their respective heirs, successors or permitted assigns, subject in all respects to Section 13.5 hereof.
13.7 Entire Agreement.
This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement of the parties, and supersedes all prior documents, agreements (including, without limitation, that certain letter of intent between the Company and Buyer dated February 8, 1999), promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by or on behalf of either party hereto or any officer, employee, representative or agent of either party hereto.
13.8 Third Parties.
Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.
13.9 Amendments in Writing.
The terms of this Agreement may not be amended, modified or waived except by written agreement among the parties. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.
13.10 Governing Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws provisions thereof.
13.11 Interpretation.
The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement. Each of the parties hereto acknowledges that it has actively participated in the preparation, drafting and review of this Agreement, and each party hereby waives any claim that this Agreement or any provision hereof (or any Exhibit or Schedule hereto) is to be construed against the other party hereto as the draftsperson thereof.
13.12 Certain Provisions Relating to R&A Management LLC's
401(k) Plan.
(a) As of the Closing Date, the Company or any Affiliate thereof shall cause the account balances in the Rifkin & Associates, Inc. 401(k) Retirement Savings Plan, a plan qualified and exempt under Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended ("Company's 401(k) Plan") of all participants who continue to be employees of the Company after the Closing Date ("Continuing Employees") to become fully vested and nonforfeitable. Each Continuing Employee's period of service with Company or its Affiliates before the Closing shall be counted in determining eligibility for, and vesting of, benefits under each employee benefit plan maintained or sponsored by the Company, Buyer or their Affiliates after the Closing, or to which the Company, Buyer or their Affiliates contribute after the Closing. Each Continuing Employee shall be covered as of the Closing under any employee benefit plan maintained or sponsored by the Company, Buyer or their Affiliates, or to which the Company, Buyer, or their Affiliates contribute, providing health care benefits (whether or not through insurance) without regard to any waiting period or any condition or exclusion based on any pre-existing conditions, medical history, claims experience, evidence of insurability, or genetic factors.
After the Closing, R&A Management, LLC and its Affiliates will continue to provide continuation coverage under Section 4980B of the Code to "qualified beneficiaries" who had "qualifying events" (as such terms are defined in Section
4980B of the Code) on or before the Closing Date.
(b) As soon as reasonably practicable following the Closing Date, an amount in cash equal to the aggregate value of the account balances in the Company's 401(k) Plan attributable to Continuing Employees, which account balances shall include any employer matching contributions in respect of employee contributions made prior to the Closing Date and shall be valued, to the extent administratively feasible, so as to include earnings and losses to a date not more than thirty (30) days prior to the date of transfer, will be transferred to the Charter Communications, Inc. 401(k) Plan
(the "Charter Plan"), along with corresponding liabilities to Persons entitled to payment of benefits pursuant to the terms of Company's 401(k) Plan; provided, however, that Buyer shall have no obligation to cause the Charter Plan to accept such a transfer if such a transfer (i) would violate
Section 414(l) of the Code, (ii) could not be accomplished unless the Charter Plan were amended to provide any form of benefit distribution not available as of the Closing Date under the Charter Plan, or (iii) would not be commercially reasonable or administratively practicable. After the aforesaid transfer of account balances, the payment of benefits under Charter Plan for Continuing Employees shall be the sole responsibility of Buyer or any Affiliate thereof, and Buyer acknowledges and warrants to the Company that neither it nor any Affiliate thereof shall have any responsibility or obligation whatsoever therefor.
(c) As soon as reasonably practicable following the later of the Closing Date or the date of the receipt by the Rifkin & Associates, Inc. Et Al Defined Contribution
Transfer Plan (the "Rifkin Transfer Plan") of a favorable determination letter from the Internal Revenue Service, Charter shall establish a plan similar to the Rifkin
Transfer Plan (the "Charter Transfer Plan"), and an amount in cash equal to the aggregate value of the account balances in the Rifkin Transfer Plan attributable to Continuing
Employees, which account balances shall be valued, to the extent administratively feasible, so as to include earnings and losses to a date not more than thirty (30) days prior to the date of transfer, will be transferred to the Charter
Transfer Plan, along with corresponding liabilities to Persons entitled to payment of benefits pursuant to the terms of the Rifkin Transfer Plan. After the aforesaid transfer of account balances, the payment of benefits under the Charter Transfer Plan for Continuing Employees shall be the sole responsibility of Buyer or any Affiliate thereof, and Buyer acknowledges and warrants to the Company that neither it nor any Affiliate thereof shall have any responsibility or obligation whatsoever therefor.

13.13 Notices.
All notices hereunder shall be in writing and shall be
deemed to have been delivered on the date of the first attempted delivery by (i) the United States Postal Service, unless otherwise provided herein, to the respective party if mailed by certified mail, return receipt requested, or (ii) a reputable overnight delivery service, to the respective party at its address set forth below or such other address as either party may designate to the other by written notice in accordance herewith:
If to Sellers:
R&A Management, LLC
360 South Monroe Street, Suite 600
Denver, Colorado  80209
Attention: Kevin B. Allen
Telecopy: (303) 322-3553
with a complete copy under separate cover (which copy by
itself shall not constitute notice) to:
Stuart G. Rifkin, Esq.
Baker & Hostetler
303 East 17th Avenue, Suite 1100
Denver, Colorado  80203
Telecopy: (303) 861-7805
If to Buyer:
Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri  63131
Attention: Jerald L. Kent, President
Telecopy: (314) 965-8793
with a complete copy under separate cover (which copy by
itself shall not constitute notice) to:
Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri  63131
Attention: Curtis S. Shaw, Esq.
Senior Vice President & General Counsel
Telecopy: (314) 965-8793
and to:
Irell & Manella, LLP
1800 Avenue of the Stars
Suite 900
Los Angeles, California  90067
Attention: Alvin G. Segel, Esq.
Telecopy: (310) 203-7199
13.14 Severability.
Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
13.15 Counterparts.
This Agreement may be executed in one or more counterparts and each executed copy shall constitute an original.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereunto have duly executed this Agreement.

BUYER:
CHARTER COMMUNICATIONS, INC.

By:
Name:
Title:

COMPANY:
INTERLINK COMMUNICATIONS PARTNERS, LLLP
By:	Rifkin, Co., its General Partner
By: ________________________
	Kevin B. Allen, Vice President

DISBURSEMENT AGENT:

R&A MANAGEMENT, LLC

By:	Rifkin & Associates Inc., its Manager

By:	___________________________
	  Kevin B. Allen, Chief Executive Officer






[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SELLERS:

RIFKIN, CO.

By:
Kevin B. Allen, Vice President


HAMPSHIRE MEDIA PARTNERS II, L.P.
By:	LEXINGTON MEDIA PARTNERS II, L.P.,
its General Partner

By:	LEXINGTON EQUITY PARTNERS II, INC.,
its General Partner

By:
Name:
Title:


HAMPSHIRE EQUITY PARTNERS CAYMAN D.B. II, L.P.

By:	LEXINGTON EQUITY PARTNERS CAYMAN II D.B.,
L.P.,
its General Partner
By:	LEXINGTON EQUITY PARTNERS II, INC.,
its General Partner
By:
Name:
Title:


HAMPSHIRE EQUITY PARTNERS CAYMAN II, L.P.
By:	LEXINGTON EQUITY PARTNERS CAYMAN II, L.P.,
its General Partner
By:	LEXINGTON EQUITY PARTNERS II, INC.,
its General Partner

By:
Name:
Title:
LEXINGTON MEDIA PARTNERS II, L.L.C.
By:	LEXINGTON MEDIA PARTNERS II, L.P.,
its Manager

By:	LEXINGTON EQUITY PARTNERS II, INC.,
its General Partner

By:
Name:
Title:

THE PERMANENT UNIVERSITY FUND OF THE STATE OF
TEXAS

By:	UNIVERSITY OF TEXAS INVESTMENT MANAGEMENT
COMPANY,
its Investment Manager

By:
Name:
Title:

THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS
SYSTEM

By:	UNIVERSITY OF TEXAS INVESTMENT MANAGEMENT
COMPANY,
its Investment Manager

By:
Name:
Title:



WILLIS STEIN & PARTNERS II, L.P.

By: 	WILLIS STEIN & PARTNERS MANAGEMENT II, L.P.,
its General Partner

By:	WILLIS STEIN & PARTNERS MANAGEMENT II, LLC,
its General Partner

By:
Name:
Title:


WILLIS STEIN & PARTNERS DUTCH, L.P.

By: 	WILLIS STEIN & PARTNERS MANAGEMENT II, L.P.,
its General Partner

By:	WILLIS STEIN & PARTNERS MANAGEMENT II, LLC,
its General Partner

By:
Name:
Title:


INTERLINK INVESTMENT CORP.


By:
Kevin B. Allen, Vice President


INTERLINK INVESTMENT II, LLC

By:
Kevin B. Allen, Manager


RIFKIN & ASSOCIATES, INC.

By:
Monroe M. Rifkin, Chairman of the Board

RIFKIN FAMILY INVESTMENT COMPANY, L.L.L.P.

By:	its General Partners



Monroe M. Rifkin, General Partner



Stuart G. Rifkin, General Partner



Bruce A. Rifkin, General Partner



Ruth R. Bennis, General Partner


MORRIS CHILDREN TRUST

By:
	Charles R. Morris, III, Trustee


CRM II LIMITED PARTNERSHIP, LLLP

By:
Name:
Title:



NAS PARTNERS I L.L.C.

By:
Name:
Title:	Member


NASSAU CAPITAL PARTNERS II, L.P.

By:	NASSAU CAPITAL, LLC,
its General Partner

By:
Name:
Title:


FIRST UNION INVESTORS, INC.

By:
Name:
Title:


NORWEST EQUITY CAPITAL, LLC

By:	ITASCA NEC, LLC,
	its Member

By:
Name:
Title:	Managing Member



DLJ FUND INVESTMENT PARTNERS II, L.P.

By:	DLJ LBO PLANS MANAGEMENT CORPORATION,
its General Partner

By:
Name:
Title:


DLJ PRIVATE EQUITY EMPLOYEES FUND, L.P.

By:	DLJ LBO PLANS MANAGEMENT CORPORATION,
its General Partner

By:
Name:
Title:


DLJ PRIVATE EQUITY PARTNERS FUND, L.P.

By:	WSW CAPITAL INC.,
its General Partner

By:
Name:
Title:


DLJ CAPITAL CORPORATION

By:
Name:
Title:


DLJ CAPITAL PARTNERS I, LLC

By:	DLJ LBO PLANS MANAGEMENT CORPORATION,
its Managing Member

By:
Name:
Title:

CIP INTERLINK L.L.C.

By:	CO-INVESTMENT PARTNERS, L.P.,
its Member

By:	CIP PARTNERS LLC,
its General Partner

By:
Name:
Title:	Individual Managing Member


PROCIFIC INTERLINK CORPORATION

By:
Name:
Title:


INDIANA CABLEVISION MANAGEMENT CORP.

By:
	Monroe M. Rifkin, President



MONROE M. RIFKIN



KEVIN B. ALLEN



JEFFREY D. BENNIS



STEPHEN E. HATTRUP



BRUCE A. RIFKIN



PETER N. SMITH



DALE D. WAGNER



STUART G. RIFKIN



PAUL A. BAMBEI



LUCILLE A. MAUN



RUTH R. BENNIS

The following lists the omitted schedules to this agreement and the Company agrees to submit any omitted schedule to the Commission upon request

INDEX TO EXHIBITS

Exhibit 2.5	Form of Closing Escrow Agreement
Exhibit 7.17	Form of Services Agreement
Exhibit 9.6	Form of Seller's Counsel Opinion
Exhibit 9.7	Form of Seller's FCC Counsel Opinion
Exhibit 9.8	Form of Consent or Approval to Change of Control
Exhibit 10.5	Form of Buyer's Opinion of Counsel

INDEX OF SCHEDULES
Schedule	Title

1.1(A)	Slow Pay Bulk Accounts
1.1(B)	Description of Systems
1.1(C)	Vehicles
2.1	Purchased Interests
2.4(A)	Basic Customer Schedule
4.3	Sellers' Required Consents
4.4(A)	Outstanding Equity of Certain Corporate Partners
4.4(C)	Litigation for Certain Corporate Partners
4.4(F)	Ventures of Certain Corporate Partners
4.4(H)	Tax Audits for Certain Corporate Partners
4.4(I)	Consolidated Returns of Certain Corporate Partners
5.1(B)	Subsidiaries
5.3	Company's Required Consents
5.6	Financial Statements
5.8	Taxes
5.9(A)	Franchises
5.9(B)	Necessary Contracts
5.9(C)	Unfulfilled Commitments Under Franchises and Necessary
Contracts
5.10(A)	Material Agreements
5.11(A)	Systems' Capacity, Subscribers and Rates
5.11(B)	Unfiled or Untimely Filed Reports
5.12	Labor Matters
5.13	Absence of Certain Developments
5.14	Real Estate
5.16(B)	Carriage Noncompliance
5.16(H)	Rate Regulating Governmental Authorities
5.16(I)	Overbuild and Franchise Competition
5.17	Transactions Outside of Ordinary Course of Business
5.18	Litigation
5.20	Retirement Plans
5.21	Insurance Policies and Surety Bonds
5.22	Noncompliance with Environmental Laws
5.23	Sale Commitments
7.3(A)	Capital Expenditure Projects